PROSPECTUS SUPPLEMENT                                          RULE 424(B)(5)
(To Prospectus dated September 9, 1997)                      File # 333-29381

                                    (LOGO)
                       NEW CENTURY MORTGAGE CORPORATION
             NEW CENTURY HOME EQUITY LOAN TRUST, SERIES 1997-NC5
                                 $165,000,000
                    Asset Backed Pass-Through Certificates
        $44,000,000        Class A-1         Variable Pass-Through Rate*
        $25,000,000        Class A-2         6.47% Pass-Through Rate
        $21,000,000        Class A-3         6.51% Pass-Through Rate
        $22,500,000        Class A-4         6.78% Pass-Through Rate*
        $18,675,000        Class A-5         7.13% Pass-Through Rate*
        $16,500,000        Class A-6         6.70% Pass-Through Rate*
        Notional Balance   Class A-7IO       0.65% Pass-Through Rate
        $ 6,187,000        Class M-1         7.00% Pass-Through Rate*
        $ 5,363,000        Class M-2         7.24% Pass-Through Rate*
        $ 5,775,000        Class B           7.59% Pass-Through Rate*

        /*/Subject to adjustment, as described herein.

              Distributions payable on the 25th day of each month,
                         commencing in October 1997

                       FINANCIAL ASSET SECURITIES CORP.
                                  Depositor
                       NEW CENTURY MORTGAGE CORPORATION
                          Seller and Master Servicer
                          --------------------------

    The New Century Home Equity Loan Trust, Series 1997-NC5, Asset Backed Pass-Through Certificates will consist of (i) the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates and Class A-7IO Certificates (collectively, the "Senior Certificates"), (ii) the Class M-1 Certificates and the Class M-2 Certificates (collectively, the "Mezzanine Certificates"),
(iii) the Class B Certificates (the "Subordinate Certificates" and, together with the Senior Certificates and the Mezzanine Certificates, the "Offered Certificates") and (iv) the Class R Certificates (the "Residual
Certificates"). The Offered Certificates and the Residual Certificates are collectively referred to herein as the "Certificates." Only the Offered Certificates are offered hereby.

FOR A DISCUSSION OF CERTAIN RISKS ASSOCIATED WITH AN INVESTMENT IN THE OFFERED CERTIFICATES, SEE THE INFORMATION UNDER "RISK FACTORS" BEGINNING ON PAGE S-10 HEREIN AND IN THE PROSPECTUS BEGINNING ON PAGE 11.

                             -------------------

THE CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SELLER, THE MASTER SERVICER, THE SUBSERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL ENTITY, THE DEPOSITOR, THE SELLER, THE MASTER SERVICER, THE SUBSERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES OR ANY OTHER PERSON. DISTRIBUTIONS ON THE CERTIFICATES WILL BE PAYABLE SOLELY FROM THE ASSETS TRANSFERRED TO THE TRUST FUND FOR THE BENEFIT OF THE CERTIFICATEHOLDERS.

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
    AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
      PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT
          OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                              CRIMINAL OFFENSE.

 THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED
      THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS
                                  UNLAWFUL.


                              GREENWICH CAPITAL
                                MARKETS, INC.
September 19, 1997

    THE YIELDS TO MATURITY OF THE OFFERED CERTIFICATES MAY VARY FROM THE ANTICIPATED YIELDS TO THE EXTENT ANY SUCH OFFERED CERTIFICATES ARE PURCHASED AT A DISCOUNT OR PREMIUM AND TO THE EXTENT THE RATE AND TIMING OF PAYMENTS THEREON DIFFER FROM THOSE ASSUMED IN CALCULATING ANTICIPATED YIELDS. THE YIELD TO INVESTORS ON THE CLASS A-1 CERTIFICATES WILL ALSO VARY DEPENDING UPON, AMONG OTHER THINGS, THE LEVEL OF THE LONDON INTERBANK OFFERED RATE FOR ONE-MONTH UNITED STATES DOLLAR DEPOSITS ("ONE-MONTH LIBOR"). CERTIFICATEHOLDERS SHOULD CONSIDER, IN THE CASE OF THE OFFERED CERTIFICATES
PURCHASED AT A DISCOUNT, THE RISK THAT A LOWER THAN ANTICIPATED RATE OF PRINCIPAL PAYMENTS COULD RESULT IN AN ACTUAL YIELD THAT IS LOWER THAN THE ANTICIPATED YIELD AND, IN THE CASE OF THE CLASS A-7IO CERTIFICATES AND ANY OTHER CLASSES OF OFFERED CERTIFICATES PURCHASED AT A PREMIUM, THE RISK THAT A FASTER THAN ANTICIPATED RATE OF PRINCIPAL PAYMENTS COULD RESULT IN AN ACTUAL YIELD THAT IS LOWER THAN THE ANTICIPATED YIELD. SEE "RISK FACTORS--YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS" HEREIN.

    The Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (the "Trust Fund") to be created pursuant to a Pooling and Servicing Agreement, dated as of September 1, 1997 (the "Pooling and Servicing Agreement"), among the Depositor, New Century Mortgage Corporation ("New Century"), as seller and master servicer (in such capacities, the "Seller" and the "Master Servicer," respectively), and First Trust National Association, as trustee (the "Trustee"). The Trust Fund will consist primarily of a group of 15-year, 20 year and 30-year fixed-rate mortgage loans (the "MortgageLoans") secured by first and secondliens on one-
 to four-family residential properties. Distributions on each class of Offered Certificates (each, a "Class") will be made primarily from collections on the Mortgage Loans. As of the close of business on September 1, 1997, the Trust Fund consisted of Mortgage Loans (collectively, the "Initial Mortgage Loans") having aggregate principal balances of approximately $124,902,035 after application of scheduled payments due on or before the Cut-Off Date, whether or not received. On or prior to November 1, 1997, additional mortgage loans (the "Subsequent Mortgage Loans") in an amount not to exceed approximately $40,097,965 in aggregate Cut-Off Date Loan Balance may be purchased by the Trust Fund with amounts on deposit in an account (the "Pre-Funding Account") to be established for such purpose on or about September 29, 1997, which is the date the Initial Mortgage Loans are expected to be conveyed to the Trust Fund and the Certificates are expected to be issued (the "Closing Date").

    The Offered Certificates will be purchased by Greenwich Capital Markets, Inc. (the "Underwriter") from the Depositor and will be offered by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates are expected to be approximately $167,869,488 plus accrued interest, before deducting expenses payable by the Depositor.

    The aggregate original principal balance of each Class of Offered Certificates (each such balance, an "Original Certificate Principal Balance" and, as such balance is reduced from time to time, the "Certificate Principal Balance") is set forth above. The Class A-7IO Certificates have no principal balance and accrue interest on their notional balance (the "Certificate Notional Balance") equal to the aggregate Loan Balance of the Mortgage Loans then outstanding. The initial Certificate Notional Balance of the Class A-7IO Certificates will be equal to the Initial Cut-Off Date Pool Balance (as defined herein). Thereafter, the Certificate Notional Balance of the Class A-7IO Certificates will increase to the extent of the aggregate of the Cut-Off Date Loan Balances (as defined herein) of any Subsequent Mortgage Loans before declining as described herein. The Senior Certificates, the Mezzanine Certificates and the Subordinate Certificates evidence senior, mezzanine and subordinate beneficial ownership interests, respectively, in the Trust Fund. Distributions to holders of the Offered Certificates will be made on the 25th day of each month or, if such 25th day is not a Business Day, on the first Business Day thereafter (each, a "Distribution Date"), commencing in October 1997.

    Under the limited circumstances described herein, the Majority Residual Interestholders (as defined herein) have the option (but not the obligation) to purchase the Mortgage Loans, and the Master Servicer has the option (but not the obligation) to purchase the Mortgage Loans. Such purchase would result in an early retirement of the Offered Certificates.

    The interests of the owners of the Offered Certificates will initially be represented by book-entries on the records of The Depository Trust Company (the "Depository"). No person acquiring a beneficial interest in such a Certificate will be entitled to receive a physical certificate representing such Certificate, except in the limited circumstances described herein. See "Description of the Certificates--Book-Entry Certificates" herein.

    Except for certain representations and warranties relating to the Mortgage Loans, New Century's obligations with respect to the Certificates are limited to its contractual servicing obligations. The Offered Certificates evidence interests in the Trust Fund only and are payable solely from amounts received with respect thereto. The Offered Certificates do not constitute an obligation of or an interest in the Depositor, the Seller, the Trustee, the Master Servicer or the Subservicer, or any of their respective affiliates, and will not be insured or guaranteed by any governmental agency. An election will be made to treat the Trust Fund as a real estate mortgage investment conduit (the "REMIC") for federal income tax purposes.

    Greenwich Capital Markets, Inc. (the "Underwriter") intends to make a secondary market in the Offered Certificates but has no obligation to do so. There is currently no secondary market for the Offered Certificates and there can be no assurance that such a market will develop or, if it does develop, that it will continue.
                          ---------------------

    The Offered Certificates are offered by the Underwriter, subject to prior sale, when, as and if delivered to and accepted by the Underwriter, and subject to approval of certain legal matters by counsel. It is expected that delivery of the Offered Certificates will be made in book-entry form only through the facilities of The Depository Trust Company on or about the Closing Date.
                         ----------------------

    This Prospectus Supplement does not contain complete information about the offering of the Offered Certificates. Additional information is contained in the Prospectus dated September 9, 1997 (the "Prospectus") which accompanies this Prospectus Supplement and purchasers are urged to read both this Prospectus Supplement and the Prospectus in full. Sales of the Offered Certificates may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.

    UNTIL NINETY DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

    To the extent statements contained herein do not relate to historical or current information, this Prospectus Supplement may be deemed to consist of forward looking statements that involve risks and uncertainties that may adversely affect the distributions to be made on, or the yields of, the Offered Certificates, which risks and uncertainties are discussed under "Risk Factors" and "Prepayment and Yield Considerations." As a consequence, no assurance can be given as to the actual amounts and timing of distributions on, or the yield of, any Class of Offered Certificates.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    There are incorporated herein by reference all documents filed by the Depositor with the Securities and Exchange Commission (the "Commission") pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, on or subsequent to the date of this Prospectus
Supplement and prior to the termination of the offering of the Offered Certificates. The Depositor will provide without charge to each person to whom this Prospectus Supplement and Prospectus are delivered, on request of such person, a copy of any or all of the documents incorporated herein by reference other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests should be made in writing to Mr. Peter McMullin, Vice President, Financial Asset Securities Corp., at 600 Steamboat Road, Greenwich, Connecticut 06830.



                               SUMMARY OF TERMS

    This Summary of Terms is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Certain capitalized terms used in this Summary of Terms are defined elsewhere in this Prospectus Supplement or in the Prospectus.

Title of Certificates        New  Century  Home  Equity  Loan  Trust,  Series
                             1997-NC5,     Asset      Backed     Pass-Through
                             Certificates,  consisting of  (i) the Class  A-1
                             Certificates, Class A-2  Certificates, Class A-3
                             Certificates, Class A-4  Certificates, Class A-5
                             Certificates, Class  A-6 Certificates and  Class
                             A-7IO  Certificates  (collectively, the  "Senior
                             Certificates"), (ii) the Class M-1  Certificates
                             and  Class M-2  Certificates (collectively,  the
                             "Mezzanine  Certificates"),  (iii) the  Class  B
                             Certificates  (the   "Subordinate  Certificates"
                             and, together  with the Senior  Certificates and
                             the   Mezzanine   Certificates,   the   "Offered
                             Certificates")    and   (iv)    the   Class    R
                             Certificates (the "Residual Certificates").  The
                             Offered    Certificates    and   the    Residual
                             Certificates   are   collectively  referred   to
                             herein as  the "Certificates."  Only the Offered
                             Certificates are offered hereby.

The Depositor                Financial    Asset    Securities   Corp.    (the
                             "Depositor"),   a   Delaware  corporation.   The
                             Depositor   is  an   indirect  limited   purpose
                             finance subsidiary of  National Westminster Bank
                             Plc  and  an  affiliate  of   Greenwich  Capital
                             Markets,    Inc.    ("Greenwich").   See    "The
                             Depositor"  in  the Prospectus  and  "Method  of
                             Distribution"  herein.   None of  the Depositor,
                             National Westminster Bank Plc or any of their respective affiliates or any other person or entity will insure or guarantee or otherwise be obligated with respect to the Certificates.

Master Servicer
and Seller                   New    Century   Mortgage    Corporation   ("New
                             Century"), a California  Corporation, will serve
                             as the master  servicer (in  such capacity,  the
                             "Master   Servicer").    See  "The  Pooling  and
                             Servicing   Agreement--The  Seller   and  Master
                             Servicer"  herein.   The  Mortgage  Loans   were
                             originated or purchased by New Century (in such capacity, the "Seller") and subsequently sold to the Depositor pursuant to a mortgage loan purchase agreement (the "Mortgage Loan Purchase
                             Agreement") dated September 1,  1997 between the
                             Seller and the Depositor.

Subservicer                  Advanta Mortgage  Corp. USA  (in such  capacity,
                             the "Subservicer"), a  Delaware corporation. See
                             "Pooling     and    Servicing     Agreement--The
                             Subservicer" herein.

Trustee First Trust National Association, a national banking association, not in its individual capacity but solely as trustee on behalf of the holders of the Certificates (the "Trustee").

Cut-Off Date                 With respect to  any Initial  Mortgage Loan  (as
                             defined   herein),  the  close  of  business  on
                             September 1, 1997 (the  "Initial Cut-Off Date").
                             With respect to any Subsequent Mortgage Loan, the close of business on the date identified as the Cut-Off Date in the Subsequent Transfer
                             Agreement.

Closing Date                 On or about September 29, 1997.


Description of Certificates

  A.  General                The Certificates will  be issued  pursuant to  a
                             Pooling and Servicing Agreement, dated as of September 1, 1997 (the "Pooling and Servicing
                             Agreement"), among the Depositor, the Seller, the Master Servicer and the Trustee.

                             The holders of the Certificates (the "Certificateholders") will be entitled to receive collections on the Mortgage Loans included in the Trust Fund. The Mortgage Loans that have been designated for inclusion in the Trust Fund as of September 1, 1997 are referred to herein as the "Initial Mortgage Loans" and those additional Mortgage Loans to be acquired by the Trust Fund on or before November 1, 1997 are referred to herein as the "Subsequent Mortgage Loans."

  B.  Form of Certificates   The  Offered  Certificates   will  initially  be
                             issued  in  book-entry  form.  So  long as  such
                             Certificates  are  Book-Entry  Certificates  (as
                             defined  herein),  such   Certificates  will  be
                             evidenced   by   one    or   more   certificates
                             registered in the name  of Cede & Co.  ("Cede"),
                             as nominee of The Depository Trust  Company (the
                             "Depository").      No    person   acquiring   a
                             beneficial    ownership    interest   in    such
                             Certificates  will  be  entitled  to  receive  a
                             Definitive   Certificate  (as   defined  herein)
                             representing such  person's interest, except  in
                             the  event  Definitive Certificates  are  issued
                             under   the   limited  circumstances   described
                             herein.

  C.  Distributions          Distributions on  the Offered Certificates  will
                             be made  on the  25th day of  each month or,  if
                             such day  is not  a Business  Day, on the  first
                             Business Day  thereafter, commencing in  October
                             1997    (each,    a    "Distribution     Date").
                             Distributions  on each Distribution Date will be
                             made to  holders of the  Certificates of  record
                             as  of  the  last  Business  Day  of  the  month
                             preceding  the month  of such  Distribution Date
                             (each, a  "Record Date"), except  that the final
                             distribution on an  Offered Certificate will  be
                             made  only upon  presentation  and surrender  of
                             such  Offered  Certificate  at   the  office  or
                             agency of  the Trustee in  St. Paul,  Minnesota.
                             Distributions  on  the  Mortgage  Loans  will be
                             applied  to   the  payment   of  principal   and
                             interest on the Certificates in accordance with the priorities described below.

    1.  Interest             On each Distribution  Date, to the extent  funds
                             are  available  therefor,  the  holders  of each
                             Class of  Offered Certificates will  be entitled
                             to receive  interest in an  amount equal  to the
                             sum of  (i) interest accrued  during the related
                             Accrual  Period  (as  defined   herein)  at  the
                             related  Pass-Through Rate  (as defined  herein)
                             on   the   Certificate  Principal   Balance   or
                             Certificate Notional  Balance, as  the case  may
                             be,  of such Class  and (ii) any Unpaid Interest
                             Shortfall  Amount (as defined herein) payable to
                             such  Class,  except  that   payment  of  Unpaid
                             Interest Shortfall Amounts to the  Mezzanine and
                             Subordinate  Certificates  will be  subordinated
                             to required  principal distributions in  respect
                             of all Classes of  Offered Certificates on  such
                             Distribution  Date.    See  "Description  of the
                             Certificates--Allocation  of   Available  Funds"
                             herein.

    2.  Principal            Amounts  distributable in  respect of  principal
                             of  the  Offered  Certificates (other  than  the
                             Class A-7IO  Certificates) will be  allocated to
                             those Classes of such  Offered Certificates then
                             entitled to  receive distributions of  principal
                             in  the   order  and  priorities   described  in
                             "Description of the Certificates--Allocation  of
                             Available  Funds"  herein.    The   Class  A-7IO
                             Certificates   are  notional   certificates  and
                             holders  thereof  are not  entitled  to  receive
                             distributions of principal.   On each  Distribu-
                             tion  Date, to  the extent  funds are  available
                             therefor after distributions of  interest on the
                             Offered  Certificates   (as  described  in   the
                             preceding paragraph),  those Classes of  Offered
                             Certificates then entitled  to receive principal
                             distributions   will   generally   receive    as
                             principal   the  sum  of   (i)  an  amount  (the
                             "Regular  Principal Distribution  Amount") equal
                             to the  lesser  of  (a)  the  aggregate  of  the
                             Certificate  Principal Balances  of the  Offered
                             Certificates    immediately   prior    to   such
                             Distribution  Date  and (b) the  sum  of (x) all
                             scheduled installments  of principal due  on the
                             Mortgage Loans  during the  related Due  Period,
                             whether  or  not received,  and  all unscheduled
                             collections and  recoveries of principal  on the
                             Mortgage Loans, to the  extent actually received
                             during  the related  Due Period  and (y)  on the
                             Distribution Date immediately  following the Due
                             Period in  which the end  of the  Funding Period
                             (as defined herein) occurs, that portion of  the
                             Pre-Funded  Amount  not   utilized  to  purchase
                             Subsequent   Mortgage  Loans   (the  "Unutilized
                             Funding Amount"),  if such  amount is less  than
                             $100,000  and   (ii) to  the  extent   described
                             herein,  an  amount necessary  to  increase  the
                             Overcollateralized  Amount  (as defined  herein)
                             to  the  related  Overcollateralization   Target
                             Amount (as  defined herein).  If  the Unutilized
                             Funding  Amount  equals   or  exceeds  $100,000,
                             holders   of  the   Offered  Certificates   will
                             receive  a   pro  rata   distribution  of   such
                             Unutilized Funding  Amount, as described  herein
                             (rather  than  a  distribution  of  such  amount
                             pursuant to  the order and  priorities otherwise
                             applicable    to    the    Regular     Principal
                             Distribution    Amount    as    described     in
                             "Description of the Certificates--Allocation  of
                             Available Funds").

Pass-Through Rates           The  Pass-Through   Rate  for   the  Class   A-1
                             Certificates for a  particular Distribution Date
                             is equal  to the lesser  of (a)  One-Month LIBOR
                             on  the  related LIBOR  Determination  Date  (as
                             defined herein) plus 0.10% and  (b) the Weighted
                             Average Rate  Cap.  The Pass-Through Rate on the
                             Class   A-1    Certificates   for   the    first
                             Distribution  Date  will be  equal  to 5.75625%.
                             The "Weighted  Average Rate Cap"  is a  rate per
                             annum  equal  to  the weighted  average  of  the
                             interest  rates  (the "Mortgage  Rates")  of the
                             Mortgage  Loans  outstanding  as  of  the second
                             preceding  Due Date  (or,  with  respect to  the
                             first Distribution Date, as of the  Initial Cut-
                             Off  Date),  reduced  by  the  sum  of  (i)  the
                             Servicing  Fee Rate  (as  defined herein),  (ii)
                             the Trustee fee rate  of 0.0125% per annum  (the
                             "Trustee Fee  Rate") and (iii)  the Pass-Through
                             Rate  on  the  Class A-7IO  Certificates.    The
                             Pass-Through  Rate for the  Class A-2  and Class
                             A-3 Certificates will be  equal to the rate  set
                             forth  on  the cover  page  hereof.   The  Pass-
                             Through  Rates  for  the Class  A-4,  Class A-5,
                             Class A-6,  Class  M-1, Class  M-2  and Class  B
                             Certificates will  be equal to the lesser of (a)
                             the Weighted Average Rate  Cap and (b) the  rate
                             set forth  on the cover page hereof (the "Stated
                             Rate")   for   such   Class   of   Certificates;
                             provided,  however,  that  on  any  Distribution
                             Date  after  the  Call Option  Date  (as defined
                             below), the  Stated Rate for  each of  the Class
                             A-5, Class A-6, Class  M-1, Class M-2 and  Class
                             B Certificates  will be  increased by 0.50%  (50
                             basis points).  The "Call  Option  Date" is  the
                             first Distribution Date  on which the  aggregate
                             Loan   Balance  (as   defined  herein)   of  the
                             Mortgage Loans is  less than or equal to  10% of
                             the  Maximum   Collateral  Amount  (as   defined
                             herein).   See "Calculation of  One-Month LIBOR"
                             herein.

Credit Enhancement           The  credit enhancement provided for the benefit
                             of  the  holders  of  the  Offered  Certificates
                             consists        solely        of         (a) any
                             overcollateralization resulting  from allocation
                             of  the internal  cash flows  of the  Trust Fund
                             and  (b) the   subordination  provided  to   the
                             Offered Certificates by any Class or Classes of Certificates that are subordinate thereto.

                             Overcollateralization. The Pooling and Servicing Agreement provides for limited acceleration of principal distributions on the Offered Certificates relative to the amortization of the Mortgage Loans. This acceleration of principal distributions is achieved by the application of certain excess cashflow as a payment of principal of the Offered Certificates (other than the Class A-7IO Certificates), thereby creating overcollateralization to the extent the aggregate Loan Balances (as defined herein) of the Mortgage Loans and the Pre-Funded Amount exceeds the aggregate Certificate Principal
                             Balance of the Offered Certificates. Once the required level of overcollateralization is reached, and subject to the provisions described in the next paragraph, further application of such acceleration feature will cease, unless necessary to maintain the required level of overcollateralization.

                             As described herein, subject to certain trigger tests, the required levels of overcollateralization may increase or decrease. An increase would result in a temporary period of accelerated amortization of the Offered Certificates relative to the Mortgage Loans in the Trust Fund to increase the actual level of overcollateralization to its required level; a decrease would result in a temporary period of decelerated amortization to reduce the actual level of overcollateralization to its required level.

                             Subordination. The Mezzanine and Subordinate Certificates are subordinate in right of certain payments to the Senior Certificates. The Class M-2 Certificates are subordinate in right of certain payments to the Class M-1 Certificates. The Subordinate Certificates are subordinate in right of certain payments to the Mezzanine Certificates. Generally, on any date on which no overcollateralization exists, all Realized Losses on the Mortgage Loans will be borne by the most subordinate Class of Offered Certificates before being borne by a Class senior thereto.

The Mortgage Loans           The  Initial Mortgage Loans  will be conveyed to
                             the Trust  Fund  by the  Depositor  on or  about
                             September 29, 1997  (the "Closing  Date").   The
                             aggregate Loan  Balances of  the Mortgage  Loans
                             as of the close of business on  the Initial Cut-
                             Off  Date   (the  "Initial  Cut-Off   Date  Pool
                             Balance") was approximately $124,902,035 after application of scheduled payments due on or before the Initial Cut-Off Date, whether or not received.

                             The Initial Mortgage Loans consist of 1,461 Mortgage Loans relating to Mortgaged Properties located in 34 states. Subsequent Mortgage Loans in an amount not to exceed approximately $40,097,965 in aggregate Cut-Off Date Loan Balance may, subject to availability, also be included in the Trust Fund on or before November 1, 1997.

                             Each Mortgage Loan is evidenced by a promissory note (a "Mortgage Note") and secured by a mortgage, deed of trust or other similar security instrument creating a first or second lien on the related Mortgaged Property.

                             Each Mortgage Note provides for the amortization of the amount financed under such Mortgage Loan over a series of substantially equal monthly payments, except for Balloon Mortgage Loans, for which the monthly payments are based on an amortization schedule that would extend beyond the stated maturity date and which provide for a payment at maturity that is substantially larger than any scheduled payment.

                             All weighted averages specified herein are weighted based on the Cut-Off Date Loan Balances of the Initial Mortgage Loans. All Mortgage Loan statistics set forth herein are based on principal balances, interest rates, terms to maturity, mortgage loan counts and similar statistics as of the Initial Cut-Off Date, unless indicated to the contrary herein. References to percentages of the Mortgage Loans mean percentages of the Initial Cut-Off Date Pool Balance.

                             The statistical information presented in this Prospectus Supplement is based solely on the Initial Mortgage Loans and does not take into account any Subsequent Mortgage Loans that may be added to Trust Fund during the Funding Period through application of amounts on
                             deposit  in  the  Pre-Funding  Account.    As  a
                             result of the foregoing, the statistical information presented herein regarding the Mortgage Loans may vary in certain respects from comparable information after giving effect to the acquisition of any Subsequent Mortgage Loans. See "The Trust Fund."

                             The Initial Mortgage Loans bear interest at fixed rates (the "Mortgage Rates") which range from approximately 6.8% to 16.5% per annum. The weighted average Mortgage Rate of the Initial Mortgage Loans was approximately 9.52% per annum. The Cut-Off Date Loan Balances of the Initial Mortgage Loans ranged from approximately $9,962 to $850,000. The average
                             Cut-Off Date Loan Balance of the Initial Mortgage Loans was approximately $85,491. The weighted average original term to stated maturity of the Initial Mortgage Loans was approximately 325 months. The weighted average remaining term to stated maturity of the
                             Initial Mortgage Loans was approximately 323 months. As of the Initial Cut-Off Date, the weighted  average  number  of  months  that  had
                             elapsed since origination of the Initial Mortgage Loans was approximately 1 month.

                             Initial Mortgage Loans representing approximately 94.51% of the Initial Cut-Off Date Pool Balance are secured by mortgages which are first liens. The remainder of the Initial Mortgage Loans are second in lien priority (together with any Subsequent Mortgage Loan that is second in lien priority, the "Second Mortgage Loans") to mortgage loans that are secured by senior liens of the related Mortgage Properties (any such senior lien, a
                             "First Lien"). Except with respect to one Initial Mortgage Loan representing 0.02% of the Initial Cut-Off Date Pool Balance, the First Liens relating to such Second Mortgage Loans will not be included in the Trust Fund.

                             The lowest and highest Combined Loan-to-Value Ratios, at origination, of the Initial Mortgage Loans were approximately 6.67% and 90.00% respectively. The weighted average Combined
                             Loan-to-Value Ratio of the Initial Mortgage Loans at origination was approximately 68.83%. "Combined Loan-to-Value Ratio" means, with respect to any Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is the principal balance of such Mortgage Loan at origination plus, in the case of a Second Mortgage Loan, the outstanding principal balance of the related First Lien on the date of origination of such Mortgage Loan, and the denominator of which is the appraised value of the related Mortgaged Property at the time of origination of such Mortgage Loan or, in the case of a purchase money Mortgage Loan, the lesser of the purchase price or the appraised value. See "The Trust Fund."

                             Initial Mortgage Loans representing approximately 0.84% of the Initial Cut-Off Date Pool Balance require monthly payments of principal that have been determined based on amortization schedules significantly longer than the respective original terms of such Mortgage Loans (each, a "Balloon Mortgage Loan"), leaving a substantial portion of the original principal amount due and payable as a significantly larger single payment on the maturity date (each such payment, together with accrued interest on the related Balloon Mortgage Loan, "Balloon Payment"). Each Mortgage Loan that is not a Balloon Mortgage Loan provides for a schedule of equal monthly payments which are sufficient to amortize fully the principal balance of such Mortgage Loans over its original term. See "Risk Factors-Balloon Mortgage Loans."

                             The Mortgage Loans are not insured or guaranteed by any governmental entity, private mortgage insurer or by any other person or entity. See "The Trust Fund."

Pre-Funding Account          On the  Closing Date, approximately  $40,097,965
                             (the "Pre-Funded  Amount") will be  deposited in
                             an  account  (the  "Pre-Funding  Account")  that
                             will be  in the  name of and  maintained by  the
                             Trustee as  part  of  the  Trust  Fund  for  the
                             benefit   of   the  holders   of   the   Offered
                             Certificates  and  will   be  used  to   acquire
                             Subsequent  Mortgage  Loans.    See  "The  Trust
                             Fund" herein.   The Pre-Funding Account will not
                             be an  asset  of  the  REMIC.    Any  investment
                             earnings on  amounts in the  Pre-Funding Account
                             will  be  taxable to  the  Seller.   During  the
                             period  beginning  on   the  Closing  Date   and
                             generally  terminating on  the earlier  to occur
                             of  (i) the date on  which the amount on deposit
                             in  the  Pre-Funding Account  (exclusive  of any
                             investment earnings)  is less than  $100,000 and
                             (ii) November  1, 1997  (the "Funding  Period"),
                             the  Pre-Funded Amount will be maintained in the
                             Pre-Funding  Account.    The  Pre-Funded  Amount
                             will be  reduced during  the  Funding Period  by
                             the amount thereof  used to purchase  Subsequent
                             Mortgage  Loans in  accordance with  the Pooling
                             and   Servicing  Agreement.     Any   Unutilized
                             Funding  Amount will  be distributed  to holders
                             of the Classes  of Offered  Certificates on  the
                             related Distribution  Date in  reduction of  the
                             related  Certificate  Principal  Balances,  thus
                             resulting  in  an  unscheduled  distribution  of
                             principal in respect  of such Classes of Offered
                             Certificates on  such date.   The  allocation of
                             such  distribution  to  the  various  Classes of
                             Offered  Certificates will depend on the size of
                             the   Unutilized   Funding  Amount.      If  the
                             Unutilized  Funding  Amount  equals  or  exceeds
                             $100,000,  holders of  the Offered  Certificates
                             will be entitled to  a pro rata distribution  of
                             such Unutilized Funding Amount, on the basis  of
                             the  respective  Original Certificate  Principal
                             Balances of such  classes, as described  herein.
                             If the  Unutilized Funding  Amount is less  than
                             $100,000,  it will  be  distributed pursuant  to
                             the   allocation   of  the   Regular   Principal
                             Distribution    Amount    for    the     related
                             Distribution Date, as described in "Description of the Certificates--Allocation of Available
                             Funds."

Capitalized Interest
Account On the Closing Date, the Seller will deposit into an account (the "Capitalized Interest Account"), to be maintained with and in the name of the Trustee on behalf of the Trust Fund, a portion of the proceeds of the sale of the Offered Certificates. The amount deposited therein will be used by the Trustee on the Distribution Dates in October and November 1997 to cover shortfalls in interest on the Offered Certificates that may arise as a result of the utilization of the Pre-Funding Account for the purchase by the Trust Fund of Subsequent Mortgage Loans after the Closing Date. Any amounts remaining in the Capitalized Interest Account at the end of the Funding Period are required to be paid directly to the Seller. The Capitalized Interest Account will not be an asset of the REMIC. Any investment earnings on amounts in the Capitalized Interest Account will be taxable to the Seller.

Underwriting Standards .     The   Seller's   underwriting   standards    are
                             primarily intended  to assess the  value of  the
                             Mortgaged Property and to evaluate  the adequacy
                             of such property as collateral  for the mortgage
                             loans.     In  addition  to  the  value  of  the
                             Mortgaged Property,  the Seller also  considers,
                             among   other  things,   a  Mortgagor's   credit
                             history, repayment ability  and debt service-to-
                             income   ratio.      The  Mortgage   Loans   may
                             experience  higher  rates of  delinquencies  and
                             foreclosures  than  mortgage loans  underwritten
                             in  a   more  traditional  manner.     See  "New
                             Century's   Portfolio   of   Mortgage    Loans--
                             Underwriting Guidelines of New Century" herein.

Servicing                    New  Century  will  act as  the  Master Servicer
                             under the Pooling  and Servicing Agreement.  The
                             Master   Servicer   will  be   responsible   for
                             providing  for  the servicing  of  the  Mortgage
                             Loans and will  receive from interest  collected
                             on  the Mortgage  Loans a  monthly servicing fee
                             on each  Mortgage Loan equal to the Loan Balance
                             thereof   multiplied  by   one-twelfth  of   the
                             Servicing   Fee   Rate    (such   product,   the
                             "Servicing  Fee").  Pursuant to  a  subservicing
                             agreement    (the    "Subservicing   Agreement")
                             between   the   Master  Servicer   and   Advanta
                             Mortgage Corp. USA (the  "Subservicer") dated as
                             of  September  1, the  Subservicer  will service
                             all of  the  Mortgage  Loans.    The  terms  and
                             conditions  of  the Subservicing  Agreement  are
                             consistent with  and do not violate the terms of
                             the   Pooling  and   Servicing  Agreement.   The
                             Subservicing  Agreement  does  not  relieve  the
                             Master Servicer from  any of its obligations  to
                             service  the Mortgage  Loans in  accordance with
                             the  terms  and  conditions of  the  Pooling and
                             Servicing  Agreement.   See  "The  Pooling   and
                             Servicing Agreement" herein.

                             The Master Servicer will be obligated to make advances ("Delinquency Advances") with respect to delinquent payments of principal and interest on any Mortgage Loan to the extent described herein. The Trustee will be obligated to make any such Delinquency Advances if the Master Servicer fails in its obligation to do so, to the extent provided in the Pooling and Servicing Agreement. See "The Pooling and Servicing Agreement--Advances" herein.

Payments to Cover
  Prepayment Interest
  Shortfalls                 The Master  Servicer will be required to fund in
                             respect of  each Distribution Date,  without any
                             right of reimbursement,  an amount equal to  the
                             lesser of (a) the  aggregate, for each  Mortgage
                             Loan, of the  excess, if any, of a  full month's
                             interest  on  the   amount  of  each   Principal
                             Prepayment at  a  rate per  annum  equal to  the
                             related  interest  rate  (the  "Mortgage  Rate")
                             applicable to  such Mortgage Loan (or such lower
                             rate as  may be  in effect  for a Mortgage  Loan
                             because of application  of the Civil Relief Act)
                             minus the Servicing Fee Rate (the "Net  Mortgage
                             Rate")  over  the  amount  of  interest actually
                             paid  by  or  on  behalf  of  the  Mortgagor  in
                             connection   with   such  Principal   Prepayment
                             during   the  related   Due   Period  less   the
                             Servicing Fee for the related Mortgage  Loan for
                             such month  (a "Prepayment Interest  Shortfall")
                             and (b) the aggregate Servicing Fee received  by
                             the Master  Servicer in the related  Due Period.
                             See  "The  Pooling   and  Servicing  Agreement--
                             Adjustment to  Servicing Fee in  Connection with
                             Certain Prepaid Mortgage Loans" herein.

Optional Termination         On any Distribution  Date on which the aggregate
                             Loan  Balances  of  the Mortgage  Loans  is less
                             than or equal to  10% of the Maximum  Collateral
                             Amount (as  defined herein), the  holders of the
                             majority interest  in the Residual  Certificates
                             (the  "Majority Residual  Interestholders") will
                             have  the  option (but  not  the obligation)  to
                             purchase,  as a  whole, the  Mortgage  Loans and
                             the REO  Property,  if any,  and thereby  effect
                             the early  retirement of  all Certificates.   In
                             addition,  on any Distribution Date on which the
                             aggregate  Loan Balances  of the  Mortgage Loans
                             is  less than  or  equal to  5%  of the  Maximum
                             Collateral  Amount,  the  Master  Servicer  will
                             have  a  similar  option  with  respect  to  the
                             Mortgage  Loans and REO  Properties in the Trust
                             Fund.   See "Description  of the  Certificates--
                             Optional Termination" herein.

Certain Federal Income Tax
  Considerations             An election  will  be made  to  treat the  Trust
                             Fund  (other than  the  Pre-Funding Account  and
                             the  Capitalized Interest  Account)  as a  "real
                             estate  mortgage  investment conduit"  ("REMIC")
                             for  federal income  tax  purposes. The  Offered
                             Certificates     will    constitute     "regular
                             interests"  in  the   REMIC  and  the   Residual
                             Certificates will  constitute the sole  class of
                             "residual  interests"   in  the   REMIC.     See
                             "Certain    Material    Federal    Income    Tax
                             Consequences"   herein  and   "Certain  Material
                             Federal   Income   Tax  Consequences"   in   the
                             Prospectus.

ERISA Considerations         The acquisition of an Offered Certificate  by an
                             employee  benefit plan  subject to  the Employee
                             Retirement  Income  Security  Act  of  1974,  as
                             amended  ("ERISA"),  or a  plan  or  arrangement
                             subject to  Section 4975 of the Code (as defined
                             herein)   (each  of  the  foregoing,  a  "Plan")
                             could,   in   some  instances,   result   in   a
                             "prohibited transaction"  or other violation  of
                             the   fiduciary  responsibility   provisions  of
                             ERISA and Code Section 4975.

                             Subject to the considerations and conditions described under "ERISA Considerations" herein, it is expected that the Senior Certificates may be purchased by a Plan.

                             Any Plan fiduciary considering whether to purchase any Offered Certificates on behalf of a Plan should consult with its counsel regarding the applicability of the provisions of ERISA and the Code. See "ERISA Considerations" herein and in the Prospectus.

Legal Investment             The  Offered  Certificates will  not  constitute
                             "mortgage  related securities"  for purposes  of
                             SMMEA.  The appropriate characterization  of the
                             Offered   Certificates   under   various   legal
                             investment  restrictions, and  thus the  ability
                             of  investors subject  to these  restrictions to
                             purchase  Offered Certificates,  may be  subject
                             to significant interpretive  uncertainties.  All
                             investors whose investment  authority is subject
                             to legal  restrictions should consult  their own
                             legal  advisors  to determine  whether,  and  to
                             what  extent,  the   Offered  Certificates  will
                             constitute  legal  investments  for  them.   See
                             "Legal Investment" in the Prospectus.

Ratings It is a condition to the issuance of the Offered Certificates that (i) the Senior Certificates, other than the Class A-7IO Certificates, be rated "AAA" by Standard & Poor's, a division of The McGraw-Hill Companies ("S&P") and Fitch Investors Service, L.P. ("Fitch" and, together with S&P, the "Rating Agencies") and the Class A-7IO Certificates be rated "AAAr" by S&P and "AAA" by Fitch, (ii) the Class M-1 Certificates be rated "AA" by each of the Rating Agencies, (iii) the Class M-2 Certificates be rated "A" by each of the Rating Agencies, and (iv) the Class B Certificates be rated "BBB" by Fitch and "BBB-" by S&P. No rating addresses whether Subsequent Mortgage Loans will be purchased by the Trust Fund, the amount of any such Mortgage Loans to be so purchased, or the impact any such purchase might have on the yields of the Offered Certificates. The security ratings of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies. See "Ratings" herein.



                                 RISK FACTORS

    Investors should consider, among other things, the following factors in connection with the purchase of the Offered Certificates.

UNDERWRITING STANDARDS, LIMITED OPERATING HISTORY AND POTENTIAL DELINQUENCIES

    The Seller's underwriting standards are intended primarily to assess the value of the mortgaged property underlying the related Mortgage Loan (the "Mortgaged Property") and to evaluate the adequacy of such Mortgaged Property as collateral for the Mortgage Loan. The Seller provides loans primarily to borrowers who do not qualify for mortgage loans conforming to FNMA and FHLMC guidelines but who generally have substantial equity in their property. While the Seller's primary consideration in underwriting a Mortgage Loan is the value of the related Mortgaged Property, the Seller also considers, among other things, a Mortgagor's credit history, repayment ability and debt service-to-income ratio, as well as the type and use of the of the Mortgaged Property. The Seller's underwriting standards do not prohibit a Mortgagor from obtaining secondary financing at the time of the Seller's origination of a first lien priority Mortgage Loan. Such secondary financing would reduce the equity the Mortgagor would otherwise have in the related Mortgaged Property as indicated in the Seller's Loan-to-Value Ratio determination.

    As a result of the Seller's underwriting standards, the Mortgage Loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten pursuant to the FNMA and FHLMC guidelines.

    Furthermore, since the underwriting standards emphasize the property value, changes in the values of Mortgaged Properties may have a greater effect on the loss experience of the Mortgage Loans than on loans originated in a more traditional manner. No assurance can be given that the values of the Mortgaged Properties have remained or will remain at the levels which existed on the dates of origination of the related Mortgage Loans.

    The Seller commenced receiving applications for mortgage loans under its regular lending program in February 1996. Accordingly, the Seller does not have representative historical delinquency, bankruptcy, foreclosure or default experience that may be referred to for purposes of estimating the future delinquency and loss experience of the Mortgage Loans.


YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

    Yield Generally. The yields to maturity of the Offered Certificates may vary from the anticipated yields to the extent such Offered Certificates are purchased at a discount or premium and to the extent the rate and timing of payments thereon differ from those assumed in calculating the anticipated yield. Certificateholders should consider, in the case of the Offered Certificates purchased at a discount, the risk that a slower than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield and, in the case of the Class A-7IO Certificates and any other Class of Offered Certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. In addition, the timing of changes in the rate of Principal Prepayments (as defined herein) on the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of Principal Prepayments is consistent with such investor's expectation. In general, the earlier a Principal Prepayment on a Mortgage Loan occurs, the greater the effect of such Principal Prepayment on an investor's yield to maturity. The effect on an investor's yield of Principal Prepayments occurring faster (or slower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates may not be fully offset by a subsequent decrease (or increase) in the rate of Principal Prepayments of a like amount.

    Because amounts distributable to the holders of the Class A-7IO Certificates consist entirely of interest, the yield to maturity of the Class A-7IO Certificates will be extremely sensitive to the repurchase, prepayment and default experience of the Mortgage Loans and prospective investors should fully consider the associated risks, including the risk that such investors may not fully recover their initial investment. No assurances can be given as to whether Subsequent Mortgage Loans will be deposited in the Trust Fund during the Funding Period. In addition, investors in the Class A-7IO Certificates should be aware that on any Distribution Date on which the aggregate Loan Balance of the Mortgage Loans is less than or equal to 10% of the Maximum Collateral Amount, the Majority Residual Interestholders will have the option (but not the obligation) to purchase, as a whole, the Mortgage Loans and the REO Property, if any, and thereby effect the early retirement of all Certificates. In addition, on any Distribution Date on which the aggregate Loan Balance of the Mortgage Loans is less than or equal to 5% of the Maximum Collateral Amount, the Master Servicer will have a similar option with respect to the Mortgage Loans in the Trust Fund.

    The Pass-Through Rate on each of the Class A-4, Class A-5, Class A-6, Class M-1, Class M-2 and Class B Certificates is limited to the lesser of the Weighted Average Rate Cap and the Stated Rate for such Class of Certificates. As of the Initial Cut-Off Date, the weighted average Mortgage Rate was approximately 9.52%. The weighted average Mortgage Rate will decline if Mortgage Loans with higher Mortgage Rates are prepaid faster than Mortgage Loans with lower Mortgage Rates. If these differing rates of prepayments are substantial enough to cause the Weighted Average Rate Cap to fall below the Stated Rate of the Class A-4, Class A-5, Class A-6, Class M-1, Class M-2 or Class B Certificates, the yield on that Class of Certificates will be reduced. Such Certificateholders thereof will not be entitled to interest in excess of the Weighted Average Rate Cap on any given Distribution Date, nor will those Certificates be able to receive the difference between its Stated Rate and the Weighted Average Rate Cap on any future Distribution Date.

    Prepayment Considerations and Risks. The rates of principal distributions on the Offered Certificates, the aggregate amounts of distributions thereon and the yields to maturity of the Offered Certificates will be related to, among other things, the rate and timing of payments of principal on the Mortgage Loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans and by the rate of Principal Prepayments thereon (including for this purpose, prepayments resulting from (i) refinancing, (ii) liquidations of the Mortgage Loans due to defaults, casualties and condemnations and (iii) repurchases by the Seller or the Master Servicer). In addition, as described herein, Initial Mortgage Loans representing approximately 0.84% of the Initial Cut-Off Date Pool Balance are Balloon Mortgage Loans that generally provide for scheduled amortization over 30 years from their respective dates of origination and a single lump-sum payment at the end of the fifteenth year. Also, the Mortgage Loans may be prepaid by the mortgagors (each, a "Mortgagor") at any time; however, with respect to Mortgage Loans representing approximately 0.05%, 1.75%, 5.02%, 3.63%, 0.92% and 73.23% of the Initial Cut-Off Date Pool Balance, a prepayment charge will generally apply to certain prepayments by Mortgagors during the first 6 month, one year, two years, three years, four years and five years after origination, respectively. Such prepayment charge may, in certain limited circumstances, be waived by the Master Servicer. Any such prepayment charge will be paid to the holders of the Residual Certificates (which are not offered hereby). The Mortgage Loans are subject to the "due-on-sale" provisions included therein (insofar as such provisions are enforceable under applicable state law). Prepayments, liquidations and purchases of the Mortgage Loans (including any optional purchase by the Master Servicer of a defaulted Mortgage Loan or any purchase by the Majority Residual Certificateholders, or by the Master Servicer, of the remaining Mortgage Loans and REO Property in connection with the optional termination of the Trust Fund) will, subject to certain conditions, result in distributions of principal to holders of the Offered Certificates then entitled to receive such principal distributions that would otherwise be distributed over the remaining terms of the Mortgage Loans. In addition, the overcollateralization provisions of the Trust Fund will result in a limited acceleration of principal payments to the holders of the Offered Certificates. Moreover, as described herein, on the Distribution Date immediately following the Due Period in which the end of the Funding Period occurs, a principal prepayment will be made to the holders of certain Classes of Certificates in the amount which represents the excess of the Pre-Funded Amount over the aggregate Loan Balance of all Subsequent Mortgage Loans acquired by the Trust Fund subsequent to the Closing Date (i.e., the balance on deposit in the Pre-Funding Account on such date (net of investment earnings)). See "Description of the Certificates" herein. Since the rate of payment of principal on the Mortgage Loans will depend on future events and a variety of factors, no assurance can be given as to such rate or the rate of Principal Prepayments.

    The weighted average life of a pool of loans is the average amount of time that will elapse from the date such pool is formed until each dollar of principal is repaid to the investors in such pool. Because it is expected that there will be principal prepayments and defaults on the Mortgage Loans, the actual weighted average life of the Mortgage Loans is expected to vary substantially from the weighted average remaining term to stated maturity of the Mortgage Loans as set forth herein under "The Trust Fund--Mortgage Loan Statistics."

    Defaults and Delinquent Payments. The yields to maturity of the Offered Certificates will be sensitive to defaults and delinquent payments on the Mortgage Loans. If a purchaser of an Offered Certificate calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred and not borne by a Class of Certificates subordinate thereto, its actual yield to maturity will be lower than the yield to maturity so calculated and could, in the event of substantial losses, be negative. The timing of Realized Losses that are not borne by a subordinate Class will also affect an investor's actual yield to maturity even if the rate of defaults and severity of such losses are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater is the effect on an investor's yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the Mortgage Loans.

    Payment Delay. Under the Pooling and Servicing Agreement, payments of principal and interest on the Mortgage Loans in respect of any Due Period generally will not be passed through to the holders of the Offered Certificates until the Distribution Date in the calendar month in which the Due Period ends. As a result, the monthly distributions to the holders of the Offered Certificates (other than the Class A-1 Certificates) generally will reflect Mortgagor payments during the period from the second day of the prior calendar month to the first day of the calendar month of such Distribution Date. Each Distribution Date will be on the 25th day of each month (or the next succeeding business day), commencing in October 1997. Thus, the effective yield to the holders of all Offered Certificates (other than the Class A-1 Certificates) will be below that otherwise produced by the related Pass-Through Rate and the price paid for such Offered Certificates by such holders because distributions on such Certificates in respect of any given month will not be made until on or about the 25th day of the month in which the related Due Period ends and will not bear interest during such delay.

EFFECT  OF  MORTGAGE  RATES ON  THE  PASS-THROUGH  RATE  FOR  THE  CLASS  A-1
CERTIFICATES

    As described herein, the Pass-Through Rate for the Class A-1 Certificates adjusts monthly to equal the lesser of (a) One-Month LIBOR plus 0.10% and (b) Weighted Average Rate Cap. The Mortgage Loans, from which distributions on the Class A-1 Certificates will be derived, will bear fixed Mortgage Rates; consequently, the amount of interest that accrues on the Class A-1 Certificates at the related Pass-Through Rate during any Accrual Period may be less than the amount that would accrue at One-Month LIBOR plus 0.10%, in which circumstance the value of the Class A-1 Certificates may be temporarily or permanently reduced.

SUBSEQUENT MORTGAGE LOANS

    The ability of the Seller to originate or purchase mortgage loans subsequent to the date hereof and on or prior to November 1, 1997 that meet the requirements for transfer to the Trust Fund under the Pooling and Servicing Agreement will be affected by a variety of factors, including interest rates, employment levels, the rate of inflation and consumer perception of economic conditions generally. On the Distribution Date immediately following the Due Period in which the end of the Funding Period occurs, a principal prepayment will be made to the holders of certain Classes of Certificates in the amount which represents the excess of the Pre-Funded Amount over the Loan Balance of all Subsequent Mortgage Loans acquired by the Trust Fund subsequent to the Closing Date (i.e., the balance on deposit in the Pre-Funding Account on such date (net of investment earnings)). The effect of this payment will be as generally described above under "Yield, Prepayment and Maturity Considerations." No assurance can be given as to the magnitude of the portion of the Pre-Funded Amount that will be so distributed.

BALLOON MORTGAGE LOANS

    Initial Mortgage Loans representing approximately 0.84% of the Initial Cut-Off Date Pool Balance are Balloon Mortgage Loans, which generally have original terms of 15 years and provide for monthly payments based on a 30 year amortization schedule and final monthly payments substantially greater than the preceding monthly payments. The existence of a Balloon Payment generally will necessitate that the related Mortgagor refinance the Mortgage Loan or sell the Mortgaged Property on or prior to the stated maturity date. The ability of a Mortgagor to accomplish either of these alternatives will be affected by a number of factors, including the level of available mortgage rates at the time of sale or refinancing, the Mortgagor's equity in the related Mortgaged Property, the financial condition of the Mortgagor, tax laws and prevailing general economic conditions. None of the Seller, the Master Servicer, the Depositor or the Trustee is obligated to refinance any Mortgage Loan.

SECOND MORTGAGE LOANS

    Initial Mortgage Loans representing 94.51% of the Initial Cut-Off Date Pool Balance are secured by first liens, with the remaining Initial Mortgage Loans (representing approximately 5.49% of the Initial Cut-Off Date Pool Balance) being Second Mortgage Loans. Except with respect to one Initial Mortgage Loan, representing 0.02% of the Initial Cut-Off Date Pool Balance, the First Liens related to such Second Mortgage Loans will not be included in the Trust Fund.

    The primary risk to holders of mortgage loans secured by second mortgages is that the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of a mortgage loan only to the extent that the claims of the related First Liens have been satisfied in full, including any related foreclosure costs. In addition, a mortgagee may not foreclose on the property securing a second mortgage unless it forecloses subject to the first mortgage, in which case it must either pay the entire amount due on the first mortgage at or prior to the foreclosure sale or undertake the obligation to make payments on the first mortgage. In servicing second mortgages in its portfolio, the Master Servicer or the Subservicer may satisfy the first mortgage at or prior to the foreclosure sale. The Master Servicer may also advance funds to keep the first mortgage current until such time as the first mortgage is satisfied. The Trust Fund will have no direct source of funds (and may not be permitted under the REMIC provisions of the Code) to satisfy any First Lien or to make payments due to the First Lien mortgagee. The Pooling and Servicing Agreement provides that the Master Servicer may advance such amounts under the circumstances described therein. See "The Pooling and Servicing Agreement" herein.

    An overall decline in the residential real estate market, the general condition of a Mortgaged Property or other factors could adversely affect the values of the Mortgaged Properties such that the outstanding balances of the Second Mortgage Loans, together with any First Liens on the Mortgaged Properties, equal or exceed the values of the Mortgaged Properties. Such a decline could reduce or eliminate any economic interest of the Trust Fund in a Mortgaged Property before having any effect on the interest of the related First Lien mortgagee. In a period of such decline, the rates of delinquencies, foreclosures and losses on the Second Mortgage Loans could be higher than those heretofore experienced by the Seller or in the home equity mortgage lending industry in general. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by Mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses.

    Information is provided under "The Trust Fund" with respect to the Combined Loan-to-Value Ratios of the Initial Mortgage Loans. As discussed above, the value of the Mortgaged Properties securing the payment of Second Mortgage Loans could be adversely affected by a number of factors. As a result, despite the amortization of the Mortgage Loans and any related First Liens on such Mortgaged Properties, there can be no assurance that the Combined Loan-to-Value Ratios of any Second Mortgage Loans determined as of a date subsequent to the origination date will be the same or lower than the Combined Loan-to-Value Ratios for such Mortgage Loans determined as of the origination date.

DELINQUENT MORTGAGE LOANS

    Initial Mortgage Loans representing approximately 1.71% of the Initial Cut-Off Date Pool Balance were at least 30 but no more than 59 days delinquent in their scheduled monthly payments of principal and interest as of September 5, 1997 (the "Delinquency Statistic Date"). In addition, it should be noted that Initial Mortgage Loans representing approximately 63.73% of the Initial Cut-Off Date Pool Balance have a first scheduled monthly payment due on or after August 6, 1997, and therefore, it was not possible for such Initial Mortgage Loans to have had a scheduled monthly payment that was 30 days or more delinquent as of the Delinquency Statistic Date.

GEOGRAPHIC CONCENTRATION

    Initial Mortgage Loans representing approximately 56.10%, 5.95% and 5.63% of the Initial Cut-Off Date Pool Balance are secured by Mortgaged Properties located in California, Hawaii and Arizona, respectively. If these residential real estate markets should experience an overall decline in property values after the dates of origination of the Initial Mortgage Loans, the rates of delinquencies, foreclosures, bankruptcies and losses on the Initial Mortgage Loans may increase substantially. Changes in the values of Mortgaged Properties may have an effect on the delinquency, foreclosure, bankruptcy and loss experience of the Initial Mortgage Loans. No assurance can be given that the values of the Mortgaged Properties have remained or will remain at the levels in effect on the dates of origination of the related Mortgage Loans.

REPURCHASES OF CERTAIN MORTGAGE LOANS

    Pursuant to the Pooling and Servicing Agreement, the Seller has agreed to cure in all material respects any breach of the Seller's representations and warranties set forth in the Pooling and Servicing Agreement with respect to each Mortgage Loan. If the Seller cannot cure such breach within a specified period of time, the Seller is required to repurchase such Mortgage Loans (the "Defective Loans") from the Trust Fund or substitute other loans for such Defective Loans and to indemnify the Trust for certain losses incurred  by  the Trust  with respect  to  Defective Loans  in excess  of the proceeds received from the repurchase or substitution of such Defective Loans. For a summary description of the Seller's representations and warranties, See "The Pooling and Servicing Agreement" in the Prospectus.

    As a result of the substantial growth in its loan origination activity, the Seller has operated since February 1996 (and expects to continue to operate for the foreseeable future) on a negative operating cash flow basis. During the six months ended June 30, 1997 and the year ended December 31, 1996, the Seller operated on a negative cash flow basis with its operations having been funded primarily from borrowings and loan sales (including fundings provided by the Underwriter and an affiliate thereof) and the net proceeds of periodic securities offerings. Were such external sources of funding to become unavailable or were they to prove insufficient to meet the Seller's needs, the financial ability of the Seller to perform its obligations in connection with the related transaction, including the obligation to repurchase or replace Defective Loans (as defined herein) from the Trust Fund, may be adversely affected. In addition, if the Seller repurchases, or is obligated to repurchase, defective mortgage loans from any other series of asset-backed securities, the financial ability of the Seller to repurchase Defective Loans from the Trust Fund may be adversely affected. Furthermore, other events relating to the Seller and its lending activities can occur that would adversely affect the financial ability of the Seller to repurchase Defective Loans from the Trust Fund, including, without limitation, the sale or other disposition of all or any significant portion of its assets. If the Seller is unable to repurchase or replace a Defective Loan, then the Master Servicer, on behalf of the Trust, will pursue other customary and reasonable efforts, if any, to recover the maximum amount possible with respect to such Defective Loan, and any resulting loss will be borne by the holders of the Offered Securities to the extent that such loss is not otherwise covered by amounts available from the credit enhancement provided for the Offered Securities.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

    Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Civil Relief Act"), a mortgagor who enters military service after the origination of such mortgagor's mortgage loan (including a mortgagor who is a member of the National Guard or is in reserve status at the time of the origination of the mortgage loan and is later called to active duty) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such mortgagor's active duty status, unless a court orders otherwise upon application of the lender. It is possible that the application of the Civil Relief Act could have an effect, for an indeterminate period of time, on the ability of the Master Servicer to collect full amounts of interest on certain of the Mortgage Loans. Any such interest shortfalls could result in losses to the holders of the Offered Certificates. In addition, the Civil Relief Act imposes limitations which would impair the ability of the Master Servicer (or the Subservicer) to foreclose on an affected Mortgage Loan during the Mortgagor's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the related Mortgaged Property in a timely fashion. See "Certain Legal Aspects of the Loans--Soldiers' and Sailors' Civil Relief Act" in the Prospectus.

LEGAL CONSIDERATIONS

    The transfer of the Mortgage Loans from the Seller to the Depositor will be treated by the Seller and the Depositor as a sale of the Mortgage Loans. The Seller will warrant that such transfer is a sale of its interest in the Mortgage Loans. In the event of an insolvency of the Seller, the receiver or bankruptcy trustee of the Seller may attempt to recharacterize the sale of the Mortgage Loans as a borrowing by the Seller secured by a pledge of the Mortgage Loans. If the receiver or bankruptcy trustee decided to challenge such transfer, delays in payments on the Certificates and possible reductions in the amount of such payments could occur. The Depositor will warrant in the Pooling and Servicing Agreement that the transfer of the Mortgage Loans to the Trust Fund is a valid transfer of all of the Depositor's right, title and interest in the Mortgage Loans to the Trust Fund.

CERTAIN OTHER LEGAL CONSIDERATIONS REGARDING THE MORTGAGE LOANS

    Applicable federal and state laws regulate interest rates and other charges with respect to mortgage loans and require certain disclosures. In addition, other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the Mortgage Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability to collect all or part of the principal of or interest on the Mortgage Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the owner of the Mortgage Loans to damages and administrative enforcement. See "Risk Factors--Certain Other Legal Considerations Regarding the Loans" in the Prospectus.

BOOK-ENTRY REGISTRATION

    The Offered Certificates initially will be represented by one or more certificates registered in the name of Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC"), and will not be registered in the names of the holders of the Certificate Owners (as defined herein) or their nominees. Because of this, unless and until Definitive Certificates are issued, Certificate Owners will not be recognized by the Trustee as "Certificateholders" (as such term is used herein and in the Pooling and Servicing Agreement) and will be able to exercise the rights of the holders of the Offered Certificates only indirectly through DTC and its participating organizations. See "Description of the Certificates--Form, Denomination, Exchange, Registration and Title" herein.

ENVIRONMENTAL RISKS

    Federal, state and local laws and regulations impose a wide range of requirements on activities that may affect the environment. In certain circumstances, these laws and regulations impose obligations on owners or operators of residential properties such as Mortgaged Properties. The failure to comply with such laws and regulations may result in fines and penalties.

    Under various federal, state and local laws and regulations, an owner or operator of real estate may be liable for the costs of addressing hazardous substances on, in or beneath such property and other related costs. Such liability could exceed the value of the property and the aggregate assets of the owner or operator. In addition, persons who transport or dispose of hazardous substances, or arrange for the transportation, disposal or treatment of hazardous substances, at off-site locations may also be held liable if there are releases or threatened releases of hazardous substances at such off-site locations.

    Under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), contamination of property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage against such property.

    Under the laws of some states, and under CERCLA and the federal Solid Waste Disposal Act, there is a possibility that a lender may be held liable as an "owner" or "operator" for costs of addressing releases or threatened releases of hazardous substances at a property, or releases of petroleum from an underground storage tank, under certain circumstances.



                  NEW CENTURY'S PORTFOLIO OF MORTGAGE LOANS

UNDERWRITING GUIDELINES OF NEW CENTURY

    The Mortgage Loans will be acquired by the Depositor from the Seller. All of the Mortgage Loans were originated or acquired by the Seller generally in accordance with the underwriting criteria described below.

    The information set forth below with regard to the Seller's underwriting standards has been provided to the Depositor or compiled from information provided to the Depositor by the Seller. None of the Depositor, the Trustee, the Subservicer or any of their respective affiliates has made any independent investigation of such information or has made or will make any representation as to the accuracy or completeness of such information.

    The Seller's underwriting standards are primarily intended to assess the value of the mortgaged property and to evaluate the adequacy of such property as collateral for the mortgage loan. All of the Mortgage Loans were also underwritten with a view toward the resale thereof in the secondary mortgage market. While the Seller's primary consideration in underwriting a mortgage loan is the value of the mortgaged property, the Seller also considers, among other things, a mortgagor's credit history, repayment ability and debt service-to-income ratios as well as the type and use of the mortgaged property. In the case of first lien Mortgage Loans, there may be second lien financing of the mortgaged properties provided by lenders at any time (including, at origination). The Mortgage Loans generally bear higher rates of interest than mortgage loans that are originated in accordance with FNMA and FHLMC standards. The higher interest rates and differing underwriting standards and procedures are likely to result in rates of delinquencies and foreclosures that are higher, and that may be substantially higher, than those experienced by portfolios of mortgage loans underwritten in a more traditional manner. Unless prohibited by state law or otherwise waived by the Seller upon the payment by the related mortgagor of higher origination fees and a higher Mortgage Rate, mortgage loans originated by the Seller generally provide for the payment by the mortgagor of a prepayment penalty.

    As a result of the Seller's underwriting criteria, changes in the values of Mortgaged Properties may have a greater effect on the delinquency, foreclosure and loss experience on the Mortgage Loans than such changes would be expected to have on mortgage loans that are originated in a more traditional manner. No assurance can be given that the values of the related Mortgaged Properties have remained or will remain at the levels in effect on the dates of origination of the related Mortgage Loans.

    The Mortgage Loans will have been originated generally in accordance with the underwriting guidelines of the Seller (the "Underwriting Guidelines"). On a case-by-case basis, exceptions to the Underwriting Guidelines are made where compensating factors exist.

    Each applicant completes an application which includes information with respect to the applicant's liabilities, income, credit history, employment history and personal information. The Underwriting Guidelines require a credit report on each applicant from a credit reporting company. The report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions or judgments. Mortgaged properties that are to secure mortgage loans generally are appraised by qualified independent appraisers. Such appraisers inspect and appraise the subject property and verify that such property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market value analysis based on recent sales of comparable homes in the area and, when deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and are generally on forms acceptable to FNMA and FHLMC. The Underwriting Guidelines require a review of the appraisal by a qualified employee of the Seller or by an appraiser retained by the Seller.

    The Mortgage Loans were originated consistent with, and in general conformity to, the Underwriting Guideline's "Full Documentation", "Limited Documentation" and "Stated Income Documentation" residential loan programs.
Under each of the programs, the Seller reviews the applicant's source of income, calculates the amount of income from sources indicated on the loan application or similar documentation, reviews the credit history of the applicant, calculates the debt service-to-income ratio to determine the applicant's ability to repay the loan, reviews the type and use of the property being financed, and reviews the condition of the property. The Underwriting Guidelines require that mortgage loans be underwritten in a standardized procedure which complies with applicable federal and state laws and regulations and requires the Seller's underwriters to be satisfied that the value of the property being financed, as indicated by an appraisal and a review of the appraisal, currently supports the outstanding loan balance. In general, the maximum loan amount for mortgage loans originated under the programs is $500,000, except that on a case by case basis, the maximum loan amount can be up to $1,500,000. The Underwriting Guidelines generally permit loans on one- to four-family residential properties to have a loan-to-value ratio ("LTV") at origination of up to 80%, depending on, among other things, the purpose of the mortgage loan, a mortgagor's credit history, repayment ability and debt service-to-income ratio, as well as the type and use of the property. With respect to Mortgage Loans secured by mortgaged properties acquired by a mortgagor under a "lease option purchase", the LTV of the related mortgage loan is based on the lower of the appraised value at the time of origination of such mortgage loan or the sale price of the related mortgaged property if the "lease option purchase price" was set less than 12 months prior to origination and is based on the appraised value at the time of origination if the "lease option purchase price" was set 12 months or more prior to origination.

    The Underwriting Guidelines require that the income of each applicant be verified. The specific income documentation required by the Seller under its various programs is as follows: under the Full Documentation program, applicants generally are required to submit two written forms of verification of stable income for at least 12 months; under the Limited Documentation programs, one such form of verification is required for 12 months; under the Stated Income Documentation program, an applicant may be qualified based upon monthly income as stated on the mortgage loan application if the applicant meets certain criteria. All the foregoing programs require that, with respect to salaried employees, there be a telephone verification of the applicant's employment. Verification of the source of funds (if any) required to be deposited by the applicant into escrow in the case of a purchase money loan is generally required under the Full Documentation program. No such verification is required under the other programs.

    The Underwriting Guidelines have the following categories and criteria for grading the potential likelihood that an applicant will satisfy the repayment obligations of a mortgage loan:

        "A+" Risk. Under the "A+" risk category, the applicant must have generally repaid installment or revolving debt according to its terms. A maximum of one 30-day late payment and no 60-day late payments within the last 12 months is acceptable on an existing mortgage loan. An existing mortgage loan is required to be current at the time the application is submitted. No open collection accounts or open
    charge-offs  may  remain  open  after  the  funding  of  the  loan.    No
    bankruptcy or notice of default filings may have occurred during the preceding three years; provided, however, that if the borrower's bankruptcy has been discharged during the past three years and the borrower has re-established a credit history otherwise complying with the credit parameters set forth in this paragraph, then the borrower may qualify for a mortgage loan. The mortgaged property must be in at least average condition. A maximum LTV of 85% is permitted for a mortgage loan on a single family owner-occupied property. A maximum LTV of 80% is permitted for a mortgage loan on an owner-occupied condominium or a two- to four-family residential properly. In certain instances, a maximum LTV of 90% is permitted for a mortgage loan secured by a single family owner-occupied property originated under the Full Documentation program. The debt service-to-income ratio generally ranges from 42% to 45% or less, depending on the LTV.

        "A-" Risk. Under the "A-" risk category, an applicant must have generally repaid installment or revolving debt according to its terms. A maximum of one 30-day late payment and no 60-day late payments within the last 12 months is acceptable on an existing mortgage loan where the LTV is 85% or less. No late payments within the last 12 months is acceptable if the LTV is over 85%. An existing mortgage loan is not required to be current at the time the application is submitted. Minor derogatory items are allowed as to non-mortgage credit, and a letter of explanation may be required under the Full Documentation program. Not more than $500 in open collection accounts or open charge-offs affecting title may remain open after funding of the loan. No bankruptcy or notice of default filings may have occurred during the preceding three years; provided, however, that if the borrower's bankruptcy has been discharged during the past two years and the borrower has re-established a credit history otherwise complying with the credit parameters set forth in this paragraph, then the borrower may qualify for a mortgage loan. The mortgaged property must be in at least average condition. A maximum LTV of 85% (or 80% and 75% for mortgage loans originated under the Limited Documentation and Stated Income Documentation programs, respectively) is permitted for a mortgage loan on a single family owner-occupied property. A maximum LTV of 75% (or 65% for mortgage loans originated under the Limited Documentation and Stated Income Documentation programs) is permitted for a mortgage loan on a non-owner-occupied property. However, for most refinance mortgage loans under the Full Documentation program, a maximum LTV of 80% is permitted for a mortgage loan on an owner-occupied property and a maximum LTV of 75% is permitted only for a mortgage loan on a non-owner-occupied property. In certain instances, a maximum LTV of 85% is permitted for a mortgage loan secured by a single family owner-occupied property originated under the Full Documentation program. The debt service-to-income ratio is generally 55% or less.

        "B" Risk. Under the "B" risk category, an applicant may have experienced isolated credit problems, but should have generally repaid installment or revolving debt according to its terms. A maximum of four 30-day late payments within the last 12 months is acceptable on an existing mortgage loan, along with not more than one 60-day late payment if the LTV is 75% or less, and no 60-day late payments if the LTV is over 75%. An existing mortgage loan is not required to be current at the time the application is submitted. As to non-mortgage credit, some prior defaults may have occurred and a letter of explanation may be required under the Full Documentation program. Generally, no more than $1,000 in open charge-offs or collection accounts may remain open after the funding of the loan. No bankruptcy or notice of default filings by the applicant may have occurred during the preceding two years; provided, however, that if the borrower's bankruptcy has been discharged during the past two years and the borrower has re-established a credit history otherwise complying with the credit parameters set forth in this paragraph, the borrower may qualify for a mortgage loan. The mortgaged property must be in at least average condition. A maximum LTV of 80% (or 75% and 70% for mortgage loans originated under the Limited Documentation and Stated Income Documentation programs, respectively) is permitted for a mortgage loan on an owner-occupied detached property originated under the Full Documentation program. A maximum LTV of 75% (or 70% and 65% for mortgage loans originated under the Limited Documentation and Stated Income Documentation programs, respectively) is permitted for a mortgage loan on a non-owner-occupied property. The debt service-to-income ratio is generally 60% or less.

        "C" Risk. Under the "C" risk category, an applicant may have experienced significant credit problems in the past. An unlimited number of 30-day and 60-day late payments and a maximum of two 90-day late payments within the last 12 months is acceptable on an existing mortgage loan if the LTV is 70% or less. A maximum of either two 60-day late payments or one 90-day late payment is acceptable if the LTV is over 70%. An existing mortgage loan is not required to be current at the time the application is submitted. As to non-mortgage credit, significant prior defaults may have occurred. No more than $2,500 in open charge-offs or collection accounts may remain open after the funding of the loan. Allowances will be made, however, for numerous open medical accounts with individual balances equal to or less than $2,500. No bankruptcy or notice of default filings by the applicant may have occurred during the preceding 18 months; provided, however, that if the borrower's bankruptcy has been discharged during the past 18 months and the borrower has re-established a credit history otherwise complying with the credit parameters set forth in this paragraph, the borrower may qualify for a mortgage loan. The mortgaged property must be in adequate condition. Generally, a maximum LTV of 75% for a mortgage loan on a single family, owner-occupied property for a Full Documentation program (or 70% for mortgage loans originated under the Limited Documentation and Stated Income Documentation programs) is permitted. The debt service-to income ratio is generally 60% or less.

        "C-" Risk. Under the "C-" risk category, an applicant may have experienced significant credit problems in the past. An unlimited number of 30-day and 60-day late payments and a maximum of two 90-day late payments and one 120-day late payment is acceptable on an existing mortgage loan if the LTV is more than 65%. For a loan with a LTV of 65% or less, there may be a current notice of default. An existing mortgage loan is not required to be current at the time the application is submitted. As to non-mortgage credit, significant prior defaults may have occurred. Open charge-offs or collection accounts may remain open after the funding of the loan. A bankruptcy, notice of sale filing, notice of default filing or foreclosure may be permitted on a case by-case basis. The mortgaged property may exhibit some deferred maintenance. A maximum LTV of 70% is permitted for a mortgage loan on an owner-occupied property. The maximum LTV for either a non-owner-occupied property or a condominium is 65%. The debt service-to-income ratio is generally 65% or less.

        Mortgage Credit Only. The Mortgage Credit Only program allows for only two risk grade categories, A+ and A-. A maximum of zero 30-day late payments for A+, or three 30-day late payments for A-, and no
    60-day late payments within the last 12 months is acceptable on an existing mortgage loan if the LTV is 80% for A+ or 75% for A-, or less. An existing mortgage loan is not required to be current at the time the application is submitted. Derogatory items are allowed as to non-mortgage credit, and a letter of explanation may be required under the Full Documentation program. No bankruptcy or notice of default filings may have occurred during the preceding three years for A+ or two years for A-; provided, however, that if the borrower's bankruptcy has been discharged during the past two years and the borrower has re-established a credit history otherwise complying with the credit parameters set forth in this paragraph, the borrower may then qualify for a mortgage loan. The mortgaged property must be in at least average condition. A maximum LTV of 80% for A+ or 75% for A- (or 75% for mortgage loans originated under the Limited Documentation program) is permitted for a mortgage loan on a single family owner-occupied property. The debt service-to-income ratio is generally 55% for A+ or 50% for A-, or less.

        Exceptions. As described above, the foregoing categories and criteria are guidelines only. On a case-by-case basis, it may be determined that an applicant warrants a risk category upgrade, a debt service-to-income ratio exception, a pricing exception, a loan-to-value exception, an exception from certain requirements of a particular risk category, etc. (collectively called an "upgrade" or an "exception"). An upgrade or exception may generally be allowed if the application reflects certain compensating factors, among others: low LTV; pride of ownership; a maximum of one 30-day late payment on all mortgage loans during the last 12 months; and stable employment or ownership of current residence of five or more years. An upgrade or exception may also be allowed if the applicant places a down payment through escrow of at least 20% of the purchase price of the mortgaged property or if the new loan reduces the applicant's monthly aggregate mortgage payment by 25% or more. Accordingly, certain mortgagors may qualify in a more favorable risk category that, in the absence of such compensating factors, would satisfy only the criteria of a less favorable risk category.

        The Seller commenced receiving applications for mortgage loans under its regular lending program in February 1996. Accordingly, the Seller (whether as an originator or acquirer of mortgage loans) does not have representative historical delinquency, bankruptcy, foreclosure or default experience that may be referred to for purposes of estimating the future delinquency and loss experience of the Mortgage Loans.


                                THE TRUST FUND

GENERAL

    The Initial Mortgage Loans are expected to include 1,461 fixed-rate Mortgage Loans evidenced by Mortgage Notes secured by first or second lien mortgages or deeds of trust (collectively, the "Mortgages") on the Mortgaged Properties. This subsection describes generally the characteristics of the Initial Mortgage Loans. The Mortgaged Properties consist of owner-occupied properties and non-owner-occupied investment properties. The Mortgaged Properties do not include mobile homes which are not permanently affixed to the ground, commercial properties or unimproved land. With respect to each Initial Mortgage Loan and each Subsequent Mortgage Loan, the "Cut-Off Date Loan Balance" is the unpaid principal balance of such Mortgage Loan on the applicable Cut-Off Date after application of all scheduled payments of principal due on or before such Cut-Off Date, whether or not received.

    Mortgage Loans included in the Trust Fund consist of fixed-rate loans from the Seller's portfolio that are not delinquent in excess of the levels permitted in the Pooling and Servicing Agreement. Pursuant to the Pooling and Servicing Agreement, the Seller will make various representations and warranties regarding the Mortgage Loans. See "The Pooling and Servicing Agreement -- Assignment of the Mortgage Loans."

CHARACTERISTICS OF THE INITIAL MORTGAGE LOANS

    The following is a brief description of certain terms of the Initial Mortgage Loans expected to be included in the Trust Fund as of the Initial Cut-Off Date. Prior to the Closing Date, the Seller may remove any of the Initial Mortgage Loans intended for inclusion in the Trust Fund, substitute comparable Mortgage Loans therefor, or add comparable Mortgage Loans thereto; however, the aggregate of the Cut-Off Date Loan Balances of the Initial Mortgage Loans so replaced, added or removed will not exceed 3.0% of the Initial Cut-Off Date Pool Balance. To the extent that, prior to the Closing Date, Initial Mortgage Loans are so replaced, added or removed, an amount equal to the Cut-Off Date Loan Balance of such Mortgage Loans will be added to or deducted from the Pre-Funded Amount on the Closing Date, as applicable. As a result, the statistical information presented below regarding the Initial Mortgage Loans may vary in certain respects from comparable information based on the actual composition of the Trust Fund at the Closing Date.

    All Mortgage Loan statistics set forth herein are based on principal balances, interest rates, terms to maturity, mortgage loan counts and similar statistics as of the Initial Cut-Off Date, unless indicated to the contrary herein. All weighted averages specified herein are weighted based on the Cut-Off Date Loan Balances of the Initial Mortgage Loans. References to percentages of the Mortgage Loans mean percentages of the Initial Cut-Off Date Pool Balance.

MORTGAGE LOAN STATISTICS

    The Initial Mortgage Loans are expected to consist of 1,461 fixed-rate Mortgage Loans evidenced by Mortgage Notes secured by Mortgages on Mortgaged Properties located in 34 states. Additional Mortgage Loans (the "Subsequent Mortgage Loans") are expected to be acquired by the Trust Fund on or prior to November 1, 1997. Initial Mortgage Loans representing approximately 94.51% of the Initial Cut-Off Date Pool Balance are secured by first liens on the related Mortgaged Properties, and the remainder are secured by second liens on the related Mortgaged Properties. As of the Initial Cut-Off Date, the aggregate Cut-Off Date Loan Balances of the Initial Mortgage Loans (the "Initial Cut-Off Date Pool Balance") totaled approximately $124,902,035 after application of scheduled payments due on or before the Cut-Off Date, whether or not received. The Initial Mortgage Loans bear interest at fixed Mortgage Rates ranging from approximately 6.80% to 16.50% per annum. The weighted average Mortgage Rate for the Initial Mortgage Loans was approximately 9.52% per annum. The lowest Cut-Off Date Loan Balance of any Initial Mortgage Loan was approximately $9,962 and the highest was approximately $850,000. The average Cut-Off Date Loan Balance of the Initial Mortgage Loans was approximately $85,491. The weighted average original term to stated maturity of the Initial Mortgage Loans was approximately 325 months. The weighted average remaining term to stated maturity of the Initial Mortgage Loans was approximately 323 months. As of the Initial Cut-Off Date, the weighted average number of months that have elapsed since origination of the Mortgage Loans was approximately 1 month. The lowest and highest Combined Loan-to-Value Ratios of the Initial Mortgage Loans at origination were approximately 6.67% and 90.00%, respectively. The weighted average Combined Loan-to-Value Ratio of the Initial Mortgage Loans was approximately 68.83%. The weighted average Combined Loan-to-Value Ratio of the Initial Mortgage Loans that are Second Mortgage Loans was approximately 64.22%.

    Initial Mortgage Loans representing approximately 13.76% of the Initial Cut-Off Date Pool Balance are secured by non-owner-occupied (including second homes) Mortgaged Properties (based solely upon statements made by the related Mortgagors at the time of origination of the related Mortgage Loans).

    Initial Mortgage Loans representing approximately 18.67%, 0.25% and 80.24% of the Initial Cut-Off Date Pool Balance are fully amortizing Mortgage Loans having original stated maturities of approximately 15 years, 20 years and 30 years, respectively. Initial Mortgage Loans representing approximately 0.84% of the Initial Cut-Off Date Pool Balance are Balloon Mortgage Loans that generally provide for scheduled amortization over 30 years from their respective dates of origination and a balloon payment at the end of the fifteenth year. No Initial Mortgage Loan, including any Balloon Mortgage Loan, is scheduled to mature later than September 1, 2027.

    As of the Delinquency Statistic Date, approximately 1.71% of the Initial Mortgage Loans were between 30 and 59 days past due, and no Initial Mortgage Loan was 60 or more days past due.

    The Combined Loan-to-Value Ratios of the Initial Mortgage Loans were distributed as follows (the sum of the percentages in the following table may not equal the total due to rounding):

 Range of Combined                                           Number of                      Aggregate             Percent of Initial
   Loan-to-Value                                              Initial                      Cut-Off Date              Cut-Off Date
     Ratios(%)                                             Mortgage Loans                  Loan Balance              Pool Balance
-------------------                                        --------------                -----------------        ------------------
 6.67    -    10.00                                               1                      $     24,985.61                    0.02%
10.01    -    15.00                                               4                           122,345.99                    0.10
15.01    -    20.00                                              10                           409,701.20                    0.33
20.01    -    25.00                                              26                           913,136.95                    0.73
25.01    -    30.00                                              27                         1,276,012.69                    1.02
30.01    -    35.00                                              29                         1,287,599.22                    1.03
35.01    -    40.00                                              36                         1,961,854.13                    1.57
40.01    -    45.00                                              43                         3,261,749.21                    2.61
45.01    -    50.00                                              59                         3,871,144.29                    3.10
50.01    -    55.00                                              64                         4,364,738.28                    3.49
55.01    -    60.00                                             116                        10,646,870.51                    8.52
60.01    -    65.00                                             134                        11,008,950.31                    8.81
65.01    -    70.00                                             203                        17,233,694.41                   13.80
70.01    -    75.00                                             268                        24,780,809.15                   19.84
75.01    -    80.00                                             332                        33,197,270.09                   26.58
80.01    -    85.00                                              92                         9,147,479.29                    7.32
85.01    -    90.00                                              17                         1,393,693.85                    1.12
-------------------                                           -----                      ---------------                  -------

    TOTAL   . . . . . . . . . . . . . . . . . . .             1,461                      $124,902,035.18                  100.00%
                                                              =====                      ===============                  =======


    As of the Initial Cut-Off Date, the weighted average Combined Loan-to-Value Ratio of the Initial Mortgage Loans was approximately 68.83%.

    Mortgage Rates of the Initial Mortgage Loans were distributed as follows (the sum of the percentages in the following table may not equal the total due to rounding):

                                                  Number of                       Aggregate                 Percent of Initial
             Range of                              Initial                      Cut-Off Date                Cut-Off Date Pool
         Mortgage Rates (%)                     Mortgage Loans                  Loan Balance                      Balance
       -----------------------                  --------------                  ------------                ------------------
       6.8000   -       7.0000                        2                        $    479,600.39                        0.38%
       7.0001   -       7.5000                       25                           2,448,427.08                        1.96
       7.5001   -       8.0000                       94                           9,731,190.91                        7.79
       8.0001   -       8.5000                      131                          14,552,226.29                       11.65
       8.5001   -       9.0000                      279                          29,055,612.89                       23.26
       9.0001   -       9.5000                      182                          18,087,953.57                       14.48
       9.5001   -      10.0000                      251                          19,455,481.79                       15.58
      10.0001   -      10.5000                      128                           9,469,993.59                        7.58
      10.5001   -      11.0000                      132                           9,525,723.09                        7.63
      11.0001   -      11.5000                       58                           3,078,427.48                        2.46
      11.5001   -      12.0000                       67                           3,515,359.04                        2.81
      12.0001   -      12.5000                       38                           1,980,269.45                        1.59
      12.5001   -      13.0000                       38                           2,085,831.53                        1.67
      13.0001   -      13.5000                       18                             750,622.23                        0.60
      13.5001   -      14.0000                        8                             343,737.00                        0.28
      14.0001   -      14.5000                        6                             181,256.86                        0.15
      14.5001   -      15.0000                        1                              47,191.00                        0.04
      15.0001   -      15.5000                        2                              83,137.13                        0.07
      16.0001   -      16.5000                        1                              29,993.86                        0.02
      ------------------------                    -----                        ---------------                      -------

    TOTAL   . . . . . . . . . . .                 1,461                        $124,902,035.18                      100.00%
                                                  =====                        ===============                      =======


    As of the Initial Cut-Off Date, the weighted average Mortgage Rate was approximately 9.52% per annum.

    The original terms to maturity of the Initial Mortgage Loans were distributed as follows (the sum of the percentages in the following table may not equal the total due to rounding):

                                                    Number of                   Aggregate                 Percent of Initial
           Original Terms to                         Initial                   Cut-Off Date                 Cut-Off Date
           Maturity (months)                      Mortgage Loans               Loan Balance                 Pool Balance
           -----------------                      --------------             ---------------              ------------------
                 180                                    416                  $ 24,371,904.28                  19.51%
                 240                                      6                       313,644.89                   0.25
                 360                                  1,039                   100,216,486.01                  80.24
                                                  -------------              ---------------              ------------------

    TOTAL   . . . . . . . . . . . . . . .             1,461                  $124,902,035.18                 100.00%
                                                  =============              ===============              ==================

    As of the Initial Cut-Off Date, the weighted average original term to maturity was approximately 325 months.

    The remaining terms to maturity of the Initial Mortgage Loans were distributed as follows (the sum of the percentages in the following table may not equal the total due to rounding):

                                                    Number of                   Aggregate                 Percent of Initial
        Range of Remaining Terms                     Initial                   Cut-Off Date                 Cut-Off Date
           Maturity (months)                      Mortgage Loans               Loan Balance                 Pool Balance
        ------------------------                  --------------             ---------------              ------------------
                 166 - 168                                1                  $     23,151.68                    0.02%
                 169 - 180                              415                    24,348,752.60                   19.49
                 229 - 240                                6                       313,644.89                    0.25
                 337 - 348                                2                       136,455.58                    0.11
                 349 - 360                            1,037                   100,080,030.43                   80.13
        ------------------------                  --------------             ---------------                  -------

    TOTAL   . . . . . . . . . . . . . . .             1,461                  $124,902,035.18                  100.00%
                                                  ==============             ===============                  =======


    As of the Initial Cut-Off Date, the weighted average remaining term to maturity was approximately 323 months.

    The Cut-Off Date Loan Balances of the Initial Mortgage Loans were distributed as follows (the sum of the percentages in the following table may not equal the total due to rounding):

            Range of                                                 Number of                  Aggregate            Percent of
      Initial Cut-Off Date                                            Initial                  Cut-Off Date    Initial Cut-Off Date
         Loan Balance($)                                           Mortgage Loans              Loan Balance        Pool Balance
-------------------------------                                    --------------             -------------    --------------------
 9,961.62    -        10,000.00                                          1                    $    9,961.61            0.01%
10,000.01    -        15,000.00                                          5                        71,094.39            0.06
15,000.01    -        20,000.00                                         36                       685,154.84            0.55
20,000.01    -        25,000.00                                         62                     1,436,804.88            1.15
25,000.01    -        30,000.00                                         47                     1,326,224.08            1.06
30,000.01    -        35,000.00                                         65                     2,162,088.00            1.73
35,000.01    -        40,000.00                                         80                     3,016,480.05            2.42
40,000.01    -        45,000.00                                         72                     3,110,672.99            2.49
45,000.01    -        50,000.00                                         73                     3,516,593.23            2.82
50,000.01    -        55,000.00                                         80                     4,216,127.85            3.38
55,000.01    -        60,000.00                                         83                     4,817,268.07            3.86
60,000.01    -        65,000.00                                         69                     4,334,661.63            3.47
65,000.01    -        70,000.00                                         69                     4,701,614.49            3.76
70,000.01    -        75,000.00                                         61                     4,458,869.30            3.57
75,000.01    -        80,000.00                                         49                     3,810,575.63            3.05
80,000.01    -        85,000.00                                         48                     3,974,904.95            3.18
85,000.01    -        90,000.00                                         65                     5,720,005.60            4.58
90,000.01    -        95,000.00                                         48                     4,459,101.75            3.57
95,000.01    -       100,000.00                                         57                     5,591,449.48            4.48
100,000.01   -       105,000.00                                         46                     4,733,364.72            3.79
105,000.01   -       110,000.00                                         36                     3,881,158.75            3.11
110,000.01   -       115,000.00                                         32                     3,606,794.98            2.89
115,000.01   -       120,000.00                                         36                     4,256,182.44            3.41
120,000.01   -       125,000.00                                         22                     2,711,798.91            2.17
125,000.01   -       130,000.00                                          9                     1,152,981.52            0.92
130,000.01   -       135,000.00                                         10                     1,336,515.33            1.07
135,000.01   -       140,000.00                                         20                     2,755,782.70            2.21
140,000.01   -       145,000.00                                         13                     1,864,921.32            1.49
145,000.01   -       150,000.00                                         15                     2,231,789.29            1.79
150,000.01   -       200,000.00                                         80                    14,095,824.56           11.29
200,000.01   -       250,000.00                                         35                     7,821,378.67            6.26
250,000.01   -       300,000.00                                         17                     4,768,863.68            3.82
300,000.01   -       350,000.00                                          8                     2,641,055.07            2.11
350,000.01   -       400,000.00                                          4                     1,481,573.48            1.19
400,000.01   -       450,000.00                                          3                     1,257,577.45            1.01
450,000.01   -       500,000.00                                          3                     1,463,430.61            1.17
550,000.01   -       600,000.00                                          1                       571,388.87            0.46
800,000.01   -       850,000.00                                          1                        850,00.00            0.68
-------------------------------                                    --------------           ---------------    -------------------
    TOTAL   . . . . . . . . . . . . . . . . .                        1,461                  $124,902,035.18          100.00%
                                                                   ==============           ===============    ===================

    As of the Initial Cut-Off Date, the average Cut-Off Date Loan Balance of the Initial Mortgage Loans was approximately $85,490.78.

    As of the Initial Cut-Off Date, the geographic distribution of the Initial Mortgage Loans was as follows (the sum of the percentages in the following table may not equal the total due to rounding):

                                                      Number of                     Aggregate                   Percent of
                                                       Initial                     Cut-Off Date           Initial Cut-Off Date
                   State                            Mortgage Loans                 Loan Balance                Pool Balance
---------------------------------------------       --------------              -----------------         --------------------
Arizona . . . . . . . . . . . . . . . . . . .              112                    $  7,030,189.71                  5.63%
California  . . . . . . . . . . . . . . . . .              696                      70,063,844.70                 56.10
Colorado  . . . . . . . . . . . . . . . . . .               46                       3,714,886.32                  2.97
Delaware  . . . . . . . . . . . . . . . . . .                1                          80,893.80                  0.06
Florida . . . . . . . . . . . . . . . . . . .               27                       1,939,742.37                  1.55
Georgia . . . . . . . . . . . . . . . . . . .                2                         181,321.53                  0.15
Hawaii  . . . . . . . . . . . . . . . . . . .               47                       7,432,689.58                  5.95
Idaho . . . . . . . . . . . . . . . . . . . .                2                         160,831.83                  0.13
Illinois  . . . . . . . . . . . . . . . . . .               91                       5,611,363.23                  4.49
Indiana . . . . . . . . . . . . . . . . . . .               16                         720,032.15                  0.58
Iowa  . . . . . . . . . . . . . . . . . . . .                2                          89,860.04                  0.07
Kansas  . . . . . . . . . . . . . . . . . . .               10                         386,603.56                  0.31
Kentucky  . . . . . . . . . . . . . . . . . .                2                         125,915.96                  0.10
Louisiana . . . . . . . . . . . . . . . . . .                1                         103,944.04                  0.08
Maryland  . . . . . . . . . . . . . . . . . .                2                         159,065.34                  0.13
Massachusetts . . . . . . . . . . . . . . . .                2                          85,238.24                  0.07
Minnesota . . . . . . . . . . . . . . . . . .               20                       1,475,820.94                  1.18
Mississippi . . . . . . . . . . . . . . . . .                2                          58,500.00                  0.05
Missouri  . . . . . . . . . . . . . . . . . .               24                       1,344,502.34                  1.08
Montana . . . . . . . . . . . . . . . . . . .                4                         213,312.78                  0.17
Nevada  . . . . . . . . . . . . . . . . . . .               32                       2,303,234.27                  1.84
New Jersey  . . . . . . . . . . . . . . . . .                7                         452,844.17                  0.36
New Mexico  . . . . . . . . . . . . . . . . .               19                       1,136,112.97                  0.91
Ohio  . . . . . . . . . . . . . . . . . . . .               86                       4,985,123.35                  3.99
Oklahoma  . . . . . . . . . . . . . . . . . .                5                         139,031.09                  0.11
Oregon  . . . . . . . . . . . . . . . . . . .               40                       3,699,692.83                  2.96
Pennsylvania  . . . . . . . . . . . . . . . .               38                       2,869,099.05                  2.30
South Carolina  . . . . . . . . . . . . . . .                7                         512,532.54                  0.41
Tennessee . . . . . . . . . . . . . . . . . .                3                         105,931.41                  0.08
Texas . . . . . . . . . . . . . . . . . . . .               29                       2,035,511.58                  1.63
Utah  . . . . . . . . . . . . . . . . . . . .               39                       2,718,315.59                  2.18
Washington  . . . . . . . . . . . . . . . . .               20                       1,657,890.36                  1.33
Wisconsin . . . . . . . . . . . . . . . . . .               24                       1,204,057.13                  0.96
Wyoming . . . . . . . . . . . . . . . . . . .                3                         104,100.38                  0.08
                                                    --------------              -----------------         --------------
    TOTAL   . . . . . . . . . . . . . . . . .            1,461                    $124,902,035.18                100.00%
                                                    ==============              =================         ==============

    As of the Initial Cut-Off Date, the distribution of the types of Mortgaged Properties related to the Initial Mortgage Loans was as follows (the sum of the percentages in the following table may not equal the total due to rounding):

                                                     Number of                        Aggregate               Percent of
                                                      Initial                       Cut-Off Date         Initial Cut-Off Date
           Mortgaged Property Type                 Mortgage Loans                   Loan Balance             Pool Balance
-------------------------------------------        --------------                  ---------------       --------------------
Single family . . . . . . . . . . . . . . .               1,264                    $107,115,364.48               85.76%
Two- to four-family . . . . . . . . . . . .                 114                      11,900,962.42                9.53
PUD . . . . . . . . . . . . . . . . . . . .                  41                       3,759,292.81                3.01
Condominium . . . . . . . . . . . . . . . .                  38                       1,926,878.86                1.54
Manufactured Housing  . . . . . . . . . . .                   3                         159,607.26                0.13
Mobile Home . . . . . . . . . . . . . . . .                   1                          39,929.35                0.03
                                                   --------------                  ---------------       --------------------
    TOTAL   . . . . . . . . . . . . . . . .               1,461                    $124,902,035.18              100.00%
                                                   ==============                  ===============       ====================

    As of the Initial Cut-Off Date, the distribution of the occupancy status of the Mortgaged Properties related to the Initial Mortgage Loans was as follows (the sum of the percentages in the following table may not equal the total due to rounding):

                                                    Number of                      Aggregate                Percent of
                                                     Initial                      Cut-Off Date         Initial Cut-Off Date
               Occupancy Status                   Mortgage Loans                  Loan Balance             Pool Balance
-------------------------------------------       --------------                 ---------------       --------------------
Owner-occupied  . . . . . . . . . . . . . .              1,230                   $107,715,675.94               86.24%
Investor  . . . . . . . . . . . . . . . . .                224                     16,483,728.88               13.20
Second Home . . . . . . . . . . . . . . . .                  7                        702,630.36                0.56
                                                  --------------                 ---------------       --------------------
    TOTAL   . . . . . . . . . . . . . . . .              1,461                   $124,902,035.18              100.00%
                                                  ==============                 ===============       ====================


    As of the Initial Cut-Off Date, the distribution of the lien priority of the Mortgages related to the Initial Mortgage Loans was as follows (the sum of the percentages in the following table may not equal the total due to rounding):

                                  Number of          Aggregate           Percent of
                                  Initial           Cut-Off Date     Initial Cut-Off Date
        Lien Priority          Mortgage Loans       Loan Balance         Pool Balance
---------------------------    --------------     ---------------    --------------------
First lien  . . . . . . . .         1,311         $118,041,873.60           94.51%
Second lien . . . . . . . .           150            6,860,161.58            5.49
                               --------------     ---------------    --------------------
    TOTAL   . . . . . . . .         1,461         $124,902,035.18          100.00%
                               ==============     ===============    ====================

    As of the Initial Cut-Off Date, the distribution of the months since origination of the Initial Mortgage Loans was as follows (the sum of the percentages in the following table may not equal the total due to rounding):

                                                  Number of                           Aggregate                   Percent of
               Months Since                        Initial                          Cut-Off Date            Initial Cut-Off Date
               Origination                      Mortgage Loans                      Loan Balance                Pool Balance
---------------------------------               --------------                   -----------------          --------------------
                     0                                   384                     $   35,031,020.00                  28.05%
                     1                                   526                         44,655,019.45                  35.75
                     2                                   439                         36,667,139.13                  29.36
                     3                                    74                          5,203,701.10                   4.17
                     4                                    20                          1,847,112.98                   1.48
                     5                                     9                            984,570.72                   0.79
                     6                                     3                            246,996.10                   0.20
                     7                                     1                             19,403.62                   0.02
                     8                                     1                             70,863.41                   0.06
                    10                                     1                             16,601.41                   0.01
                    14                                     1                             23,151.68                   0.02
                    15                                     2                            136,455.58                   0.11
                                                --------------                   -----------------          --------------------
    TOTAL   . . . . . . . . . . . . . . .              1,461                       $124,902,035.18                 100.00%
                                                ==============                   =================          ====================


    As of the Initial Cut-Off Date, the weighted average number of months since origination of the Initial Mortgage Loans was approximately 1 month.

    As of the Initial Cut-Off Date, the Initial Mortgage Loans were originated under the different loan programs as follows (the sum of the percentages in the following table may not equal the total due to rounding):

                                                    Number of                     Aggregate                Percent of Initial
                                                     Initial                     Cut-Off Date                 Cut-Off Date
                Loan Programs                     Mortgage Loans                 Loan Balance                 Pool Balance
-------------------------------------------       --------------               ----------------            ------------------
Full Documentation  . . . . . . . . . . . .               975                   $ 80,041,788.77                    64.08%
Limited Documentation . . . . . . . . . . .                97                     10,811,283.29                     8.66
Stated Income . . . . . . . . . . . . . . .               389                     34,048,963.12                    27.26
                                                  --------------               ----------------            ------------------
    TOTAL   . . . . . . . . . . . . . . . .             1,461                   $124,902,035.18                   100.00%
                                                  ==============               ================            ==================

    As of the Initial Cut-Off Date, the Initial Mortgage Loans were rated in the following risk categories (the sum of the percentages in the following table may not equal the total due to rounding):

                                                          Number of                    Aggregate             Percent of Initial
                                                           Initial                   Cut-Off Date               Cut-Off Date
                Risk Categories                         Mortgage Loans               Loan Balance               Pool Balance
---------------------------------------------           --------------              ---------------          ------------------
A+  . . . . . . . . . . . . . . . . . . . . .                429                    $ 38,411,488.70                 30.75%
A+MO/*/ . . . . . . . . . . . . . . . . . . .                 42                       3,528,379.31                  2.82
A-  . . . . . . . . . . . . . . . . . . . . .                509                      44,627,039.76                 35.73
A-MO/*/ . . . . . . . . . . . . . . . . . . .                 11                       1,038,914.49                  0.83
B . . . . . . . . . . . . . . . . . . . . . .                235                      20,230,720.82                 16.20
C . . . . . . . . . . . . . . . . . . . . . .                127                       8,894,695.21                  7.12
C-  . . . . . . . . . . . . . . . . . . . . .                108                       8,170,796.89                  6.54
                                                        --------------              ---------------          ------------------
    TOTAL   . . . . . . . . . . . . . . . . .              1,461                    $124,902,035.18                100.00%
                                                        ==============              ===============          ==================

____________________
/*/  Underwritten pursuant to the Mortgage Credit Only program.

    As of the Initial Cut-Off Date, the Initial Mortgage Loans were originated for the following purposes (the sum of the percentages in the following table may not equal the total due to rounding):

                                                       Number of                      Aggregate           Percent of Initial
                                                        Initial                      Cut-Off Date            Cut-Off Date
                   Purpose                           Mortgage Loans                  Loan Balance            Pool Balance
-------------------------------------------          --------------                -----------------      ------------------
Cash Out Refinance  . . . . . . . . . . . .               1,093                     $ 91,255,790.74              73.06%
Rate/Term Refinance . . . . . . . . . . . .                 284                       27,000,543.99              21.62
Purchase  . . . . . . . . . . . . . . . . .                  84                        6,645,700.45               5.32
                                                     --------------                -----------------      ------------------
    TOTAL   . . . . . . . . . . . . . . . .               1,461                     $124,902,035.18             100.00%
                                                     ==============                =================      ==================

CONVEYANCE OF SUBSEQUENT MORTGAGE LOANS

    The Pooling and Servicing Agreement permits the Trust Fund to acquire, prior to November 1, 1997, Subsequent Mortgage Loans in an amount not to exceed approximately $40,097,965 in aggregate Cut-Off Date Loan Balance. The Subsequent Mortgage Loans may have characteristics that differ from those of the Initial Mortgage Loans. Accordingly, the statistical characteristics of the Mortgage Loans set forth above (which are based exclusively on the Initial Mortgage Loans) and the statistical characteristics of the Mortgage Loans after giving effect to the acquisition of any Subsequent Mortgage Loans will likely differ in certain respects. Each date on which the Seller transfers any Subsequent Mortgage Loans to the Trust Fund shall be referred to herein as a "Subsequent Transfer Date."

    The Subsequent Mortgage Loans to be conveyed to the Trust Fund will be subject to the approval of the Rating Agencies and are not expected to vary materially in the aggregate from the Initial Mortgage Loans.

PAYMENTS ON THE MORTGAGE LOANS

    Except for the Balloon Mortgage Loans, each Mortgage Loan provides for the amortization of the amount financed under the Mortgage Loan over a series of substantially equal monthly payments.

    Each Mortgage Loan provides for monthly payments by the related Mortgagor according to the actuarial method (such Mortgage Loans, "Actuarial Loans"). Actuarial Loans provide that interest is charged to the Mortgagors thereunder, and payments are due from such Mortgagors, as of a scheduled day of each month that is fixed at the time of origination. Scheduled monthly payments made by Mortgagors on the Actuarial Loans either earlier or later than the scheduled due dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest.


                     THE POOLING AND SERVICING AGREEMENT

ASSIGNMENT OF THE MORTGAGE LOANS

    On the Closing Date, the Seller will transfer ownership of the Initial Mortgage Loans to the Depositor. Immediately after such transfer, pursuant to the Pooling and Servicing Agreement, the Depositor will sell, transfer, assign, set over and otherwise convey without recourse to the Trustee, in trust for the benefit of the holders of the Certificates, all right, title and interest of the Depositor in and to each such Initial Mortgage Loan and all right, title and interest in and to all other assets included in the Trust Fund, including all principal and interest payments due after the Initial Cut-Off Date. On each Subsequent Transfer Date, the Seller will transfer ownership of the related Subsequent Mortgage Loans to the Trustee in trust for the benefit of the holders of the Certificates, including all principal and interest payments due after such Cut-Off Date.

    In connection with such transfer and assignment, on the Closing Date the Depositor will deliver, or cause to be delivered, the following documents (collectively constituting the "Trustee's Mortgage File") to the Trustee with respect to each Mortgage Loan: (i) the original Mortgage Note, endorsed in blank or to the order of the Trustee, with all prior and intervening endorsements showing a complete chain of endorsement from the originator of the Mortgage Loan to the Seller; (ii) the original Mortgage with evidence of recording thereon (or, if the original Mortgage has not been returned from the applicable public recording office or is not otherwise available, a copy of the Mortgage certified by a responsible officer of the Seller or by the closing attorney or by an officer of the title insurer or agent of the title insurer which issued the related title insurance policy or commitment therefor to be a true and complete copy of the original Mortgage submitted for recording); (iii) the original executed assignment of the Mortgage executed by the Seller to the Trustee or in blank, acceptable for recording except with respect to any currently unavailable information; (iv) the original assignment and any intervening assignments of the Mortgage, showing a complete chain of assignment from the originator of the Mortgage Loan to the Seller (or, if any such assignment has not been returned from the applicable public recording office or is not otherwise available, a copy of such assignment certified by a responsible officer of the Seller or by the closing attorney or by an officer of the title insurer or agent of the title insurer which issued the related title insurance policy or commitment therefor to be a true and complete copy of such assignment submitted for recording); (v) the original, or a copy certified by the Seller or the originator of the Mortgage Loan to be a true and complete copy of the original, of each assumption, modification, written assurance or substitution agreement, if any; and (vi) an original, or a copy certified by the Seller to be a true and complete copy of the original, of a lender's title insurance policy, or if a lender's title policy has not been issued as of the Closing Date a marked-up commitment (binder) (including any marked additions thereto or deletions therefrom) to issue such policy; provided, that with respect to the Initial Mortgage Loans, the Seller anticipates delivery to the Trustee of the documents set forth in (vi) above within 15 days following the Closing Date.

    On each Subsequent Closing Date, the Depositor will deliver, or cause to be delivered to the Trustee, the Trustee's Mortgage File with respect to each Subsequent Mortgage Loan to be conveyed to the Trustee on such date.

    The Trustee will review the Mortgage Loan documents relating to the Initial Mortgage Loans on or prior to the Closing Date and will review the Mortgage Loan documents relating to the Subsequent Mortgage Loans on or prior to the Subsequent Transfer Date, and will hold such documents in trust for the benefit of the holders of the Certificates. After the Closing Date, if any document is found to be missing or defective in any material respect, the Trustee is required to notify the Master Servicer, the Seller and the Depositor in writing. If the Seller cannot or does not cure such omission or defect within 60 days after its receipt of notice from the Trustee, the Seller will be required to repurchase the related Mortgage Loan (the "Defective Loan") from the Trust Fund at a price (the "Purchase Price") to include 100% of the Loan Balance thereof plus accrued and unpaid interest thereon, calculated at a rate equal to the difference between the Mortgage Rate and the Servicing Fee Rate (the "Net Mortgage Rate") (or, if New Century is no longer the Master Servicer, at the applicable Mortgage Rate) through the day immediately preceding the due date in the Due Period in which such purchase occurs. Rather than repurchase the Defective Loan as provided above, the Seller may remove such Defective Loan (a "Deleted Mortgage Loan") from the Trust Fund and substitute in its place another Mortgage Loan of like kind (a "Replacement Mortgage Loan"); provided, however, that such substitution is permitted only within two years after the Closing Date and may not be made unless an opinion of counsel is provided to the effect that such substitution would not disqualify the Trust Fund as a REMIC or result in a prohibited transaction tax under the Code. Any Replacement Mortgage Loan generally will, on the date of substitution, among other characteristics set forth in the Pooling and Servicing Agreement, (i) have a Loan Balance, after deduction of the principal portion of the scheduled payment due in the Due Period during which such substitution occurred, not in excess of, and not substantially less than the Loan Balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited by the Seller in the Collection Account not later than the succeeding Determination Date and held for distribution to the holders of the Certificates on the related Distribution
Date), (ii) have a Mortgage Rate not less than (and not more than one percentage point greater than) the Mortgage Rate of the Deleted Mortgage Loan, (iii) have a Combined Loan-to-Value Ratio not higher than that of the Deleted Mortgage Loan, (iv) have a remaining term to maturity not more than two years greater than, nor more than two years less than, that of the Deleted Mortgage Loan, (v) have the same or lower credit risk, as measured by credit risk category under the Seller's underwriting guidelines and (vi) comply with all of the representations and warranties set forth in the Pooling and Servicing Agreement as of the date of substitution. This cure, repurchase or substitution obligation constitutes the sole remedy available to the holders of the Offered Certificates or the Trustee for omission of, or a material defect in, a Mortgage Loan document.

THE SELLER AND MASTER SERVICER

    The information set forth in the following paragraphs has been provided by the Seller and the Master Servicer. None of the Depositor, the Trustee, the Subservicer or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of such information.

    New Century Mortgage Corporation (the "Company"), a wholly-owned subsidiary of New Century Financial Corporation ("NCFC"), is a consumer finance and mortgage banking company that originates, sells and services first and second mortgage loans and other consumer loans. The Company emphasizes the origination of mortgage loans that are commonly referred to as non-conforming "B&C" loans. The Company commenced lending operations on February 26, 1996. It is headquartered in Newport Beach, California.

    NCFC announced that it completed an initial public offering of 3,500,000 shares of common stock at a price of $11.00 per share pursuant to a prospectus dated as of June 25, 1997. Net proceeds to NCFC after deducting offering expenses were approximately $31,000,000. Upon completion of the initial public offering, NCFC had 14,108,324 shares outstanding.

    From February 26, 1996 through June 30, 1997, the Company originated approximately $1,040.5 million in mortgage loans, including $433.0 million in the quarter ended June 30, 1997. As of June 30, 1997, approximately $853.8 million of these loans had been sold, mostly on a servicing-released basis, with approximately $331.3 million of these loans being sold through securitization.

    As of June 30, 1997, the Company had opened retail and wholesale branch offices in the states of Arizona, California, Colorado, Florida, Georgia, Hawaii, Illinois, Indiana, Iowa, Minnesota, Missouri, Montana, Nevada, New Mexico, Ohio, Oregon, Pennsylvania, Texas, Utah, Washington and Wisconsin, and was originating mortgage loans through 3 regional operating centers, 22 wholesale sales offices and 44 retail sales offices. As of June 30, 1997, the Company had approximately 623 employees.

    THE COMPANY COMMENCED LENDING OPERATIONS IN FEBRUARY 1996. ACCORDINGLY, THE COMPANY HAS NO REPRESENTATIVE HISTORICAL DELINQUENCY, BANKRUPTCY, FORECLOSURE OR DEFAULT EXPERIENCE THAT MAY BE REFERRED TO FOR PURPOSES OF ESTIMATING FUTURE DELINQUENCY AND LOSS EXPERIENCE OF THE MORTGAGE LOANS.

THE SUBSERVICER

    The information set forth in the following paragraphs has been provided by the Subservicer. None of the Depositor, the Master Servicer, the Trustee or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of such information.

    Advanta Mortgage Corp. USA (the "Subservicer" or "Advanta") will act as the subservicer for the Mortgage Loans. The Subservicer is an indirect subsidiary of Advanta Corp., a Delaware corporation ("Advanta Parent"), a publicly-traded company based in Horsham, Pennsylvania with assets as of June 30, 1997 of approximately $6.5 billion. Advanta Parent, through its subsidiaries (including the Subservicer) managed assets (including mortgage loans) in excess of $20.6 billion as of June 30, 1997.

    On March 17, 1997, Advanta Parent issued a press release (the "Press Release"), announcing that it expected to report 1997 results well below previous expectations. The Press Release stated that for the first quarter, Advanta Parent expected to report a loss of approximately $20 million compared to earnings of $41 million in the first quarter of 1996. On April 16, 1997, Advanta Parent reported a loss of $19.8 million for the first quarter of 1997. The losses are attributed to a number of factors, including increases in consumer bankruptcies and charge-offs and lower receivables balances than originally anticipated in its credit card business. On July 16, 1997, Advanta Parent reported net income of $5.4 million for the second quarter of 1997, compared to net income of $45.1 million for the second quarter of 1996. Advanta Parent has retained BT Wolfensohn, a division of the Bankers Trust New York Corporation, to explore all strategic alternatives that build upon the historic strength and success of the company as a whole and of its business units, including the Subservicer, with the aim of maximizing the company's value for its shareholders and other constituents. The strategic alternatives which might be considered include, but are not limited to, a strategic alliance with another company, an alliance or initial public offering involving one or more of Advanta Parent's operating units or a merger or sale involving Advanta Parent as a whole. There is no assurance that any such alterative will be pursued. The result of pursuing such alternatives may positively or adversely affect the financial ability of the Subservicer to perform its financial and other obligations or to service the Mortgage Loans in the Trust Fund.

    As of June 30, 1997, the Subservicer and its subsidiaries were servicing approximately 61,000 mortgage loans that were originated by the Subservicer representing an aggregate outstanding principal balance of approximately $3.7 billion. The Subservicer also services approximately 110,000 mortgage loans representing an aggregate outstanding principal balance of approximately $7.5 billion, which loans were not originated by the Subservicer and are being serviced for third parties on a contract servicing basis.

    The Certificates will not represent an interest in or an obligation of, nor are the Mortgage Loans guaranteed by the Subservicer or Advanta Parent, nor will the Mortgage Loans be insured or guaranteed by the FDIC or any other governmental agency or instrumentality.

    Delinquency and Loss Experience of the Subservicer. The following tables set forth information relating to the delinquency, loan loss and foreclosure experience of the Subservicer for its Owned and Managed Servicing Portfolio for June 30, 1997 and for each of the four prior years ended December 31. The Subservicer's "Owned and Managed Servicing Portfolio" consists of the Subservicer's servicing portfolio of fixed and variable rate mortgage loans excluding certain loans serviced by the Subservicer that were not originated or purchased and reunderwritten by the Subservicer or any affiliate thereof. In addition to the Owned and Managed Servicing Portfolio, the Subservicer serviced as of June 30, 1997, approximately 110,000 mortgage loans with an aggregate principal balance as of such date of approximately $7.5 billion; such loans were not originated by the Subservicer or any affiliate thereof and are being serviced for third parties on a contract servicing basis (the "Third-Party Servicing Portfolio"). Mortgage loans such as the Mortgage Loans in the Trust Fund would be included in the Subservicer's Third-Party Servicing Portfolio. THE FOLLOWING TABLES, HOWEVER, PERTAIN ONLY TO THE SUBSERVICER'S OWNED AND MANAGED SERVICING PORTFOLIO, NOT THE THIRD-PARTY SERVICING PORTFOLIO, AND NO INFORMATION RELATING TO THE DELINQUENCY, LOAN LOSS AND FORECLOSURE EXPERIENCE OF THE SUBSERVICER FOR ITS THIRD-PARTY SERVICING PORTFOLIO ARE AVAILABLE.


         DELINQUENCY AND FORECLOSURE EXPERIENCE OF THE SUBSERVICER'S
           OWNED AND MANAGED SERVICING PORTFOLIO OF MORTGAGE LOANS


                                Six Months
                              Ending June 30,                                 Year Ending December 31,
                            ------------------    --------------------------------------------------------------------------------
                                   1997                  1996                1995                 1994                 1993
                            ------------------------------------------------------------------------------------------------------
                            Number    Dollar      Number    Dollar    Number    Dollar    Number     Dollar    Number     Dollar
                              of      Amount        of      Amount      of      Amount      of       Amount      of       Amount
                             Loans     (000)       Loans    (000)     Loans      (000)     Loans     (000)      Loans      (000)
                            ------------------------------------------------------------------------------------------------------
Portfolio                   61,010  $3,688,283    43,303  $2,595,981  35,592  $1,797,582  26,446   $1,346,100  25,460   $1,149,864

Delinquency
  Percentage/(1)/
  30-59 days                 2.84%      2.69%      3.07%     2.90%     2.67%      2.44%    2.01%       1.57%     2.43%      2.22%
  60-89 days                 0.82       0.88       0.85      0.90      0.72       0.71     0.57        0.45      0.77       0.63
  90 days or more            1.33       1.73       1.45      1.26      1.69       1.23     1.85        1.51      2.19       2.12
Total                        4.99%      5.30%      5.37%     5.06%     5.08%      4.38%    4.43%       3.53%     5.39%      4.97%

Foreclosure Rate/(F2)/       1.33%      1.51%      1.62%     1.92%     1.29%      1.53%    1.35%       1.38%     1.32%      1.62%

REO Properties/(F3)/         0.23%     --          0.42%    --         0.52%     --        0.47%      --         0.42%     --

--------------------
/(1)/ The period of delinquency is based on the number of days payments are contractually past due. The delinquency statistics for the period exclude loans in foreclosure.

/(2)/ The "Foreclosure Rate" is the number of mortgage loans or the dollar amount of mortgage loans in foreclosure as a percentage of the total number of mortgage loans or the dollar amount of mortgage loans, as the case may be, as of the date indicated.

/(3)/ REO Properties (i.e., "real estate owned" properties--properties relating to mortgage foreclosed or for which deeds in lieu of foreclosure have been accepted, and held by the Subservicer pending disposition) percentages are calculated using the number of loans, not the dollar amount.



                  LOAN LOSS EXPERIENCE OF THE SUBSERVICER'S
           OWNED AND MANAGED SERVICING PORTFOLIO OF MORTGAGE LOANS

                               Six Months Ending
                                    June 30,                                     Year Ending December 31,
                               ------------------        --------------------------------------------------------------------
                                      1997                  1996                 1995               1994              1993
                               ------------------        -----------         -----------         -----------        ---------
                                                                   (Dollars in thousands)
                               ----------------------------------------------------------------------------------------------
          Average amount
          outstanding/(1)/              $3,078,712        $2,102,643          $1,540,238          $1,225,529        $1,049,447

          Gross losses/(2)/                 $7,954           $15,184             $13,978             $20,886           $14,115

          Recoveries/(3)/                      $21              $117                $148                $179              $123

          Net losses/(4)/                   $7,933           $15,067             $13,830             $20,707           $13,992

          Net losses as a
          percentage of
          average amount
          outstanding                   0.52%/(5)/             0.72%               0.90%               1.69%             1.33%
_____________
/(1)/ The "Average Amount Outstanding" during the period is the arithmetic average of the principal balances of the mortgage loans outstanding on the last business day of each month during the period.
/(2)/ "Gross Losses" are amounts which have been determined to be uncollectible relating to mortgage loans for each respective period.
/(3)/ "Recoveries" are recoveries from liquidation proceeds and deficiency judgments.
/(4)/ "Net Losses" represents "Gross Losses" minus "Recoveries".
/(5)/ Based on annualized net losses.


------------
* THE OWNED AND MANAGED PORTFOLIO STATISTICS HAVE BEEN RESTATED TO EXCLUDE INTEREST ADVANCES ON THE SERVICED PORTFOLIO TO BE CONSISTENT WITH THE PRESENTATION OF THE OWNED PORTFOLIO.

    The Subservicer experienced an increase in the net loss rate on its Owned and Managed Servicing Portfolio during the period from 1990 through 1994. It believes that such increase was due to four primary factors: the seasoning of its portfolio, economic conditions, a decline in property values in certain regions and the acceleration of charge-offs on loans in 1994. In addition, the level of net losses during such period was negatively impacted by the performance on its Non-Income Verification ("NIV") loan program. The net loss rates as a percentage of the average amount outstanding on its Owned and Managed Servicing Portfolio, excluding NIV loans, are 1.42% and 0.88% for the periods ending December 31, 1994 and December 31, 1993, respectively.

    It is unlikely that the delinquency experience of the Mortgage Loans comprising the Trust Fund will correspond to the delinquency experience of the Subservicer's Owned and Managed Servicing Portfolio set forth in the foregoing tables. The statistics shown above represent the delinquency experience for the Subservicer's Owned and Managed Servicing Portfolio, rather than the Third-Party Servicing Portfolio, and the statistics represent the delinquency experience only for the periods presented, whereas the aggregate delinquency experience on the Mortgage Loans will depend on the results obtained over the life of the pool. The Subservicer's Owned and Managed Servicing Portfolio includes mortgage loans with a variety of payment and other characteristics (including geographic location) which are not necessarily representative of the payment and other characteristics of the Mortgage Loans. The Subservicer's Owned and Managed Servicing Portfolio also includes mortgage loans underwritten pursuant to guidelines not necessarily representative of those applicable to the Mortgage Loans. Accordingly, there can be no assurance that the Mortgage Loans will perform consistent with the delinquency or foreclosure experience described herein. It should be further noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by the Subservicer. In addition, adverse economic conditions may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies and foreclosures with respect to the Mortgage Loans in the Trust Fund.

THE SUBSERVICING AGREEMENT

    Pursuant to the Subservicing Agreement between the Master Servicer and the Subservicer, the Subservicer will service the Mortgage Loans. The terms and conditions of the Subservicing Agreement are consistent with and do not violate the provisions of the Pooling and Servicing Agreement. The Subservicing Agreement does not relieve the Master Servicer from any of its obligations to service the Mortgage Loans in accordance with the terms and conditions of the Pooling and Servicing Agreement. In the event the Master Servicer is terminated for reasons unrelated to the performance of the Subservicer, subject to certain conditions, the Subservicer will be appointed successor Master Servicer.

    Upon  the  occurrence and  continuation  of  certain events,  the  Master
Servicer, if a Subservicer Event of Default has occurred under the Subservicing Agreement, may remove the Subservicer. A "Subservicer Event of Default" under the Subservicing Agreement includes, but is not limited to (i) the Subservicer's failure to deliver funds or make payments when due, failure to perform any other obligation of the Subservicer under the Subservicing Agreement or failure to cure a breach of a representation or warranty by the Subservicer which materially and adversely affects the interests of the Certificateholders, in each case subject to specified cure periods following notice of any such failure; or (ii) the Subservicer's commencement, or the commencement against it without prompt discharge, of bankruptcy or similar proceedings jeopardizing or eliminating the ability of the Subservicer to pay or otherwise discharge its obligations.

    If  the  Subservicer  is  removed  or   resigns,  the  successor  to  the
Subservicer, which may be the Master Servicer or another subservicer, shall be selected by the Master Servicer.

THE TRUSTEE

    First Trust National Association, a national banking association, will act as Trustee for the Certificates pursuant to the Pooling and Servicing Agreement. The Trustee's offices for notices under the Pooling and Servicing Agreement are located at 180 East Fifth Street, St. Paul, Minnesota 55101, and its telephone number is (800) 934-6802.

    The principal compensation to be paid to the Trustee in respect of its obligations under the Agreement will be equal to accrued interest at the Trustee Fee Rate of 0.0125% per annum on the aggregate Loan Balance of the Mortgage Loans.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

    The Master Servicer will be paid a monthly fee from interest collected with respect to each Mortgage Loan (as well as from any liquidation proceeds from a Liquidated Mortgage Loan that are applied to accrued and unpaid interest) equal to one-twelfth of the Loan Balance thereof multiplied by the Servicing Fee Rate (such product, the "Servicing Fee"). The "Servicing Fee Rate" for each Mortgage Loan will equal 0.50% per annum. The amount of the monthly Servicing Fee is subject to adjustment with respect to prepaid Mortgage Loans, as described herein under "--Adjustment to Servicing Fee in Connection with Certain Prepaid Mortgage Loans." The Master Servicer is also entitled to receive, as additional servicing compensation, amounts in respect of all late payment fees, assumption fees and other similar charges and all reinvestment income earned on amounts on deposit in the Collection Account and the Certificate Account. The Master Servicer is obligated to pay certain ongoing expenses associated with the Mortgage Loans and incurred by the Trustee in connection with its responsibilities under the Pooling and Servicing Agreement.

ADJUSTMENT TO SERVICING FEE IN CONNECTION WITH CERTAIN PREPAID MORTGAGE LOANS

    When a borrower prepays all or a portion of a Mortgage Loan between scheduled monthly payment dates (each, a "due date"), the borrower pays interest on the amount prepaid only to the date of prepayment. This results in a shortfall in the collection of interest on the Mortgage Loan, as compared with the interest that would otherwise have been collected and available for distribution to Certificateholders. In order to mitigate the effect of any such shortfall in interest distributions to holders of the Offered Certificates on any Distribution Date (a "Prepayment Interest Shortfall"), the amount of the Servicing Fee otherwise payable to the Master Servicer for such month shall, to the extent of such shortfall, be deposited by the Master Servicer in the Collection Account for distribution to holders of the Offered Certificates on such Distribution Date. However, any such reduction in the Servicing Fee will be made only to the extent of the Servicing Fee otherwise payable to the Master Servicer with respect to payments on the Mortgage Loans received during the Due Period to which such Distribution Date relates. Any such deposit by the Master Servicer will be reflected in the distributions to holders of the Offered Certificates made on the Distribution Date on which the Principal Prepayment received would be distributed. See "Description of the Certificates--Example of Distributions" herein.

ADVANCES

    Subject to the following limitations, the Master Servicer will be obligated to advance or cause to be advanced on or before each Distribution Date its own funds, or funds in the Collection Account that constitute amounts held for future distribution, in an amount equal to the aggregate of all payments of principal and interest, net of the Servicing Fee, that were due during the related Due Period on the Mortgage Loans and that were delinquent on the related Determination Date, plus certain amounts representing assumed payments not covered by any current net income on the Mortgaged Properties acquired through foreclosure or deed in lieu of foreclosure (any such advance, an "Delinquency Advance").

    Delinquency Advances are required to be made only to the extent they are deemed by the Master Servicer to be recoverable from related late collections, insurance proceeds or liquidation proceeds. The purpose of making such Delinquency Advances is to maintain a regular cash flow to the Certificateholders, rather than to guarantee or insure against losses. The Master Servicer will not be required to make any Delinquency Advances with respect to reductions in the amount of the monthly payments on the Mortgage Loans due to bankruptcy proceedings or the application of the Civil Relief Act.

    All Delinquency Advances will be reimbursable to the Master Servicer from late collections, insurance proceeds and liquidation proceeds from the Mortgage Loan as to which such unreimbursed Delinquency Advance was made. In addition, any Delinquency Advances previously made in respect to any Mortgage Loan that are at any time deemed by the Master Servicer to be nonrecoverable from related late collections, insurance proceeds or liquidation proceeds may be reimbursed to the Master Servicer out of any funds in the Collection Account prior to the distributions on the Certificates. In the event the Master Servicer fails in its obligation to make any such Delinquency Advance, the Trustee will be obligated to make any such Delinquency Advance, to the extent required in the Pooling and Servicing Agreement.

                       DESCRIPTION OF THE CERTIFICATES

GENERAL

    The Offered Certificates will be issued pursuant to a Pooling and Servicing Agreement, dated as of September 1, 1997 (the "Pooling and Servicing Agreement"), among the Depositor, the Seller, the Master Servicer and the Trustee. Set forth below are summaries of the specific terms and provisions pursuant to which the Offered Certificates will be issued. The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement. When particular provisions or terms used in the Pooling and Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

    New  Century Home  Equity Loan  Trust,  Series 1997-NC5  will consist  of
(i) the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6
Certificates and Class A-7IO Certificates (collectively, the "Senior Certificates"), (ii) the Class M-1 Certificates and the Class M-2 Certificates (collectively, the "Mezzanine Certificates"), (iii) the Class B Certificates (the "Subordinate Certificates" and, together with the Senior Certificates and the Mezzanine Certificates, the "Offered Certificates") and
(iv) the Class R Certificates (the "Residual Certificates"). The Offered Certificates and the Residual Certificates are collectively referred to herein as the "Certificates." The Residual Certificates do not have a principal balance and will evidence a residual interest in the Trust Fund.

    The Offered Certificates will have Original Certificate Principal Balances or an initial Certificate Notional Balance (in the case of the Class A-7IO Certificates) specified on the cover hereof or described herein and, together with the Residual Certificates, will evidence the entire beneficial ownership interest in the Trust Fund. The aggregate of the Original Certificate Principal Balances of the Offered Certificates is $165,000,000. The Class A-7IO Certificates have no principal balance and accrue interest on a notional balance (the "Certificate Notional Balance") equal to the aggregate Loan Balance of the Mortgage Loans then outstanding. The initial Certificate Notional Balance of the Class A-7IO Certificates will be equal to the Initial Cut-Off Date Pool Balance; thereafter, the Certificate Notional Balance of the Class A-7IO Certificates will increase to the extent of the aggregate of the Cut-Off Date Loan Balances of any Subsequent Mortgage Loans before declining as described herein.

    The Offered Certificates will be issued in book-entry form as described below. The Offered Certificates will be issued in minimum dollar denominations or notional balances of $100,000 and integral multiples of $1,000 in excess thereof (except that one certificate of each class may be issued in a denomination which is not an integral multiple thereof). The assumed final maturity dates for the Classes of Offered Certificates are the applicable Distribution Dates set forth in the table below:

                 Class                     Assumed Final Maturity Date
       -------------------------           ---------------------------
       Class A-1                                         May 25, 2012
       Class A-2                                        July 25, 2018
       Class A-3                                        June 25, 2022
       Class A-4                                      August 25, 2025
       Class A-5                                     October 25, 2028
       Class A-6                                     October 25, 2028
       Class A-7IO                                   October 25, 2028
       Class M-1                                     October 25, 2028
       Class M-2                                     October 25, 2028
       Class B                                       October 25, 2028


BOOK-ENTRY CERTIFICATES

    The Offered Certificates will initially be book-entry certificates (the "Book-Entry Certificates"). The Book-Entry Certificates will be issued in one or more certificates, the original aggregate principal balances of which will equal the Original Certificate Principal Balance or the initial Certificate Notional Balance (in the case of the Class A-7IO Certificates) of each Class and will be held by a nominee of The Depository Trust Company (together with any successor depository selected by the Depositor, the "Depository"). Beneficial interests in the Book-Entry Certificates will be held indirectly by investors through the book-entry facilities of the Depository, as described herein. The Depositor has been informed by the Depository that its nominee will be Cede & Co. ("Cede"). Accordingly, Cede is expected to be the holder of record of the Book-Entry Certificates. Except as described below, no person acquiring a Book-Entry Certificate (each, a "beneficial owner" or "Certificate Owner") will be entitled to receive a physical certificate representing such Certificate (a "Definitive Certificate") except in the event Definitive Certificates are issued under the limited circumstances described herein.

    The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of the Depository (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of the Depository, if the beneficial owner's Financial Intermediary is not a Depository participant). Therefore, the beneficial owner must rely on the foregoing procedures to evidence its beneficial ownership of a Book-Entry Certificate. Beneficial ownership of a Book-Entry Certificate may be transferred only in compliance with the procedures of such Financial Intermediaries and Depository participants.

    The Depository, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own the Depository. In accordance with its normal procedures, the Depository is expected to record the positions held by each Depository participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of the Book-Entry Certificates will be subject to the rules, regulations and procedures governing the Depository and Depository participants as in effect from time to time.

    Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to the Depository. The Depository will be responsible for crediting the amount of such payments to the accounts of the applicable Depository participants in accordance with the Depository's normal procedures. Each Depository participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

    Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede. None of the Depositor, the Seller, the Master Servicer or the Trustee is responsible or liable for such delays in the application of such payments to such beneficial owners. Because the Depository can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of the Book-Entry Certificates, may be limited due to the absence of physical certificates for the Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

    Unless and until Definitive Certificates are issued, it is anticipated that the only "Certificateholder" of the Book-Entry Certificates within the meaning of the Pooling and Servicing Agreement will be Cede, as nominee of the Depository. Beneficial owners of the Book-Entry Certificates will not be "Certificateholders," as that term is used in the Pooling and Servicing
Agreement. Beneficial owners are only permitted to exercise the rights of Certificateholders indirectly through Financial Intermediaries and the Depository. Reports on the Trust Fund provided by the Master Servicer to Cede, as nominee of the Depository, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose Depository accounts the Book-Entry Certificates of such beneficial owners are credited.

    The Depository has advised the Depositor and the Trustee that, unless and until Definitive Certificates are issued, the Depository will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Pooling and Servicing Agreement only at the direction of one or more Financial Intermediaries to whose Depository accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates.

    Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to the Depository, only if
(a) the Depositor advises the Trustee in writing that the Depository is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and the Depositor or the Trustee is unable to locate a qualified successor; (b) the Depositor, at its sole option, advises the Trustee that it elects to terminate a book-entry system through the Depository; or (c) beneficial owners of the Book-Entry Certificates having not less than 51% of the Voting Rights evidenced by the Book-Entry Certificates advise the Trustee and the Depository through the Financial Intermediaries in writing that the continuation of a book-entry system with respect to such Book-Entry Certificates through the Depository (or a successor thereto) is no longer in the best interests of beneficial owners.

    Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the Book-Entry Certificates through the Depository of the occurrence of such event and the availability of Definitive Certificates. Upon surrender by the Depository of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-
registration, the Trustee will issue the Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Pooling and Servicing Agreement.

DISTRIBUTIONS

    Distributions on the Offered Certificates will be made by the Trustee on the 25th day of each month, or if such day is not a Business Day, on the first Business Day thereafter, commencing in October 1997 (each, a "Distribution Date"), to the persons in whose names such Certificates are registered at the close of business on the last Business Day of the month preceding the month of the related Distribution Date (each, a "Record Date").

DEPOSITS INTO THE COLLECTION ACCOUNT

    The Master Servicer shall establish or cause to be established and, initially, maintain an account (the "Collection Account") on behalf of the Trustee for the benefit of the Certificateholders. Within two business days after receipt (or, if applicable, on or prior to such other date as may be specified in the Pooling and Servicing Agreement), the Master Servicer will remit to the Trustee (or, in the event the Collection Account is maintained with another institution pursuant to the Pooling and Servicing Agreement, to such institution) for deposit into the Collection Account the following payments and collections received or made by it subsequent to the applicable Cut-Off Date (to the extent not applied in computing the applicable Cut-Off Date Loan Balance) or received prior to the applicable Cut-Off Date but due the Trust Fund:

        (i)(a) all payments on account of scheduled principal, and (b) all Principal Prepayments, in each case on the Mortgage Loans;

        (ii) all payments on account of interest on the Mortgage Loans (net of the related Servicing Fee) that are due subsequent to the applicable Cut-Off Date;

        (iii) with respect to any Mortgage Loan, all proceeds of any related insurance policies (to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or released to the related Mortgagor in accordance with either the Master Servicer's or the Subservicer's normal servicing procedures) ("Insurance Proceeds"), and all other cash amounts received either (a) through eminent domain or condemnation with respect to the Mortgaged Properties or (b) in connection with the liquidation of defaulted Mortgage Loans ("Liquidation Proceeds"), together with the net proceeds on a monthly basis received with respect to any Mortgaged Properties acquired by the Master Servicer by foreclosure, deed in lieu of foreclosure or otherwise, net of the sum of (A) all unreimbursed Servicing Advances (as defined in the Pooling and Servicing Agreement) and unreimbursed Delinquency Advances, if any, with respect to such Mortgage Loan, (B) all accrued interest on such Mortgage Loan at the applicable Net Mortgage Rate from the Due Date as to which interest was last paid by the related Mortgagor through the due date in the Due Period relating to the Distribution Date in which such proceeds are required to be distributed on such Mortgage Loan (to the extent not already covered in (A) above), (C) all accrued and unpaid Servicing Fees, if any, and (D) without duplication, liquidation expenses.

        (iv) all payments made by the Master Servicer in respect of Prepayment Interest Shortfalls;

        (v) any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Collection Account;

        (vi) any amounts required to be deposited by the Master Servicer with respect to any deductible clause in any blanket hazard insurance policy maintained by the Master Servicer in lieu of requiring each Mortgagor to maintain a primary hazard insurance policy;

        (vii) all proceeds of any Mortgage Loans or property acquired in respect of Mortgage Loans through foreclosure and purchased by the Seller or the Master Servicer and all amounts required to be deposited in connection with shortfalls in the principal amount of Replacement Mortgage Loans;

        (viii) all prepayment penalties, if any, collected during the related Due Period;

        (ix) the amount of any Delinquency Advances to be deposited to the Collection Account pursuant to the Pooling and Servicing Agreement; and

        (x) all amounts required to be deposited therein in respect of repurchases of Mortgage Loans as provided in the Pooling and Servicing Agreement.

WITHDRAWALS FROM THE COLLECTION ACCOUNT

    The Master Servicer, or the Trustee at the written request of the Master Servicer, will withdraw funds from the Collection Account for the following purposes:

             (i) to deposit into the Certificate Account prior to 3:00 p.m., New York time, on the Servicer Remittance Date immediately preceding each Distribution Date (after having received Delinquency Advances for such period) the related Interest Remittance Amount and the related Principal Remittance Amount, net of amounts to be paid as follows:

          (A) to pay to the Master Servicer or the Seller, as the case may be, with respect to each Mortgage Loan that has previously been purchased or replaced pursuant to the Pooling and Servicing Agreement all amounts received thereon in any month subsequent to the month of such purchase or substitution, as the case may be;

          (B) to reimburse the Master Servicer for any Delinquency Advance or Servicing Advance previously made that the Master Servicer has determined to be a nonrecoverable Delinquency Advance or a nonrecoverable Servicing Advance;

          (C) to reimburse the Seller, the Depositor and the Master Servicer for certain losses, liabilities, costs and expenses reimbursable to them pursuant to the Pooling and Servicing Agreement;

             (ii) to pay to the Master Servicer in respect to any Mortgage Loan (x) all recovered and previously unreimbursed Delinquency Advances and Servicing Advances (but only to the extent received from the related Mortgagor) and (y) any interest or investment income earned on funds deposited in the Collection Account (net of investment losses);

             (iii) to reimburse the Master Servicer or the Trustee, as the case may be, for expenses reasonably incurred in respect of any breach or defect giving rise to a repurchase obligation under the Pooling and
    Servicing  Agreement,   including  any  expenses   arising  out   of  the
    enforcement of the purchase obligation, but only to the extent included in the related purchase price;

             (iv) to pay  to the  Master Servicer  the excess, if any, of  any
    Net  Recovery  Proceeds  (as  defined   in  the  Pooling  and   Servicing
    Agreement) over the Loan Balance of the related Mortgage Loan, to the extent any such excess was deposited into the Collection Account;

             (v) to withdraw any amount not required to be deposited into the Collection Account, which amount shall include all interest payments as to which the related Due Date occurs on or prior to the applicable Cut-Off Date;

             (vi) to clear and terminate the Collection Account pursuant to the Pooling and Servicing Agreement upon the termination of the Trust Fund; and

             (vii) in the event of a prepayment or satisfaction of a Mortgage Loan, to pay the refunds and expenses to which the Mortgagor is entitled as set forth on requests submitted by the Master Servicer.

DEPOSITS INTO THE CERTIFICATE ACCOUNT

    The Trustee shall maintain a certificate account (the "Certificate Account") on behalf of the registered holders of the Certificates. The Trustee shall, promptly upon receipt, deposit into the Certificate Account and retain therein the following:

        (i) the amounts withdrawn from the Collection Account as described under clause (i) under "-Withdrawals from the Collection Account" above;

        (ii) any amount received by the Trustee in connection with a termination of the Trust Fund in accordance with the Pooling and Servicing Agreement;

        (iii) any amount received from the Master Servicer and required to be deposited therein in respect of losses on investment of funds in the Certificate Account; and

        (iv) the amount, if any, required to be withdrawn from either the Pre-Funding Account or the Capitalized Interest Account in respect of such Distribution Date.

WITHDRAWALS FROM THE CERTIFICATE ACCOUNT

    The Trustee will withdraw funds from the Certificate Account and apply them not later than 1:00 p.m. New York time on each Distribution Date in the following order of priority:

        (i)  first, to pay the  Trustee the Trustee Fee for such  Distribution
    Date;

        (ii) second, to pay to the Master Servicer any interest or investment income earned on funds deposited in the Certificate Account (net of investment losses); and

        (iii)    third,  any  remaining  amounts  then  on  deposit  in   the
    Certificate Account, to make distributions to the Certificateholders as described under "--Allocation of Available Funds" below.

PRE-FUNDING ACCOUNT

    On the Closing Date, the Seller will deposit approximately $40,097,965 (the "Pre-Funded Amount") into an account (the "Pre-Funding Account"), to be maintained by and in the name of the Trustee as part of the Trust Fund for the benefit of the holders of the Certificates. The Pre-Funding Account will be used to acquire Subsequent Mortgage Loans during the period beginning on the Closing Date and generally terminating on the earlier to occur of (i) the date on which the amount on deposit in the Pre-Funding Account (exclusive of any investment earnings) is less than $100,000 and (ii) November 1, 1997 (the "Funding Period"). The Pre-Funded Amount will be reduced during the Funding Period by the amount thereof used to purchase Subsequent Mortgage Loans in accordance with the Pooling and Servicing Agreement. Any Pre-Funded Amount remaining at the end of the Funding Period (the "Unutilized Funding Amount") will be distributed to holders of certain Classes of Certificates on the Distribution Date immediately following the Due Period in which the end of the Funding Period occurs, in reduction of the related Certificate Principal Balances, thus resulting in an unscheduled distribution of principal in respect of such Classes of Certificates on such date. The manner in which the Unutilized Funding Amount is allocated to the Certificates will depend on its size. If the Unutilized Funding Amount equals or exceeds $100,000, holders of the Certificates will be entitled to a pro rata distribution of such Unutilized Funding Amount, on the basis of the respective Original Certificate Principal Balances of such classes. If the Unutilized Funding Amount is less than $100,000, it will be distributed pursuant to the allocation of the Regular Principal Distribution Amount for the related Distribution Date, as described in "-- Allocation of Available Funds" below.

    Amounts on deposit in the Pre-Funding Account will be invested in Eligible Investments (as defined in the Pooling and Servicing Agreement). All interest and any other investment earnings on amounts on deposit in the Pre-Funding Account will be deposited in the Certificate Account. The Pre-Funding Account will not be an asset of the REMIC. For federal income tax purposes, the Pre-Funding Account will be owned by and all investment earnings on amounts in the Pre-Funding Account shall be taxable to the Seller.

CAPITALIZED INTEREST ACCOUNT

    On the Closing Date the Seller will deposit into an account (the "Capitalized Interest Account"), to be maintained with and in the name of the Trustee as part of the Trust Fund for the benefit of the holders of the Certificates, a portion of the proceeds of the sale of the Certificates. The amount deposited therein will be used by the Trustee on the Distribution Dates in October and November 1997 to cover shortfalls in interest on the Certificates that may arise as a result of the utilization of the Pre-Funding Account for the purchase by the Trust Fund of Subsequent Mortgage Loans after the Closing Date. Any amounts remaining in the Capitalized Interest Account at the end of the Funding Period which are not needed to cover shortfalls on the related Distribution Dates are required to be paid directly to the Seller. The Capitalized Interest Account will not be an asset of the REMIC. For federal income tax purposes, the Capitalized Interest Account will be owned by and all investment earnings on amounts in the Capitalized Interest Account will be taxable to the Seller.

ALLOCATION OF AVAILABLE FUNDS

    Distributions to holders of each class of Offered Certificates will be made on each Distribution Date from Available Funds. "Available Funds" as of any Distribution Date are the aggregate amount on deposit in the Distribution Account relating to the Mortgage Loans after 1:00 p.m. New York time on such Distribution Date (excluding the portion thereof, if any, consisting of any net investment earnings).

    On  each   Distribution  Date,  the   Trustee  will  withdraw   from  the
Certificate Account Available Funds then on deposit therein and will distribute the same in the following order of priority:

        (A) concurrently, to each Class of Senior Certificates, the Interest Distributable Amount for such Class for such Distribution Date (any insufficiency being allocated among the Classes of Senior Certificates in proportion to such Classes' respective Interest Distributable Amounts for such Distribution Date);

        (B)     sequentially,  to  the   Class M-1,  Class M-2  and  Class  B
    Certificates, in that order, the related Monthly Interest Distributable Amount for such Distribution Date;

        (C) on the Distribution Date immediately following the Due Period in which the end of the Funding Period occurs, the Pro Rata Pre-Funding Distribution Amount, if any, to the Certificates, pro rata, on the basis of their respective Original Certificate Principal Balances;

        (D) from the lesser of (x) that portion of such Available Funds remaining after making the distributions in paragraphs (A), (B) and (C) above and (y) the Regular Principal Distribution Amount:

             (i)  to  the   Class A-6  Certificates,  the  Class A-6  Priority
        Distribution Amount up to the amount necessary to reduce the Certificate Principal Balance of the Class A-6 Certificates to zero;

             (ii) sequentially, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Certificates, in that order, until the respective Certificate Principal Balances thereof are reduced to zero, the amount necessary to reduce the Aggregate Senior Certificate Principal Balance (after giving effect to any reduction thereof on such Distribution Date pursuant to paragraph (C) and clause (D)(i) above) to the related Senior Optimal Principal Balance for such Distribution Date;

             (iii) sequentially, to the Class M-1, Class M-2 and Class B Certificates, in that order, the amount necessary to reduce the Certificate Principal Balance of each such Class to the related Optimal Principal Balance for such Distribution Date;

        (E)  from  the General Excess Available Amount for  such Distribution
    Date:

             (i)    the   Overcollateralization  Deficiency  Amount,  if  any,
        payable as follows:

                 (1) to the Class A-6 Certificates, the Class A-6 Priority Excess Distribution Amount up to the amount necessary to reduce the Certificate Principal Balance of the Class A-6 Certificates (after giving effect to any reduction thereof on such Distribution Date pursuant to sections (C) and (D) above) to zero;

                 (2) sequentially, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Certificates, in that order, until the respective Certificate Principal Balances thereof are reduced to zero, the amount necessary to reduce the Aggregate Senior Certificate Principal Balance for the Certificates (after giving effect to any reduction thereof on such Distribution Date pursuant to sections (C), (D) and (E)(i)(1) above) to the related Senior Optimal Principal Balance for such Distribution Date;

                 (3) sequentially, to the Class M-1, Class M-2 and Class B Certificates, in that order, the amount necessary to reduce the Certificate Principal Balance of each such class (after giving effect to any reduction thereof on such Distribution Date pursuant to sections (C) and (D) above) to the related Optimal Principal Balance for such Distribution Date; or

             (ii) to the Class M-1 Certificates, the related Unpaid Interest Shortfall Amount for such Distribution Date and then the related Loss Reimbursement Deficiency, if any, for such Distribution Date;

             (iii)    to  the  Class M-2   Certificates,  the  related  Unpaid
        Interest Shortfall Amount for such Distribution Date and then the related Loss Reimbursement Deficiency, if any, for such Distribution Date; and

             (iv) to the Class B Certificates, the related Unpaid Interest Shortfall Amount for such Distribution Date and then the related Loss Reimbursement Deficiency, if any, for such Distribution Date.

    As more fully described in the Pooling and Servicing Agreement, any remaining Available Funds for such Distribution Date then on deposit in the Certificate Account will be distributed to the Master Servicer, in payment of unpaid servicing fees and reimbursement of certain outstanding Delinquency Advances, and then to holders of the Residual Certificates.

    Notwithstanding the foregoing, if the Certificate Principal Balance of the Senior Certificates on any Distribution Date would exceed the aggregate Loan Balance of the related Mortgage Loans in the Trust Fund after giving effect to distributions to be made on such Distribution Date (a "Senior Class Subordination Deficit"), then all amounts distributable as principal of the Senior Certificates on such Distribution Date will be allocated concurrently to the outstanding classes of Senior Certificates, pro rata, on the basis on their respective Certificate Principal Balances.

DEFINITIONS

    The "Accrual Period" for the Offered Certificates (other than the Class A-1 Certificates) for a given Distribution Date will be the calendar month preceding the month of such Distribution Date and will be calculated based on a 360-day year consisting of twelve 30-day months. The "Accrual Period" for the Class A-1 Certificates for a given Distribution Date will be the actual number of days (based on a 360-day year) included in the period commencing on the immediately preceding Distribution Date and ending on the day immediately preceding such Distribution Date; provided, however, that the initial Accrual Period for the Class A-1 Certificates will be the actual number of days included in the period commencing on the Closing Date and ending on and including October 26, 1997.

    The "Allocable Loss Amount" with respect to each Distribution Date means the excess, if any, of (a) the aggregate of the Certificate Principal Balances of all Classes of Offered Certificates (after giving effect to all distributions on such Distribution Date) over (b) the aggregate Loan Balance of the Mortgage Loans in the Trust Fund as of the related Due Date.

    The "Aggregate Senior Certificate Principal Balance" means, with respect to any Distribution Date, the aggregate of the Certificate Principal Balances of the Senior Certificates.

    The "Call Option Date" is the first Distribution Date on which the aggregate Loan Balance of the Mortgage Loans in the Trust Fund is less than or equal to 10% of the Maximum Collateral Amount.

    The "Certificate Notional Balance" of the Class A-7IO Certificates, as of any Distribution Date, will be equal to the aggregate of the Loan Balances of the Mortgage Loans as of the second preceding Due Date.

    The "Certificate Principal Balance" of any Class of Offered Certificates, as of any Distribution Date, will be equal to the Certificate Principal Balance thereof on the Closing Date (the "Original Certificate Principal Balance") reduced by the sum of (i) all amounts actually distributed in respect of principal of such Class on all prior Distribution Dates and (ii) with respect to any Mezzanine Certificates and the Subordinate Certificates, all related Allocable Loss Amounts applied in reduction of principal of such Certificates on all prior Distribution Dates.

    The "Class A-6 Priority Excess Distribution Amount" with respect to any Distribution Date is the lesser of (A) the product of (x) the applicable Class A-6 Priority Percentage for such Distribution Date and (y) the Class A-6 Pro Rata Excess Distribution Amount for such Distribution Date and (B) the least of (x) General Excess Available Amount, (y) the amount, if any, by which the Aggregate Senior Certificate Principal Balance (after giving effect to any reduction thereof pursuant to sections (C) and (D) under "--Allocation of Available Funds" above on such Distribution Date) exceeds the Senior Optimal Principal Balance for such Distribution Date and (z) the Overcollateralization Deficiency Amount for such Distribution Date.

    The "Class A-6 Priority Distribution Amount" with respect to any Distribution Date is the lesser of (A) the product of (x) the applicable Class A-6 Priority Percentage for such Distribution Date and (y) the Class A-6 Pro Rata General Distribution Amount for such Distribution Date and (B) the Senior Principal Distribution Amount for such Distribution Date.

    The "Class A-6 Priority Percentage" with respect to each Distribution Date is the applicable percentage specified below:

          Distribution Date               Priority Percentage
          -----------------               -------------------

        October 1997 - September 2000              0%
        October 2000 - September 2002             45%
        October 2002 - September 2003             80%
        October 2003 - September 2004            100%
        October 2004 and thereafter              300%

    The "Class A-6 Pro Rata Excess Distribution Amount" with respect to any Distribution Date is an amount equal to the product of (x) a fraction, the numerator of which is the Certificate Principal Balance of the Class A-6 Certificates immediately prior to such Distribution Date and the denominator of which is the Aggregate Senior Certificate Principal Balance immediately prior to such Distribution Date and (y) the least of (1) the General Excess Available Amount, (2) the amount, if any, by which the Aggregate Senior Certificate Principal Balance (after giving effect to any reduction thereof pursuant to sections (C) and (D) under "--Allocation of Available Funds" above on such Distribution Date) exceeds the Senior Optimal Principal Balance for such Distribution Date and (3) the Overcollateralization Deficiency Amount for such Distribution Date.

    The "Class A-6 Pro Rata General Distribution Amount" with respect to any Distribution Date is an amount equal to the product of (x) a fraction, the numerator of which is the Certificate Principal Balance of the Class A-6 Certificates immediately prior to such Distribution Date and the denominator of which is the Aggregate Senior Certificate Principal Balance immediately prior to such Distribution Date and (y) the Senior Principal Distribution Amount for such Distribution Date.

    The "Class B Optimal Principal Balance" means (i) with respect to any Distribution Date prior to the Stepdown Date or any Distribution Date on which a Stepdown Trigger Event has occurred and is continuing, zero, and
(ii) with respect to any other Distribution Date, the aggregate Loan Balance of the Mortgage Loans in the Trust Fund as of the related Due Date that precedes such Distribution Date minus the sum of (a) the aggregate of the Certificate Principal Balances of the Senior Certificates and Mezzanine Certificates (after taking into account any distributions made on such Distribution Date in reduction of such Certificate Principal Balances prior to such determination) and (b) the Overcollateralization Target Amount for such Distribution Date; provided, however, that the Class B Optimal Principal Balance shall never be less than zero or greater than the Original Certificate Principal Balance of the Class B Certificates.

    The "Class M-1 Optimal Principal Balance" means (i) with respect to any Distribution Date prior to the Stepdown Date or any Distribution Date on which a Stepdown Trigger Event has occurred and is continuing, zero, and
(ii) with respect to any other Distribution Date, the aggregate Loan Balance of the Mortgage Loans in the Trust Fund as of the related Due Date that precedes such Distribution Date minus the sum of (i) the aggregate of the Certificate Principal Balances of the Senior Certificates (after taking into account any distributions made on such Distribution Date in reduction of the Certificate Principal Balances of such Classes of Senior Certificates prior to such determination) and (ii) the greater of (x) the sum of (1) 13.5% of the Aggregate Loan Balance of the Mortgage Loans in the Trust Fund as of the related Due Date and (2) the Overcollateralization Target Amount for such Distribution Date (calculated without giving effect to the proviso in the definition thereof) and (y) 0.50% of the related Maximum Collateral Amount; provided however, that the Class M-1 Optimal Principal Balance shall never be less than zero or greater than the Original Certificate Principal Balance of the Class M-1 Certificates.

    The "Class M-2 Optimal Principal Balance" means (i) with respect to any Distribution Date prior to the Stepdown Date or any Distribution Date on which a Stepdown Trigger Event has occurred and is continuing, zero, and
(ii) with respect to any other Distribution Date, the aggregate Loan Balance of the Mortgage Loans in the Trust Fund as of the related Due Date that precedes such Distribution Date minus the sum of (i) the aggregate of the Certificate Principal Balances of the Senior Certificates and the Class M-1 Certificates (after taking into account any distributions made on such Distribution Date in reduction of such Certificate Principal Balances prior to such determination) and (ii) the greater of (x) the sum of (1) 7.0% of the aggregate Loan Balance of the Mortgage Loans in the Trust Fund as of the related Due Date and (2) the Overcollateralization Target Amount for such Distribution Date (calculated without giving effect to the proviso in the definition thereof) and (y) 0.50% of the related Maximum Collateral Amount; provided, however, that the Class M-2 Optimal Principal Balance shall never be less than zero or greater than the Original Certificate Principal Balance of the Class M-2 Certificates.

    The "Delinquency Percentage," with respect to any Distribution Date is the fraction, expressed as a percentage, the numerator of which is the aggregate of the Loan Balances of all Mortgage Loans in the Trust Fund that are 60 or more days Delinquent, in foreclosure or relating to REO Properties as of the related Due Date and the denominator of which is the aggregate Loan Balance of all Mortgage Loans as of the related Due Date.

    A  Mortgage Loan is  "Delinquent" if  any monthly payment  due thereon is not made  by  the close  of  business on  the  day such  monthly  payment  is scheduled to be due. A Mortgage Loan is "30 days Delinquent" if such monthly payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such monthly payment was due or, if there was no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month; and similarly for "60 days Delinquent", etc.

    A "Due Date" with respect to any Distribution Date is the first day of the calendar month in which such Distribution Date occurs.

    A "Due Period" (i) with respect to the initial Distribution Date and (a) any scheduled payments of principal is the period from and including September 2, 1997 through and including October 1, 1997 and (b) any unscheduled payments of principal is the period from and including September 2, 1997 through and including September 30, 1997 and (ii) with respect to any subsequent Distribution Date and (a) any scheduled payments of principal, is the period beginning on the second day of the month in the month preceding the Distribution Date and ending on the first day of the month in the month in which such Distribution Date occurs and (b) any unscheduled payments of principal, is the calendar month preceding the month in which such Distribution Date occurs.

    The "General Excess Available Amount" means with respect to each Distribution Date is the amount, if any, by which the Available Funds for such Distribution Date exceeds the aggregate amount distributed on such Distribution Date pursuant to sections (A), (B), (C) and (D) under "-- Allocation of Available Funds" above.

    The "Interest Distributable Amount" for any Distribution Date and each Class of Offered Certificates equals the sum of (i) the Monthly Interest Distributable Amount for such Class for such Distribution Date and (ii) the Unpaid Interest Shortfall Amount for such Class for such Distribution Date.

    The "Interest Remittance Amount" for any Distribution Date and related Servicer Remittance Date is the aggregate amount of all interest payments due on the Mortgage Loans during the related Due Period (including the interest due on any Subsequent Mortgage Loan transferred to the Trust during the related Due Period which has a due date between the day following the related Cut-Off Date and the last day of the related Due Period) which were either collected or advanced, net of the related Servicing Fee thereon, plus, in the case of the first Distribution Date, the Closing Date Deposit (as defined in the Pooling and Servicing Agreement), minus the amount, if any, by which (a) the aggregate of the Prepayment Interest Shortfalls resulting from Principal Prepayments on the Mortgage Loans during the related Due Period exceeds (b) the aggregate Servicing Fee received by the Master Servicer with respect to the related Due Period.

    The  "Loan Balance"  of any  Mortgage Loan  with respect  to any  date of determination is the outstanding scheduled principal balance thereof calculated in accordance with the terms of the related Mortgage Note, after giving effect to all payments of scheduled principal due on or prior to such date of determination, whether or not received on the date of calculation, and all payments of unscheduled principal received prior to the month of such date of determination, provided, however, that the Loan Balance for any Mortgage Loan that has been liquidated through foreclosure sale, trustee's sale, disposition of the related REO Property or taking of the related Mortgaged Property by eminent domain shall be zero as of the end of the month in which such Mortgage Loan becomes liquidated and at all times thereafter.

    "Loss Reimbursement Deficiency" means, with respect to any Distribution Date and the Class M-1 Certificates, Class M-2 Certificates or Class B Certificates, the amount of Allocable Loss Amounts applied to the reduction of the Certificate Principal Balance of such Class and not reimbursed pursuant to "--Allocation of Available Funds" above as of such Distribution Date.

    The "Maximum Collateral Amount" means the sum of (a) the Initial Cut-Off Date Pool Balance and (b) the Cut-Off Date Loan Balances, of all Subsequent Mortgage Loans.

    The "Monthly Interest Distributable Amount" for any Distribution Date and each Class of Offered Certificates equals the amount of interest accrued during the related Accrual Period at the related Pass-Through Rate on the Certificate Principal Balance or Certificate Notional Balance, as applicable, of such Class immediately prior to such Distribution Date (or, in the case of the first Distribution Date, on the Closing Date).

    The "Optimal Principal Balance" with respect to any Distribution Date means the Class B Optimal Principal Balance, Class M-1 Optimal Principal Balance, Class M-2 Optimal Principal Balance or the Senior Optimal Principal Balance, as the context requires.

    An   "Overcollateralization  Deficiency  Amount"   with  respect  to  any
Distribution Date equals the amount, if any, by which the Overcollateralization Target Amount exceeds the related Overcollateralized Amount on such Distribution Date (such Overcollateralized Amount to be calculated after giving effect to all prior distributions on all Classes of Certificates on such Distribution Date pursuant to sections (A), (B), (C) and
(D) under "--Allocation of Available Funds" above).

    The "Overcollateralization Target Amount" means (a) with respect to any Distribution Date occurring prior to the related Stepdown Date, an amount equal to (I) 1.25% of the related Maximum Collateral Amount if a Stepup Trigger Event has not occurred and (II) 1.65% of such Maximum Collateral Amount if a Stepup Trigger Event has occurred; and (b) with respect to any Distribution Date on or after such Stepdown Date, an amount equal to (I) 2.50% of the aggregate Loan Balance as of the related Due Date if a Stepup Trigger Event has not occurred and (II) 3.30% of such aggregate Loan Balance if a Stepup Trigger Event has occurred; provided, however, that the Overcollateralization Target Amount shall in no event be less than 0.50% of the related Maximum Collateral Amount.

    The "Overcollateralized Amount" for any Distribution Date is the amount, if any, by which (i) the aggregate Loan Balance as of the related Due Date exceeds (ii) the aggregate Certificate Principal Balance of the Offered Certificates as of such Distribution Date after giving effect to distributions to be made on such Certificates on such Distribution Date.

    A "Principal Prepayment" is any mortgagor payment or other recovery of principal on a Mortgage Loan that is received in advance of its scheduled due date and is not accompanied by an amount representing scheduled interest due on any date or dates in any month or months in or subsequent to the month of prepayment.

    The "Principal Remittance Amount" for any Distribution Date is the sum of the amounts specified in clause (i)(a), clause (i)(b), clause (iii), clause (vi), clause (vii), clause (ix) (with respect to the principal portion of such Delinquency Advances only) and clause (x) under "--Deposits into the Collection Account" above, in the case of clause (i)(a) to the extent such amounts relate to scheduled principal payments due during the related Due Period, or any prior Due Period for which there was no related Delinquency Advance, and received by the related Determination Date, and, in each other case, to the extent such amounts relate to principal and are actually received in the related Due Period.

    The "Pro Rata Pre-Funding Distribution Amount" means, as to the Distribution Date immediately following the Due Period in which the end of the Funding Period occurs, (i) the Unutilized Funding Amount, if such amount is greater than or equal to $100,000 and (ii) zero, if such amount is less than $100,000.

    A "Realized Loss" (i) with respect to any defaulted Mortgage Loan that is finally liquidated (a "Liquidated Loan") is the amount of loss realized equal to the portion of the Loan Balance remaining unpaid after application of all amounts recovered (net of amounts reimbursable to the Master Servicer for related Delinquency Advances, expenses and Servicing Fees) towards interest and principal owing on the Mortgage Loan and (ii) with respect to certain Mortgage Loans the principal balances or the scheduled payments of principal of which have been reduced in connection with bankruptcy proceedings, the amount of such reduction.

    A "Realized Loss Percentage" means, as to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the amount of cumulative Realized Losses on the Mortgage Loans from the Initial Cut-Off Date through the end of the related Due Period and the denominator of which is the Maximum Collateral Amount.

    The "Regular Pre-Funding Distribution Amount" means, as to the Distribution Date immediately following the Due Period in which the end of the Funding Period occurs, (i) the Unutilized Funding Amount, if such amount is less than $100,000 and (ii) zero, if such amount is greater than or equal to $100,000.

    The "Regular Principal Distribution Amount" means, with respect to any Distribution Date, an amount equal to the lesser of:

        (A) the aggregate of the Certificate Principal Balances of the Classes of Offered Certificates immediately prior to such Distribution Date; and

        (B) the sum of (i) each scheduled payment of principal due on the Mortgage Loans during the related Due Period, whether or not received,
    (ii) all partial and full principal prepayments of such Mortgage Loans applied by the Master Servicer during such Due Period, (iii) all amounts referred to in the definition of "Principal Remittance Amount," other than amounts specified in clause (i)(a) and clause (i)(b) under "-- Deposits in the Collection Account," up to the aggregate Loan Balance, as applicable (vi) on the Distribution Date immediately following the Due Period in which the end of the Funding Period occurs, the Regular Pre-Funding Distribution Amount, if any, and (vii) on the Distribution Date on which the Trust Fund is to be terminated in accordance with the Pooling and Servicing Agreement, that portion of the Termination Price, in respect of principal.

    The "Senior Credit Enhancement Percentage," with respect to any Distribution Date, is the percentage obtained by dividing (i) the sum of
(a) the aggregate of the Certificate Principal Balances of the Mezzanine Certificates and the Subordinate Certificates and (b) the Overcollateralized Amount, in each case after giving effect to the distributions of principal on such Distribution Date, by (ii) the aggregate Loan Balance of the Mortgage Loans in the Trust Fund as of the related Due Date.

    The "Senior Optimal Principal Balance" means (i) with respect to any Distribution Date prior to the Stepdown Date or any Distribution Date on which a Stepdown Trigger Event has occurred and is continuing, zero and
(ii) with respect to any other Distribution Date, the aggregate Loan Balance of the Mortgage Loans in the Trust Fund as of the related Due Date that precedes such Distribution Date minus the greater of (a) the sum of (1) 21.0% of the aggregate Loan Balance of the Mortgage Loans in the Trust Fund as of the related Due Date and (2) the Overcollateralization Target Amount for such Distribution Date (calculated without giving effect to the proviso in the definition thereof) and (b) 0.50% of the related Maximum Collateral Amount; provided, however, that any Senior Optimal Principal Balance shall never be less than zero or greater than the Aggregate Senior Certificate Principal Balance as of the Closing Date.

    The "Senior Principal Distribution Amount" means, with respect to each Distribution Date, the lesser of the (i) Regular Principal Distribution Amount for such Distribution Date and (ii) the amount, if any, by which the Aggregate Senior Certificate Principal Balance for such Distribution Date (after giving effect to distributions made on such Distribution Date pursuant to section (C) under "-- Allocation of Available Funds" above) exceeds the Senior Optimal Principal Balance for such Distribution Date.

    The "Servicer Remittance Date" means, with respect to each Distribution Date, the 18th day of each month of such Distribution Date (or, if such day is not a Business Day, the next following Business Day).

    The "Stepdown Date" means the earlier of:

    (X) the first Distribution Date occurring after September 2000 as to which all of the following conditions exist:

             (1) the aggregate Loan Balance of the Mortgage Loans in the Trust Fund has been reduced to an amount less than or equal to 50% of the related Maximum Collateral Amount;

             (2)  no Stepdown Trigger Event is continuing; and

             (3) the Trustee determines (before actual distributions are made on such Distribution Date) that, if effect were given to all distributions of principal to be made on such date (assuming that the Stepdown Date has occurred), the Aggregate Senior Certificate Principal Balance would be reduced on such date to the excess of (i) the aggregate Loan Balance of the Mortgage Loans in the Trust Fund as of the related Due Date over (ii) the greater of (a) the sum of (1) 21% of the aggregate Loan Balance of the Mortgage Loans in the Trust Fund as of the related Due Date and (2) the
        related   Overcollateralization  Target   Amount   for  such
        Distribution Date (such Overcollateralization Target Amount to be calculated (A) as if such Distribution Date were occurring on or after the related Stepdown Date and (B) without giving effect to the proviso in clause (i) of the definition of "Overcollateralization Target Amount" and (b) 0.50% of the related Maximum Collateral Amount; and

    (Y) the Distribution Date on which the Aggregate Senior Certificate Principal Balance equals zero.

    The "Stepdown Trigger Event" means, with respect to any Distribution Date that the Delinquency Percentage exceeds the lesser of (i) 50% of the Senior Credit Enhancement Percentage for such Distribution Date (assuming, for purposes of calculating the Senior Credit Enhancement Percentage, that distributions are made on such Distribution Date and no Stepdown Trigger Event has occurred) and (ii) 11.75%.

    A "Stepup Trigger Event" shall occur and be continuing upon the first Distribution Date on which the Stepup Cumulative Loss Test is met.

    The "Stepup Cumulative  Loss Test" means, a determination as  to whether:
(i) for any Distribution Date occurring in or prior to September 1999, the related Realized Loss Percentage is more than 0.56%, (ii) for any subsequent Distribution Date occurring in or prior to September 2000, the Realized Loss Percentage is more than 1.29%, (iii) for any subsequent Distribution Date occurring in or prior to September 2001, the Realized Loss Percentage is more than 2.20%, (iv) for any subsequent Distribution Date occurring in or prior to September 2002, the Realized Loss Percentage is more than 2.91%, or (v) for any subsequent Distribution Date occurring in or after October 2002, the Realized Loss Percentage is more than 3.43%.

    The "Unpaid Interest Shortfall Amount" means (i) for each Class of Offered Certificates and the first Distribution Date, zero, and (ii) with respect to each Class of Offered Certificates and any Distribution Date after the first Distribution Date, the amount, if any, by which (a) the sum of (1) the Monthly Interest Distributable Amount for such Class for the immediately preceding Distribution Date and (2) the outstanding Unpaid Interest Shortfall Amount, if any, for such Class for such preceding Distribution Date exceeds
(b) the aggregate amount distributed on such Class in respect of interest pursuant to clause (a) of this definition on such preceding Distribution Date, plus interest on the amount of interest due but not paid on the Certificates of such Class on such preceding Distribution Date, to the extent permitted by law, at the Pass-Through Rate for such Class for the related Accrual Period.

CALCULATION OF ONE-MONTH LIBOR

    On the second LIBOR Business Day (as defined below) preceding the commencement of each Accrual Period following the initial Accrual Period (each such date, a "LIBOR Determination Date"), the Trustee will determine the London interbank offered rate for one-month United States dollar deposits ("One-Month LIBOR") for such Accrual Period for the Class A-1 Certificates on the basis of the offered rates of the Reference Banks for one-month United States dollar deposits, as such rates appear on the Telerate Page 3750, as of 11:00 a.m. (London time) on such LIBOR Determination Date. As used in this section, "LIBOR Business Day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; "Telerate Page 3750" means the display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices); and "Reference Banks" means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market
(i) with an established place of business in London, (ii) whose quotations appear on the Telerate Page 3750 on the LIBOR Determination Date in question,
(iii) which have been designated as such by the Trustee and (iv) not controlling, controlled by or under common control with, the Depositor, the Seller, the Master Servicer, the Subservicer or any successor Servicer. The One-Month LIBOR value for the initial Accrual Period will be 5.65625% per annum.

    On each LIBOR Determination Date, One-Month LIBOR for the related Accrual Period for the Class A-1 Certificates will be established by the Trustee as follows:

        (a) If on such LIBOR Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period will be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.0625%).

        (b) If on such LIBOR Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period will be the higher of (x) One-Month LIBOR as determined on the previous LIBOR Determination Date and (y) the Reserve Interest Rate. The "Reserve Interest Rate" will be the rate per annum that the Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month United States dollar lending rates which New York City banks selected by the Trustee are quoting on the relevant LIBOR Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Trustee are quoting on such LIBOR Determination Date to leading European banks.

    The establishment of One-Month LIBOR on each LIBOR Determination Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the Class A-1 Certificates for the related Accrual Period will (in the absence of manifest error) be final and binding.

EXAMPLE OF DISTRIBUTIONS

    The following chart sets forth an example of distributions on the Certificates for the first month of the Trust Fund's existence:

September 1, 1997......  Initial Cut-Off Date for Initial Mortgage Loans.
September 2, to
September 30, 1997.....  (A) Initial  Due Period  for Principal  Prepayments.
                             The    Master   Servicer    receives   Principal
                             Prepayments and interest thereon to the date  of
                             such  prepayment.  For  succeeding  Distribution
                             Dates, the Due Period for  Principal Prepayments
                             will be  the calendar month preceding  the month
                             of such Distribution Date.
September 2, to
October 1, 1997........      Initial  Due  Period for scheduled   payments  of
                             principal. The Master Servicer receives scheduled
                             payments   of   principal   and   interest.   For
                             succeeding Distribution Dates, the Due Period for
                             scheduled payments of principal will commence  on
                             the  second  day  of the preceding calendar month
                             and  end  on  the  first day of the month of such
                             Distribution Date.
September 30, 1997.....  (B) Initial  Record Date.    Each subsequent  Record
                             Date  will be the last Business Day of the month
                             preceding  the month of the related Distribution
                             Date.
October 15, 1997.......  (C) Determination  Date  (the fifteenth  day  of the month  of such  Distribution  Date or,  if  such
                             fifteenth   day  is  not  a  Business  Day,  the
                             preceding Business Day).
October 18, 1997.......  (D) Master Servicer Remittance Date.
October 27, 1997.......  (E) Distribution Date.

Succeeding monthly periods follow the pattern of (A) through (E).

-------------
(A) Principal Prepayments received during this period will be distributed to holders of the Certificates on October 27, 1997 (to the extent not applied in computing the Initial Cut-Off Date Pool Balance). When a Mortgage Loan is prepaid in full, interest on the amount prepaid is collected only from the last due date as to which the most recent scheduled payment was made by the borrower to the date of prepayment.
(B) Distributions of principal and interest on October 27, 1997 will be made to holders of the Certificates of record as of the close of business on the Record Date.
(C) Determination Date.
(D) No later than each Master Servicer Remittance Date, the Master Servicer is required to make Delinquency Advances with respect to the Mortgage Loans.
(E) The Trustee will make distributions to holders of the Certificates on the 25th day of the month in which the related Due Period ends, or if such day is not a Business Day, on the next Business Day.

WEIGHTED AVERAGE LIVES

    The timing of changes in the rate of Principal Prepayments on the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of Principal Prepayments is consistent with such investor's expectation. In general, the earlier a Principal Prepayment on the Mortgage Loans occurs, the greater the effect of such Principal Prepayment on an investor's yield to maturity. The effect on an investor's yield of Principal Prepayments occurring at a rate faster (or slower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates may not be fully offset by a subsequent like decrease (or increase) in the rate of Principal Prepayments in a like amount.

    The projected weighted average life of any Class of Offered Certificates is the average amount of time that will elapse from September 30, 1997 (the "Settlement Date") until each dollar of principal is scheduled to be repaid to the investors in such Class of Offered Certificates. Because it is expected that there will be prepayments and defaults on the Mortgage Loans, the actual weighted average lives of the Classes of Offered Certificates are expected to vary substantially from the weighted average remaining terms to stated maturity of the Mortgage Loans as set forth herein under "The Trust Fund."

    The "Assumed Final Maturity Date" for each Class of Offered Certificates is as set forth herein under "Description of the Certificates--General". For the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, such date is the date on which the "Original Certificate Principal Balance" set forth herein for such Class less all amounts distributed to the related Certificateholders on account of principal would be reduced to zero, assuming that no prepayments are received on the Mortgage Loans, scheduled monthly payments of principal of and interest on each of the Mortgage Loans are timely received, no excess cashflow is used to make accelerated payments of principal to the Certificateholders of such Classes of Offered Certificates. The Assumed Final Maturity Date for the other Offered Certificates is the thirteenth Distribution Date following the Due Period in which the Loan Balances of all Mortgage Loans in the Trust Fund have been reduced to zero, assuming that the Mortgage Loans pay in accordance with their terms. The weighted average life of each Class of Offered Certificates is likely to be shorter than would be the case if payments actually made on the Mortgage Loans conformed to the foregoing assumptions, and the final Distribution Date with respect to the Offered Certificates could occur significantly earlier than the related Assumed Final Maturity Date because (i) prepayments are likely to occur, (ii) excess cashflow, if any, will be applied as principal of the Offered Certificates as described herein, (iii) the
Overcollateralization Target Amount is as defined herein and (iv) the Majority Residual Certificateholders and the Master Servicer may cause a termination of the Mortgage Loans in the Trust Fund as provided herein.

    The model used in this Prospectus Supplement with respect to the Mortgage Loans is the prepayment assumption (the "Prepayment Assumption") which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. With respect to the Mortgage Loans in the Trust Fund, the Prepayment Assumption assumes constant prepayment rates of 4.0% per annum of the then outstanding principal balance of the Mortgage Loans in the first month of the life of the Mortgage Loans and an additional 1.455% per annum (i.e., 16% divided by 11) in each month thereafter until the twelfth month. Beginning in the twelfth month and in each month thereafter during the life of the Mortgage Loans, the Prepayment Assumption assumes a constant prepayment rate of 20% per annum. As used in the table below, 0% Prepayment Assumption assumes prepayment rates equal to 0% of the Prepayment Assumption (i.e., no prepayments). Correspondingly, 150% Prepayment Assumption assumes prepayment rates equal to 150% of the Prepayment Assumption and so forth. The Depositor believes that no existing statistics of which it is aware provide a reliable basis for holders of the Offered Certificates to predict the amount or the timing of receipt of prepayments on the Mortgage Loans.

    Each of the Prepayment Scenarios in the table on page S-53 assumes the respective percentages of Prepayment Assumptions described thereunder. For example, Prepayment Scenario III assumes 75% of the Prepayment Assumption with respect to the Mortgage Loans in the Trust Fund.

    The tables on pages S-54 through S-62 were prepared on the basis of the assumptions in the following paragraph and the tables set forth below. There are certain differences between the loan characteristics included in such assumptions and the characteristics of the actual Mortgage Loans. Any such discrepancy may have an effect upon the percentages of Original Certificate Principal Balances outstanding and weighted average lives of the Offered Certificates set forth in the tables on pages S-54 through S-62. In addition, since the actual Mortgage Loans in the Trust Fund will have characteristics that differ from those assumed in preparing the tables set forth below, the distributions of principal of the Offered Certificates may be made earlier or later than indicated in the tables.

    The percentages and weighted average lives in the tables on pages S-54 through S-62 were determined assuming that: (i) the Mortgage Loans consist of sub-pools of mortgage loans with Cut-Off Date Loan Balances, Mortgage Rates, original and remaining terms to maturity and original amortization terms as set forth in the table below, (ii) the Closing Date for the Offered Certificates occurs on September 29, 1997 and the Offered Certificates were sold to investors by the Underwriter on September 30, 1997
(iii) distributions on the Offered Certificates are made on the 25th day of each month regardless of the day on which the Distribution Date actually occurs, commencing in October 1997, in accordance with the priorities described herein, (iv) the Pass-Through Rate for each Class of Offered Certificates is as described on the cover hereof, (v) the Accrual Period for the each Class of Offered Certificates (other than the Class A-1 Certificates) for each Distribution Date will consist of 30 days in a 360-day year consisting of twelve 30-day months and with respect to the Class A-1 Certificates for each Distribution Date will consist of the actual number of days from and including the preceding Distribution Date (or the Closing Date in the case of the first Distribution Date) to and including the day immediately preceding such Distribution Date, (vi) the prepayment rates with respect to the Mortgage Loans are a multiple of the Prepayment Assumption as stated in the "Prepayment Scenarios" table below, (vii) prepayments include thirty days' interest thereon, (viii) the Seller is not required to substitute or repurchase any or all of the Mortgage Loans pursuant to the Pooling and Servicing Agreement and no optional termination is exercised, except with respect to the entries identified by the row heading "Weighted
Average Life (years)  to Call  Option Date" in  the tables  below,  (ix)  the
Overcollateralization Target Amount is set initially as specified in the Pooling and Servicing Agreement and thereafter decreases in accordance with the provisions of the Pooling and Servicing Agreement, (x) scheduled payments for all Mortgage Loans are received on the second day of each month, the principal portion of such payments is computed prior to giving effect to prepayments received in such month and there are no losses or delinquencies with respect to such Mortgage Loans, (xi) all the Mortgage Loans prepay at the same rate and all such payments are treated as prepayments in full of individual Mortgage Loans, with no shortfalls in collection of interest,
(xii) such prepayments are received on the last day of each month commencing in the month of the Closing Date, (xiii) Sub-Pools 4, 5 and 6 (specified in the table below) will be transferred to the Trust Fund in October 1997 with scheduled principal payments on such Mortgage Loans being received by the Master Servicer during the Due Period beginning October 2, 1997 and passed through to holders of the Offered Certificates on the Distribution Date in November 1997; (xiv) sufficient funds will be available in the Capitalized Interest Account to cover any shortfalls in interest due to the Pre-Funding Account and the transfer of Mortgage Loans described in clause (xv); (xv) no reinvestment income from any Account is earned and available for distribution; and (xvi) the amount on deposit in the Pre-Funding Account at the end of the Pre-Funding Period is zero. Nothing contained in the foregoing assumptions should be construed as a representation that the Mortgage Loans will not experience delinquencies or losses.

                             PREPAYMENT SCENARIOS

       Prepayment Scenario:          Scenario I   Scenario II   Scenario III   Scenario IV   Scenario V    Scenario VI
   % of the Prepayment Assumption        0%           50%            75%           100%         150%           200%




                    ASSUMED MORTGAGE LOAN CHARACTERISTICS

                                           Original   Remaining     Original
                                            Term to    Term to    Amortization
             Cut-Off Date       Mortgage   Maturity    Maturity       Term
Sub-Pool     Loan Balance         Rate     (Months)    (Months)     (Months)
    1          $1,051,399.46     11.3959%     180        177             360
    2         $23,634,149.71     9.8154%      181        180             181
    3        $100,216,486.01     9.4317%      360        359             360
    4            $337,536.36     11.3959%     180        179             360
                        *
    5          $7,587,396.81     9.8154%      181        180             181
                        *
    6         $32,173,031.65     9.4317%      360        359             360
                        *

             $165,000,000.00

    __________________
    *  Sub-Pools 4, 5 and 6 represent the Subsequent Mortgage Loans.

Based on the foregoing assumptions, the following tables indicate the projected weighted average lives of each Class of Offered Certificates, and set forth the percentages of the Original Certificate Principal Balance of each such Class that would be outstanding after each of the dates shown, at various Prepayment Scenarios.



        PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING*

                                                                     Class A-1
                                                                Prepayment Scenario
Distribution Date                 Scenario I  Scenario II    Scenario III   Scenario IV    Scenario V   Scenario VI
Initial Percentage  . . . . .      100%          100%            100%          100%          100%          100%
September 25, 1998  . . . . .       91%           67%             55%           43%           18%            0%
September 25, 1999  . . . . .       87%           29%              1%            0%            0%            0%
September 25, 2000  . . . . .       82%            0%              0%            0%            0%            0%
September 25, 2001  . . . . .       77%            0%              0%            0%            0%            0%
September 25, 2002  . . . . .       71%            0%              0%            0%            0%            0%
September 25, 2003  . . . . .       65%            0%              0%            0%            0%            0%
September 25, 2004  . . . . .       59%            0%              0%            0%            0%            0%
September 25, 2005  . . . . .       53%            0%              0%            0%            0%            0%
September 25, 2006  . . . . .       48%            0%              0%            0%            0%            0%
September 25, 2007  . . . . .       41%            0%              0%            0%            0%            0%
September 25, 2008  . . . . .       33%            0%              0%            0%            0%            0%
September 25, 2009  . . . . .       25%            0%              0%            0%            0%            0%
September 25, 2010  . . . . .       15%            0%              0%            0%            0%            0%
September 25, 2011  . . . . .        4%            0%              0%            0%            0%            0%
September 25, 2012  . . . . .        0%            0%              0%            0%            0%            0%
September 25, 2013  . . . . .        0%            0%              0%            0%            0%            0%
September 25, 2014  . . . . .        0%            0%              0%            0%            0%            0%
September 25, 2015  . . . . .        0%            0%              0%            0%            0%            0%
September 25, 2016  . . . . .        0%            0%              0%            0%            0%            0%
September 25, 2017  . . . . .        0%            0%              0%            0%            0%            0%
September 25, 2018  . . . . .        0%            0%              0%            0%            0%            0%
September 25, 2019  . . . . .        0%            0%              0%            0%            0%            0%
September 25, 2020  . . . . .        0%            0%              0%            0%            0%            0%
September 25, 2021  . . . . .        0%            0%              0%            0%            0%            0%
September 25, 2022  . . . . .        0%            0%              0%            0%            0%            0%
September 25, 2023  . . . . .        0%            0%              0%            0%            0%            0%
September 25, 2024  . . . . .        0%            0%              0%            0%            0%            0%
September 25, 2025  . . . . .        0%            0%              0%            0%            0%            0%
September 25, 2026  . . . . .        0%            0%              0%            0%            0%            0%
September 25, 2027  . . . . .        0%            0%              0%            0%            0%            0%
Weighted Average Life (years)
  to Maturity . . . . . . . .     8.01          1.48            1.11          0.91          0.70          0.59

Weighted Average Life (years)
  to Call Option Date . . . .     8.01          1.48            1.11          0.91          0.70          0.59


*  Rounded to the nearest whole percentage.


        PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING*

                                                                             Class A-2
                                                                        Prepayment Scenario
Distribution Date                     Scenario I   Scenario II    Scenario III     Scenario IV    Scenario  V     Scenario VI
Initial Percentage  . . . . . . .        100%          100%            100%             100%          100%
September 25, 1998  . . . . . . .        100%          100%            100%             100%          100%            87%
September 25, 1999  . . . . . . .        100%          100%            100%              56%            0%             0%
September 25, 2000  . . . . . . .        100%           90%             22%               0%            0%             0%
September 25, 2001  . . . . . . .        100%           39%              0%               0%            0%             0%
September 25, 2002  . . . . . . .        100%            0%              0%               0%            0%             0%
September 25, 2003  . . . . . . .        100%            0%              0%               0%            0%             0%
September 25, 2004  . . . . . . .        100%            0%              0%               0%            0%             0%
September 25, 2005  . . . . . . .        100%            0%              0%               0%            0%             0%
September 25, 2006  . . . . . . .        100%            0%              0%               0%            0%             0%
September 25, 2007  . . . . . . .        100%            0%              0%               0%            0%             0%
September 25, 2008  . . . . . . .        100%            0%              0%               0%            0%             0%
September 25, 2009  . . . . . . .        100%            0%              0%               0%            0%             0%
September 25, 2010  . . . . . . .        100%            0%              0%               0%            0%             0%
September 25, 2011  . . . . . . .        100%            0%              0%               0%            0%             0%
September 25, 2012  . . . . . . .         80%            0%              0%               0%            0%             0%
September 25, 2013  . . . . . . .         68%            0%              0%               0%            0%             0%
September 25, 2014  . . . . . . .         55%            0%              0%               0%            0%             0%
September 25, 2015  . . . . . . .         41%            0%              0%               0%            0%             0%
September 25, 2016  . . . . . . .         25%            0%              0%               0%            0%             0%
September 25, 2017  . . . . . . .          7%            0%              0%               0%            0%             0%
September 25, 2018  . . . . . . .          0%            0%              0%               0%            0%             0%
September 25, 2019  . . . . . . .          0%            0%              0%               0%            0%             0%
September 25, 2020  . . . . . . .          0%            0%              0%               0%            0%             0%
September 25, 2021  . . . . . . .          0%            0%              0%               0%            0%             0%
September 25, 2022  . . . . . . .          0%            0%              0%               0%            0%             0%
September 25, 2023  . . . . . . .          0%            0%              0%               0%            0%             0%
September 25, 2024  . . . . . . .          0%            0%              0%               0%            0%             0%
September 25, 2025  . . . . . . .          0%            0%              0%               0%            0%             0%
September 25, 2026  . . . . . . .          0%            0%              0%               0%            0%             0%
September 25, 2027  . . . . . . .          0%            0%              0%               0%            0%             0%
Weighted Average Life (years)
  to Maturity . . . . . . . . . .      17.31          3.82            2.68             2.10          1.49           1.19
Weighted Average Life (years)
  to Call Option Date . . . . . .      17.31          3.82            2.68             2.10          1.49           1.19

*  Rounded to the nearest whole percentage.


       PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING*


                                                                               Class A-3
                                                                          Prepayment Scenario
Distribution Date                         Scenario I    Scenario II    Scenario III     Scenario IV    Scenario V    Scenario VI
Initial Percentage  . . . . . . . . .        100%           100%            100%            100%          100%          100%
September 25, 1998  . . . . . . . . .        100%           100%            100%            100%          100%          100%
September 25, 1999  . . . . . . . . .        100%           100%            100%            100%           64%            0%
September 25, 2000  . . . . . . . . .        100%           100%            100%             54%            0%            0%
September 25, 2001  . . . . . . . . .        100%           100%             54%              0%            0%            0%
September 25, 2002  . . . . . . . . .        100%            93%              3%              0%            0%            0%
September 25, 2003  . . . . . . . . .        100%            48%              0%              0%            0%            0%
September 25, 2004  . . . . . . . . .        100%            19%              0%              0%            0%            0%
September 25, 2005  . . . . . . . . .        100%             3%              0%              0%            0%            0%
September 25, 2006  . . . . . . . . .        100%             0%              0%              0%            0%            0%
September 25, 2007  . . . . . . . . .        100%             0%              0%              0%            0%            0%
September 25, 2008  . . . . . . . . .        100%             0%              0%              0%            0%            0%
September 25, 2009  . . . . . . . . .        100%             0%              0%              0%            0%            0%
September 25, 2010  . . . . . . . . .        100%             0%              0%              0%            0%            0%
September 25, 2011  . . . . . . . . .        100%             0%              0%              0%            0%            0%
September 25, 2012  . . . . . . . . .        100%             0%              0%              0%            0%            0%
September 25, 2013  . . . . . . . . .        100%             0%              0%              0%            0%            0%
September 25, 2014  . . . . . . . . .        100%             0%              0%              0%            0%            0%
September 25, 2015  . . . . . . . . .        100%             0%              0%              0%            0%            0%
September 25, 2016  . . . . . . . . .        100%             0%              0%              0%            0%            0%
September 25, 2017  . . . . . . . . .        100%             0%              0%              0%            0%            0%
September 25, 2018  . . . . . . . . .         88%             0%              0%              0%            0%            0%
September 25, 2019  . . . . . . . . .         67%             0%              0%              0%            0%            0%
September 25, 2020  . . . . . . . . .         45%             0%              0%              0%            0%            0%
September 25, 2021  . . . . . . . . .         20%             0%              0%              0%            0%            0%
September 25, 2022  . . . . . . . . .          0%             0%              0%              0%            0%            0%
September 25, 2023  . . . . . . . . .          0%             0%              0%              0%            0%            0%
September 25, 2024  . . . . . . . . .          0%             0%              0%              0%            0%            0%
September 25, 2025  . . . . . . . . .          0%             0%              0%              0%            0%            0%
September 25, 2026  . . . . . . . . .          0%             0%              0%              0%            0%            0%
September 25, 2027  . . . . . . . . .          0%             0%              0%              0%            0%            0%
Weighted Average Life (years)
  to Maturity . . . . . . . . . . . .      22.73           6.17            4.14            3.12          2.13          1.63

Weighted Average Life (years)
  to Call Option Date . . . . . . . .      22.73           6.17            4.14            3.12          2.13          1.63

*  Rounded to the nearest whole percentage.


        PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING*

                                                                              Class A-4
                                                                         Prepayment Scenario
Distribution Date                        Scenario I    Scenario II    Scenario III    Scenario IV    Scenario V    Scenario VI
Initial Percentage  . . . . . . .           100%           100%            100%           100%          100%          100%
September 25, 1998  . . . . . . .           100%           100%            100%           100%          100%          100%
September 25, 1999  . . . . . . .           100%           100%            100%           100%          100%           73%
September 25, 2000  . . . . . . .           100%           100%            100%           100%           35%            0%
September 25, 2001  . . . . . . .           100%           100%            100%            89%            0%            0%
September 25, 2002  . . . . . . .           100%           100%            100%            45%            0%            0%
September 25, 2003  . . . . . . .           100%           100%             70%            15%            0%            0%
September 25, 2004  . . . . . . .           100%           100%             44%             0%            0%            0%
September 25, 2005  . . . . . . .           100%           100%             34%             0%            0%            0%
September 25, 2006  . . . . . . .           100%            87%             21%             0%            0%            0%
September 25, 2007  . . . . . . .           100%            70%              6%             0%            0%            0%
September 25, 2008  . . . . . . .           100%            53%              0%             0%            0%            0%
September 25, 2009  . . . . . . .           100%            37%              0%             0%            0%            0%
September 25, 2010  . . . . . . .           100%            21%              0%             0%            0%            0%
September 25, 2011  . . . . . . .           100%             7%              0%             0%            0%            0%
September 25, 2012  . . . . . . .           100%             0%              0%             0%            0%            0%
September 25, 2013  . . . . . . .           100%             0%              0%             0%            0%            0%
September 25, 2014  . . . . . . .           100%             0%              0%             0%            0%            0%
September 25, 2015  . . . . . . .           100%             0%              0%             0%            0%            0%
September 25, 2016  . . . . . . .           100%             0%              0%             0%            0%            0%
September 25, 2017  . . . . . . .           100%             0%              0%             0%            0%            0%
September 25, 2018  . . . . . . .           100%             0%              0%             0%            0%            0%
September 25, 2019  . . . . . . .           100%             0%              0%             0%            0%            0%
September 25, 2020  . . . . . . .           100%             0%              0%             0%            0%            0%
September 25, 2021  . . . . . . .           100%             0%              0%             0%            0%            0%
September 25, 2022  . . . . . . .            93%             0%              0%             0%            0%            0%
September 25, 2023  . . . . . . .            64%             0%              0%             0%            0%            0%
September 25, 2024  . . . . . . .            32%             0%              0%             0%            0%            0%
September 25, 2025  . . . . . . .             0%             0%              0%             0%            0%            0%
September 25, 2026  . . . . . . .             0%             0%              0%             0%            0%            0%
September 25, 2027  . . . . . . .             0%             0%              0%             0%            0%            0%
Weighted Average Life (years)
  to Maturity . . . . . . . . . .         26.43          11.27            7.27           5.02          3.05          2.18

Weighted Average Life (years)
  to Call Option Date . . . . . .         26.43          11.27            7.27           5.02          3.05          2.18

*  Rounded to the nearest whole percentage.


            PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING*

                                                                              Class A-5
                                                                         Prepayment Scenario
Distribution Date                     Scenario I    Scenario II    Scenario III     Scenario IV      Scenario V    Scenario VI
Initial Percentage  . . . . . . . .       100%            100%            100%            100%            100%          100%
September 25, 1998  . . . . . . . .       100%            100%            100%            100%            100%          100%
September 25, 1999  . . . . . . . .       100%            100%            100%            100%            100%          100%
September 25, 2000  . . . . . . . .       100%            100%            100%            100%            100%           33%
September 25, 2001  . . . . . . . .       100%            100%            100%            100%             98%           20%
September 25, 2002  . . . . . . . .       100%            100%            100%            100%             55%            0%
September 25, 2003  . . . . . . . .       100%            100%            100%            100%             34%            0%
September 25, 2004  . . . . . . . .       100%            100%            100%             92%             24%            0%
September 25, 2005  . . . . . . . .       100%            100%            100%             86%             24%            0%
September 25, 2006  . . . . . . . .       100%            100%            100%             74%             22%            0%
September 25, 2007  . . . . . . . .       100%            100%            100%             61%             17%            0%
September 25, 2008  . . . . . . . .       100%            100%             91%             48%             11%            0%
September 25, 2009  . . . . . . . .       100%            100%             75%             38%              6%            0%
September 25, 2010  . . . . . . . .       100%            100%             62%             29%              3%            0%
September 25, 2011  . . . . . . . .       100%            100%             50%             22%              0%            0%
September 25, 2012  . . . . . . . .       100%             91%             40%             17%              0%            0%
September 25, 2013  . . . . . . . .       100%             80%             33%             12%              0%            0%
September 25, 2014  . . . . . . . .       100%             70%             27%              9%              0%            0%
September 25, 2015  . . . . . . . .       100%             60%             22%              6%              0%            0%
September 25, 2016  . . . . . . . .       100%             52%             18%              3%              0%            0%
September 25, 2017  . . . . . . . .       100%             44%             14%              1%              0%            0%
September 25, 2018  . . . . . . . .       100%             37%             11%              0%              0%            0%
September 25, 2019  . . . . . . . .       100%             31%              7%              0%              0%            0%
September 25, 2020  . . . . . . . .       100%             25%              5%              0%              0%            0%
September 25, 2021  . . . . . . . .       100%             20%              3%              0%              0%            0%
September 25, 2022  . . . . . . . .       100%             16%              1%              0%              0%            0%
September 25, 2023  . . . . . . . .       100%             11%              0%              0%              0%            0%
September 25, 2024  . . . . . . . .       100%              7%              0%              0%              0%            0%
September 25, 2025  . . . . . . . .        96%              2%              0%              0%              0%            0%
September 25, 2026  . . . . . . . .        49%              0%              0%              0%              0%            0%
September 25, 2027  . . . . . . . .         0%              0%              0%              0%              0%            0%
Weighted Average Life (years)
  to Maturity . . . . . . . . . . .     28.98           20.01           15.12           11.54            6.45          3.23

Weighted Average Life (years)
  to Call Option Date . . . . . . .     28.54           16.81           12.33            9.32            5.39          3.23

*  Rounded to the nearest whole percentage.



      PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING*

                                                                               Class A-6
                                                                          Prepayment Scenario
Distribution Date                       Scenario I    Scenario II   Scenario III    Scenario IV     Scenario V     Scenario VI
Initial Percentage  . . . . . . .          100%          100%            100%            100%            100%          100%
September 25, 1998  . . . . . . .          100%          100%            100%            100%            100%          100%
September 25, 1999  . . . . . . .          100%          100%            100%            100%            100%          100%
September 25, 2000  . . . . . . .          100%          100%            100%            100%            100%          100%
September 25, 2001  . . . . . . .           99%           94%             90%             89%             89%           92%
September 25, 2002  . . . . . . .           98%           88%             83%             80%             75%           68%
September 25, 2003  . . . . . . .           97%           77%             72%             66%             56%           40%
September 25, 2004  . . . . . . .           94%           68%             60%             52%             38%           23%
September 25, 2005  . . . . . . .           87%           46%             34%             24%             18%           13%
September 25, 2006  . . . . . . .           79%           31%             19%             11%              6%            6%
September 25, 2007  . . . . . . .           71%           20%             11%              5%              2%            1%
September 25, 2008  . . . . . . .           63%           13%              6%              2%              0%            0%
September 25, 2009  . . . . . . .           54%            8%              3%              1%              0%            0%
September 25, 2010  . . . . . . .           46%            5%              2%              0%              0%            0%
September 25, 2011  . . . . . . .           38%            3%              1%              0%              0%            0%
September 25, 2012  . . . . . . .           29%            2%              0%              0%              0%            0%
September 25, 2013  . . . . . . .           26%            1%              0%              0%              0%            0%
September 25, 2014  . . . . . . .           22%            1%              0%              0%              0%            0%
September 25, 2015  . . . . . . .           19%            1%              0%              0%              0%            0%
September 25, 2016  . . . . . . .           16%            0%              0%              0%              0%            0%
September 25, 2017  . . . . . . .           13%            0%              0%              0%              0%            0%
September 25, 2018  . . . . . . .           10%            0%              0%              0%              0%            0%
September 25, 2019  . . . . . . .            8%            0%              0%              0%              0%            0%
September 25, 2020  . . . . . . .            6%            0%              0%              0%              0%            0%
September 25, 2021  . . . . . . .            4%            0%              0%              0%              0%            0%
September 25, 2022  . . . . . . .            3%            0%              0%              0%              0%            0%
September 25, 2023  . . . . . . .            2%            0%              0%              0%              0%            0%
September 25, 2024  . . . . . . .            1%            0%              0%              0%              0%            0%
September 25, 2025  . . . . . . .            0%            0%              0%              0%              0%            0%
September 25, 2026  . . . . . . .            0%            0%              0%              0%              0%            0%
September 25, 2027  . . . . . . .            0%            0%              0%              0%              0%            0%
Weighted Average Life (years)
  to Maturity . . . . . . . . . .        13.37          8.08            7.30            6.80            6.34          5.97

Weighted Average Life (years)
  to Call Option Date . . . . . .        13.37          8.07            7.27            6.73            5.72          4.68


*  Rounded to the nearest whole percentage.



      PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING*

                                                                              Class M-1
                                                                         Prepayment Scenario
Distribution Date                       Scenario I    Scenario II    Scenario III    Scenario IV    Scenario V     Scenario VI
Initial Percentage  . . . . . . .          100%         100%            100%            100%           100%           100%
September 25, 1998  . . . . . . .          100%         100%            100%            100%           100%           100%
September 25, 1999  . . . . . . .          100%         100%            100%            100%           100%           100%
September 25, 2000  . . . . . . .          100%         100%            100%            100%           100%           100%
September 25, 2001  . . . . . . .          100%         100%            100%             85%            52%            30%
September 25, 2002  . . . . . . .          100%         100%             88%             66%            36%            18%
September 25, 2003  . . . . . . .          100%         100%             73%             52%            25%            10%
September 25, 2004  . . . . . . .          100%          89%             61%             41%            17%             6%
September 25, 2005  . . . . . . .          100%          78%             51%             32%            12%             0%
September 25, 2006  . . . . . . .          100%          69%             42%             25%             8%             0%
September 25, 2007  . . . . . . .          100%          60%             35%             19%             3%             0%
September 25, 2008  . . . . . . .          100%          52%             28%             15%             0%             0%
September 25, 2009  . . . . . . .          100%          45%             23%             11%             0%             0%
September 25, 2010  . . . . . . .          100%          39%             19%              9%             0%             0%
September 25, 2011  . . . . . . .          100%          33%             15%              7%             0%             0%
September 25, 2012  . . . . . . .          100%          28%             12%              2%             0%             0%
September 25, 2013  . . . . . . .          100%          24%             10%              0%             0%             0%
September 25, 2014  . . . . . . .          100%          21%              8%              0%             0%             0%
September 25, 2015  . . . . . . .          100%          18%              7%              0%             0%             0%
September 25, 2016  . . . . . . .          100%          15%              3%              0%             0%             0%
September 25, 2017  . . . . . . .          100%          13%              0%              0%             0%             0%
September 25, 2018  . . . . . . .           97%          11%              0%              0%             0%             0%
September 25, 2019  . . . . . . .           90%           9%              0%              0%             0%             0%
September 25, 2020  . . . . . . .           82%           8%              0%              0%             0%             0%
September 25, 2021  . . . . . . .           73%           6%              0%              0%             0%             0%
September 25, 2022  . . . . . . .           63%           1%              0%              0%             0%             0%
September 25, 2023  . . . . . . .           53%           0%              0%              0%             0%             0%
September 25, 2024  . . . . . . .           41%           0%              0%              0%             0%             0%
September 25, 2025  . . . . . . .           28%           0%              0%              0%             0%             0%
September 25, 2026  . . . . . . .           14%           0%              0%              0%             0%             0%
September 25, 2027  . . . . . . .            0%           0%              0%              0%             0%             0%
Weighted Average Life (years)
  to Maturity . . . . . . . . . .        25.95        12.70            9.28            7.17           4.97           4.18

Weighted Average Life (years)
  to Call Option Date . . . . . .        25.82        11.85            8.58            6.62           4.58           3.90


*  Rounded to the nearest whole percentage.



     PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING*

                                                                              Class M-2
                                                                         Prepayment Scenario
Distribution Date                      Scenario I    Scenario II     Scenario III     Scenario IV    Scenario V     Scenario VI
Initial Percentage  . . . . . . .         100%           100%            100%             100%           100%           100%
September 25, 1998  . . . . . . .         100%           100%            100%             100%           100%           100%
September 25, 1999  . . . . . . .         100%           100%            100%             100%           100%           100%
September 25, 2000  . . . . . . .         100%           100%            100%             100%           100%           100%
September 25, 2001  . . . . . . .         100%           100%            100%              85%            52%            30%
September 25, 2002  . . . . . . .         100%           100%             88%              66%            36%            18%
September 25, 2003  . . . . . . .         100%           100%             73%              52%            25%            10%
September 25, 2004  . . . . . . .         100%            89%             61%              41%            17%             0%
September 25, 2005  . . . . . . .         100%            78%             51%              32%            12%             0%
September 25, 2006  . . . . . . .         100%            69%             42%              25%             4%             0%
September 25, 2007  . . . . . . .         100%            60%             35%              19%             0%             0%
September 25, 2008  . . . . . . .         100%            52%             28%              15%             0%             0%
September 25, 2009  . . . . . . .         100%            45%             23%              11%             0%             0%
September 25, 2010  . . . . . . .         100%            39%             19%               6%             0%             0%
September 25, 2011  . . . . . . .         100%            33%             15%               1%             0%             0%
September 25, 2012  . . . . . . .         100%            28%             12%               0%             0%             0%
September 25, 2013  . . . . . . .         100%            24%              9%               0%             0%             0%
September 25, 2014  . . . . . . .         100%            21%              4%               0%             0%             0%
September 25, 2015  . . . . . . .         100%            18%              1%               0%             0%             0%
September 25, 2016  . . . . . . .         100%            15%              0%               0%             0%             0%
September 25, 2017  . . . . . . .         100%            13%              0%               0%             0%             0%
September 25, 2018  . . . . . . .          97%            11%              0%               0%             0%             0%
September 25, 2019  . . . . . . .          90%             7%              0%               0%             0%             0%
September 25, 2020  . . . . . . .          82%             3%              0%               0%             0%             0%
September 25, 2021  . . . . . . .          73%             0%              0%               0%             0%             0%
September 25, 2022  . . . . . . .          63%             0%              0%               0%             0%             0%
September 25, 2023  . . . . . . .          53%             0%              0%               0%             0%             0%
September 25, 2024  . . . . . . .          41%             0%              0%               0%             0%             0%
September 25, 2025  . . . . . . .          28%             0%              0%               0%             0%             0%
September 25, 2026  . . . . . . .          14%             0%              0%               0%             0%             0%
September 25, 2027  . . . . . . .           0%             0%              0%               0%             0%             0%
Weighted Average Life (years)
  to Maturity . . . . . . . . . .       25.93          12.57            9.14             7.07           4.87           4.00

Weighted Average Life (years)
  to Call Option Date . . . . . .       25.82          11.85            8.58             6.62           4.55           3.77

*  Rounded to the nearest whole percentage.


   PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING*

                                                                             Class B
                                                                       Prepayment Scenario
Distribution Date                    Scenario I    Scenario II    Scenario III    Scenario IV    Scenario V     Scenario VI
Initial Percentage  . . . . . .         100%          100%           100%            100%           100%           100%
September 25, 1998  . . . . . .         100%          100%           100%            100%           100%           100%
September 25, 1999  . . . . . .         100%          100%           100%            100%           100%           100%
September 25, 2000  . . . . . .         100%          100%           100%            100%           100%           100%
September 25, 2001  . . . . . .         100%          100%           100%             85%            52%            27%
September 25, 2002  . . . . . .         100%          100%            88%             66%            35%            10%
September 25, 2003  . . . . . .         100%          100%            73%             52%            19%             0%
September 25, 2004  . . . . . .         100%           89%            61%             41%             9%             0%
September 25, 2005  . . . . . .         100%           78%            51%             29%             1%             0%
September 25, 2006  . . . . . .         100%           69%            42%             19%             0%             0%
September 25, 2007  . . . . . .         100%           60%            33%             12%             0%             0%
September 25, 2008  . . . . . .         100%           52%            24%              6%             0%             0%
September 25, 2009  . . . . . .         100%           45%            17%              1%             0%             0%
September 25, 2010  . . . . . .         100%           38%            11%              0%             0%             0%
September 25, 2011  . . . . . .         100%           30%             6%              0%             0%             0%
September 25, 2012  . . . . . .         100%           23%             2%              0%             0%             0%
September 25, 2013  . . . . . .         100%           18%             0%              0%             0%             0%
September 25, 2014  . . . . . .         100%           14%             0%              0%             0%             0%
September 25, 2015  . . . . . .         100%           10%             0%              0%             0%             0%
September 25, 2016  . . . . . .         100%            7%             0%              0%             0%             0%
September 25, 2017  . . . . . .         100%            3%             0%              0%             0%             0%
September 25, 2018  . . . . . .          97%            1%             0%              0%             0%             0%
September 25, 2019  . . . . . .          90%            0%             0%              0%             0%             0%
September 25, 2020  . . . . . .          82%            0%             0%              0%             0%             0%
September 25, 2021  . . . . . .          73%            0%             0%              0%             0%             0%
September 25, 2022  . . . . . .          63%            0%             0%              0%             0%             0%
September 25, 2023  . . . . . .          53%            0%             0%              0%             0%             0%
September 25, 2024  . . . . . .          41%            0%             0%              0%             0%             0%
September 25, 2025  . . . . . .          24%            0%             0%              0%             0%             0%
September 25, 2026  . . . . . .           5%            0%             0%              0%             0%             0%
September 25, 2027  . . . . . .           0%            0%             0%              0%             0%             0%
Weighted Average Life (years)
  to Maturity . . . . . . . . .       25.81         11.90           8.61            6.64           4.56           3.70

Weighted Average Life (years)
  to Call Option Date . . . . .       25.77         11.66           8.44            6.50           4.46           3.63

*  Rounded to the nearest whole percentage.


SENSITIVITY OF THE CLASS A-7IO CERTIFICATES

    The yield to maturity of the Class A-7IO Certificates will be highly sensitive to the principal prepayment, repurchase and default experience of the Mortgage Loans. Investors should carefully consider the associated risks, including the risk that a rapid rate of principal prepayments on the Mortgage Loans or repurchases of Mortgage Loans could result in the failure of investors in the Class A-7IO Certificates to recover their initial investments. The yield to holders of the Class A-7IO Certificates could also be adversely affected in the event that the Majority Residual Interestholders or the Master Servicer exercise the right under the Pooling and Servicing Agreement to repurchase all remaining Mortgage Loans and REO Properties in the Trust Fund and thereby effect the early retirement of the Certificates, as described in "Description of the Certificates-Optional Termination."

    The following tables (the "Yield Tables") demonstrate the sensitivity of the pre-tax yields on the Class A-7IO Certificates to various constant Percentages of Prepayment Assumption by projecting the aggregate payments of interest on such Certificates and the corresponding pre-tax yields on a corporate bond equivalent ("CBE") basis, assuming distributions on the Mortgage Loans are made as set forth above under "Description of the Certificates-Weighted Average Lives."


                PRE-TAX YIELDS ON THE CLASS A-7IO CERTIFICATES
                             (PRICED TO MATURITY)

                                 Percentages of Prepayment Assumption
                     -------------------------------------------------------
    Assumed
 Purchase Price    0%       50%        75%        100%       150%        200%
 --------------    --       ---        ---        ----       ----        ----
   $3,286,024    33.096   22.658     17.239      11.671     0.037      (12.376)
   $3,364,088    32.222   21.794     16.379      10.815     (0.811)    (13.217)
   $3,442,152    31.389   20.970     15.559      10.000     (1.619)    (14.018)
   $3,520,215    30.594   20.184     14.777      9.222      (2.389)    (14.783)

                PRE-TAX YIELDS ON THE CLASS A-7IO CERTIFICATES
                           (PRICED TO THE 10% CALL)

                                 Percentages of Prepayment Assumption
                       -------------------------------------------------------
   Assumed
Purchase Price    0%       50%       75%        100%        150%      200%
--------------    --       ---       ---        ----        ----      ----
  $3,286,024    33.096    22.582    16.839     10.541     (3.948)   (20.346)
  $3,364,088    32.222    21.709    15.947      9.616     (4.960)   (21.437)
  $3,442,152    31.389    20.876    15.094      8.731     (5.931)   (22.486)
  $3,520,215    30.594    20.080    14.279      7.882     (6.863)   (23.495)

    The pre-tax yields set forth in the preceding tables were calculated by determining the monthly discount rates which, when applied to the assumed streams of cash flows to be paid on the Class A-7IO Certificates, would cause the discounted present value of such assumed streams of cash flows to the Closing Date to equal the assumed purchase prices (which include accrued interest), and converting such monthly rates to CBE rates. Such calculations do not take into account the interest rates at which funds received by holders of the Class A-7IO Certificates may be reinvested and consequently does not purport to reflect the return on any investment in the Class A-7IO Certificates when such reinvestment rates are considered.

    It is highly unlikely that the Mortgage Loans will prepay at the same rate until maturity or that all of the Mortgage Loans will prepay at the same rate or time. As a result of these factors, the pre-tax yield on the Class A-7IO Certificates is likely to differ from those shown in such tables, even if all of the Mortgage Loans prepay at the indicated percentages of the Prepayment Assumption. No representation is made as to the actual rate of principal payments on the Mortgage Loans (or the Mortgage Rates thereon) for any period or over the life of the Class A-7IO Certificates or as to the yield on the Class A-7IO Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class A-7IO Certificates.

REPORTS TO HOLDERS OF THE CERTIFICATES

    On each Distribution Date, the Trustee will forward to each holder of a Certificate a statement generally setting forth:

        (i)   the aggregate amount of the distributions;

        (ii) the amount of such distributions allocable to principal, separately identifying the aggregate amount of any scheduled principal, Principal Prepayments or other unscheduled recoveries of principal included therein;

        (iii) the amount of such distributions allocable to interest and the calculation thereof;

        (iv) the amount of any Unpaid Interest Shortfall Amount with respect to each Class of Offered Certificates, separately identified;

        (v) the Overcollateralization Target Amount and Overcollateralized Amount as of such Distribution Date;

        (vi) the Certificate Principal Balance of each Class of Offered Certificates after giving effect to the distribution of principal on such Distribution Date;

        (vii) the aggregate Loan Balance for the Mortgage Loans in the Trust Fund as of the related Due Date;

        (viii) the related amount of the Servicing Fee paid to or retained by the Master Servicer;

        (ix)  the amount of the Trustee Fee paid to the Trustee;

        (x) the amount of Delinquency Advances and Servicing Advances for the related Due Period;

        (xi) the number and aggregate Loan Balance of Mortgage Loans that were (A) delinquent (exclusive of Mortgage Loans in foreclosure) (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days, (B) in foreclosure and delinquent (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days and (C) in bankruptcy as of the close of business on the last day of the calendar month preceding such Distribution Date;

        (xii) with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number, the Loan Balance of such Mortgage Loan as of the close of business on the last day of the related Due Period and the date of acquisition thereof, as well as the total number and principal balance of any REO Properties as of the close of business on the last day of the preceding Due Period;

        (xiii) the aggregate amount of Realized Losses incurred during the preceding calendar month, as well as the cumulative amount of Realized Losses;

        (xiv) any Overcollateralization Deficiency after giving effect to the distribution of principal on such Distribution Date;

        (xv) the Allocable Loss Amounts, if any, allocated to each Class of the Mezzanine and Subordinate Certificates;

        (xvi) whether a Stepdown Trigger Event or Stepup Trigger Event has occurred and is continuing;

        (xvii) the Optimal Principal Balance of each Class of Offered Certificates;

        (xviii) the Pass-Through Rate for each Class of Offered Certificates for such Distribution Date; and

        (xx) the amount on deposit in the Pre-Funding Account and in the Capitalized Interest Account.

    In addition, within a reasonable period of time after the end of each calendar year, the Trustee will prepare and deliver to each holder of a Certificate of record during the previous calendar year a statement containing information necessary to enable holders of the Certificates to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

AMENDMENT

    The Pooling and Servicing Agreement may be amended by the Seller, the Depositor, the Master Servicer and the Trustee, without the consent of the holders of the Certificates, for any of the purposes set forth under "The Pooling and Servicing Agreement--Amendment" in the Prospectus. In addition, the Pooling and Servicing Agreement may be amended by the Seller, the Depositor, the Master Servicer and the Trustee and the holders of a majority in interest of any Class of Offered Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of Offered Certificates; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, distributions required to be made on any Offered Certificate without the consent of the holder of such Certificate; (ii) adversely affect in any material respect the interests of the holders of any Class of the Offered Certificates in a manner other than as described in clause (i) above, without the consent of the holders of Offered Certificates of such Class evidencing Percentage Interests aggregating at least 66%; or
(iii) reduce the aforesaid percentage of aggregate outstanding principal amounts of Offered Certificates, the holders of which are required to consent to any such amendment, without the consent of the holders of all such Certificates.

OPTIONAL TERMINATION

    The Majority Residual Certificateholders will have the right to repurchase all remaining Mortgage Loans and REO Properties, if any, and thereby effect the early retirement of the Certificates, subject to the aggregate Loan Balance of the Mortgage Loans in the Trust Fund at the time of repurchase being less than or equal to 10% of the Maximum Collateral Amount. In addition, on any Distribution Date on which the aggregate Loan Balance of the Mortgage Loans in the Trust Fund is less than or equal to 5% of the Maximum Collateral Amount, the Master Servicer will have a similar option with respect to the Trust Fund. In the event that the option is exercised, the repurchase will be made at a price equal to the sum of (i) the greater of
(a) 100% of the Loan Balance of each Mortgage Loan and REO Property and (b) the fair market value (net of accrued interest) of the Mortgage Loans and REO Properties determined as set forth in the Pooling and Servicing Agreement,
(ii) 30 days' interest thereon at a rate equal to the applicable Mortgage Rate and (iii) the aggregate amount of (x) all unreimbursed Delinquency Advances, (y) all unreimbursed out-of-pocket costs and expenses previously incurred by the Master Servicer in the performance of its servicing obligations, to the extent such costs and expenses relate to the Mortgage Loans and REO Properties then held as part of the Trust Fund and (z) any accrued and unpaid Servicing Fees. Proceeds from such repurchase will be included in Available Funds and will be distributed to the holders of the Certificates in accordance with the Pooling and Servicing Agreement. Any such repurchase of the Mortgage Loans and REO Properties will result in the early retirement of the Certificates.

OPTIONAL PURCHASE OF DEFAULTED LOANS

    As to any Mortgage Loan which is delinquent in payment by 90 days or more, the Master Servicer may, at its option, purchase such Mortgage Loan from the Trust Fund at a price which includes 100% of the Loan Balance thereof plus accrued interest thereon at the applicable Mortgage Rate from the date through which interest was last paid by the related Mortgagor through the day before the due date in the Due Period in which such purchase occurs; provided, however, that the total amount of such Mortgage Loans that may be purchased by the Master Servicer described in this paragraph (not including Mortgage Loans repurchased due to a breach of a representation or warranty under the Pooling and Servicing Agreement) may not exceed 10% of the Aggregate Maximum Collateral Amount.

EVENTS OF DEFAULT

    Events of Default will consist, among other things, of: (i) any failure by the Master Servicer to deposit in the Collection Account or Certificate Account the required amounts or remit to the Trustee any payment which continues unremedied for two Business Days; (ii) any failure by the Master Servicer to observe or perform in any material respect any of its covenants or agreements in the Pooling and Servicing Agreement, which continues unremedied for 30 days after the first date on which (x) the Master Servicer has knowledge of such failure or (y) written notice of such failure is given to the Master Servicer by the Seller, the Trustee, the Depositor or the holders of Offered Certificates evidencing not less than 51% of the voting rights evidenced by the Offered Certificates; (iii) insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations; (iv) any failure of the Master Servicer to maintain the stockholders' equity set forth in the Pooling and Servicing Agreement; or (v) the failure to meet certain loss standards with respect to the Mortgage Loans. As of any date of determination, voting rights will be allocated among holders of the Offered Certificates as described in the Pooling and Servicing Agreement. Voting rights will be allocated among holders of the Certificates of each Class of Offered Certificates in accordance with such holders' respective Percentage Interests in such Class.

RIGHTS UPON EVENT OF DEFAULT

    So long as an Event of Default under the Pooling and Servicing Agreement remains unremedied, the Trustee at the direction of the holders of Offered Certificates evidencing not less than 51% of the voting rights may terminate all of the rights and obligations of the Master Servicer in its capacity as servicer with respect to the Trust Fund, as provided in the Pooling and Servicing Agreement, whereupon the Trustee will succeed to all of the responsibilities and duties of the Master Servicer under the Pooling and Servicing Agreement, including the obligation to make Delinquency Advances. No assurance can be given that termination of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement would not adversely affect the servicing of the related Mortgage Loans, including the delinquency experience of such Mortgage Loans.

    No holder of an Offered Certificate, solely by virtue of such holder's status as a holder of an Offered Certificate, will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect thereto, unless such holder previously has given to the Trustee written notice of default and unless the holders of Offered Certificates having not less than 51% of the voting rights evidenced by the Offered Certificates so agree and have offered reasonable indemnity to the Trustee.


                               USE OF PROCEEDS

    The Depositor will apply the net proceeds of the sale of the Offered Certificates against the purchase price of the Mortgage Loans transferred to the Trust Fund.


               CERTAIN MATERIAL FEDERAL INCOME TAX CONSEQUENCES

    An election will be made to treat the Trust Fund (other than the Pre-Funding Account and the Capitalized Interest Account) as a "real estate mortgage investment conduit" (a "REMIC") for federal income tax purposes. In the opinion of Brown & Wood LLP, tax counsel to the Trust and counsel to the Underwriter, assuming compliance with the Pooling and Servicing Agreement, the Trust Fund (other than the Pre-Funding Account and the Capitalized Interest Account) will qualify as a REMIC, the Offered Certificates will constitute "regular interests" in the related REMIC and the Residual Certificates will constitute the sole Class of "residual interests" in the REMIC.

ORIGINAL ISSUE DISCOUNT

    The Offered Certificates may be issued with original issue discount for federal income tax purposes. For purposes of determining the amount and rate of accrual of original issue discount and market discount, the Depositor intends to assume that there will be prepayments on the Mortgage Loans at 100% of the Prepayment Assumption. No representation is made as to whether the Mortgage Loans will prepay at that rate or any other rate. See "Yield, Prepayment and Maturity Considerations" herein and "Certain Material Federal Income Tax Consequences" in the Prospectus.

    The Offered Certificates may be treated as being issued at a premium. In such case, the holders of the Offered Certificates may elect under Section 171 of the Internal Revenue Code of 1986, as amended (the "Code"), to amortize such premium under the constant yield method and to treat such amortizable premium as an offset to interest income on the Offered Certificates. Such election, however, would apply to all the Certificateholder's debt instruments acquired on or after the first taxable year in which the election is first made, and should only be made after consulting with a tax adviser.

    If the method for computing original issue discount described in the Prospectus results in a negative amount for any period with respect to a holder of a Certificate, such holder will be permitted to offset such amounts only against the respective future income, if any, from such Certificate. Although the tax treatment is uncertain, a holder of a Certificate may be permitted to deduct a loss to the extent that such holder's respective remaining basis in such Certificate exceeds the maximum amount of future payments to which such holder is entitled, assuming no further Principal Prepayments of the Mortgage Loans are received. Although the matter is not free from doubt, any such loss might be treated as a capital loss.

SPECIAL TAX ATTRIBUTES OF THE OFFERED CERTIFICATES

    As is described more fully under "Certain Material Federal Income Tax Consequences" in the Prospectus, the Offered Certificates will represent qualifying assets under Sections 856(c)(5)(A) and 7701(a)(19)(C)(v) of the Code, and net interest income attributable to the Offered Certificates will be "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, to the extent the assets of the Trust Fund are assets described in such sections. The Offered Certificates will represent qualifying assets under Section 860G(a)(3) if acquired by a REMIC within the prescribed time periods of the Code.

PROHIBITED TRANSACTIONS TAX AND OTHER TAXES

    The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (the "Prohibited Transactions Tax"). In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the Certificates. It is not anticipated that the Trust Fund will engage in any prohibited transactions in which it would recognize a material amount of net income.

    In addition, certain contributions to a trust fund that elects to be treated as a REMIC made after the day on which such trust fund issues all of its interests could result in the imposition of a tax on the trust fund equal to 100% of the value of the contributed property (the "Contributions Tax"). The Trust Fund will not accept contributions that would subject it to such tax.

    In addition, a trust fund that elects to be treated as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that the Trust Fund will recognize net income from foreclosure property subject to federal income tax.

BACKUP WITHHOLDING

    Certain Certificate Owners may be subject to backup withholding at the rate of 31% with respect to interest paid on the Offered Certificates if the Certificate Owners, upon issuance, fail to supply the Trustee or their broker with their taxpayer identification number, furnish an incorrect taxpayer identification number, fail to report interest, dividends, or other "reportable payments" (as defined in the Code) properly, or, under certain circumstances, fail to provide the Trustee or their broker with a certified statement, under penalty of perjury, that they are not subject to backup withholding.

    The Trustee will be required to report annually to the Internal Revenue Service (the "IRS"), and to each Certificateholder of record, the amount of interest paid (and OID accrued, if any) on the Offered Certificates (and the amount of interest withheld for federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only holder of record of a Class of Offered Certificates is Cede, as nominee of DTC, the IRS and Certificate Owners of such Class will receive tax and other information, including the amount of interest paid on such Certificates owned, from Participants and Financial Intermediaries rather than from the Trustee. (The Trustee, however, will respond to requests for necessary information to enable Participants, Financial Intermediaries and certain other persons to complete their reports.) Each non-exempt Certificate Owner will be required to provide, under penalty of perjury, a certificate on IRS form W-9 containing his or her name, address, correct federal taxpayer identification number and a statement that he or she is not subject to backup withholding. Should a nonexempt Certificate Owner fail to provide the required certification, the Participants or Financial Intermediaries (or the Paying Agent) will be required to withhold 31% of the interest (and principal) otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

    Such amounts will be deemed distributed to the affected Certificate Owner for all purposes of the related Certificates and the Pooling and Servicing Agreement.

FEDERAL INCOME TAX CONSEQUENCES TO FOREIGN INVESTORS

    The following information describes the United States federal income tax treatment of holders that are not United States persons ("Foreign Investors"). The term "Foreign Investor" means any person other than a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof (including a partnership that is not treated as a United States person under any applicable Treasury regulations), an estate whose income is subject to U.S. federal income tax regardless of its source of income, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be treated as United States persons shall also not be considered as Foreign Investors.

    The Code and Treasury regulations generally subject interest paid to a Foreign Investor to a withholding tax at a rate of 30% (unless such rate were changed by an applicable treaty). The withholding tax, however, is eliminated with respect to certain "portfolio debt investments" issued to Foreign Investors. Portfolio debt investments include debt instruments issued in registered form for which the United States payor receives a statement that the beneficial owner of the instrument is a Foreign Investor. The Offered Certificates will be issued in registered form; therefore, if the information required by the Code is furnished (as described below) and no other exceptions to the withholding tax exemption are applicable, no withholding tax will apply to the Offered Certificates.

    For the Offered Certificates to constitute portfolio debt investments exempt from the United States withholding tax, the withholding agent must receive from the Certificate Owner an executed IRS Form W-8 signed under penalty of perjury by the Certificate Owner stating that the Certificate Owner is a Foreign Investor and providing such Certificate Owner's name and address. The statement must be received by the withholding agent in the calendar year in which the interest payment is made, or in either of the two preceding calendar years.

    A Certificate Owner that is a nonresident alien or foreign corporation will not be subject to United States federal income tax on gain realized on the sale, exchange, or redemption of such Offered Certificate, provided that
(i) such gain is not effectively connected with a trade or business carried on by the Certificate Owner in the United States, (ii) in the case of a Certificate Owner that is an individual, such Certificate Owner is not present in the United States for 183 days or more during the taxable year in which such sale, exchange or redemption occurs and (iii) in the case of gain representing accrued interest, the conditions described in the immediately preceding paragraph are satisfied.

    For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Certain Material Federal Income Tax Consequences--REMIC Certificates" in the Prospectus.



                                 STATE TAXES

    The Depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Offered Certificates under the tax laws of any state. Investors considering an investment in the Offered Certificates should consult their own tax advisors regarding such tax consequences.

    All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the Offered Certificates.


                             ERISA CONSIDERATIONS

    Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), prohibits "parties in interest" with respect to an employee benefit plan subject to ERISA and/or a plan or other arrangement subject to the excise tax provisions set forth under Section 4975 of the Code (each of the foregoing, a "Plan") from engaging in certain transactions involving such Plan and its assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving plans described under that Section; ERISA authorizes the imposition of civil penalties for prohibited transactions involving plans not covered under Section 4975 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Offered Certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of such Certificates. See "ERISA Considerations" in the Prospectus.

    Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA's requirements. Accordingly, assets of such plans may be invested in the Offered Certificates without regard to the ERISA considerations described herein and in the Prospectus, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Code.

    Except as noted above, investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in the Offered Certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the Mortgage Loans.

    The  U.S.  Department of  Labor  (the  "DOL") has  granted  to  Greenwich
Capital Markets, Inc. an administrative exemption (Prohibited Transaction Exemption 90-59; Exemption Application No. D-8374) (the "Exemption") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The Exemption applies to mortgage loans such as the Mortgage Loans in the Trust Fund.

    Among the conditions that must be satisfied for the Exemption to apply are the following:

        (1) the acquisition of the certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

        (2) the rights and interest evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust fund;

        (3) the certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from Standard & Poor's, a division of The McGraw-Hill Companies ("S&P"), Moody's Investors Service, Inc. ("Moody's"), Duff & Phelps Credit Rating Co. ("DCR") or Fitch Investors Service, L.P. ("Fitch" and, together with S&P, Moody's and DCR, the "Exemption Rating Agencies");

        (4) the trustee must not be an affiliate of any other member of the Restricted Group (as defined below);

        (5) the sum of all payments made to and retained by the underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the seller pursuant to the assignment of the loans to the trust fund represents not more than the fair market value of such loans; the sum of all payments made to and retained by the servicer and any other servicer represents not more than reasonable compensation for such person's services under the agreement pursuant to which the loans are pooled and reimbursements of such person's reasonable expenses in connection therewith; and

        (6) the Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

    The trust fund must also meet the following requirements:

             (i) the corpus of the trust fund must consist solely of assets of the type that have been included in other investment pools;

             (ii) certificates in such other investment pools must have been rated in one of the three highest generic rating categories by an Exception Rating Agency for at least one year prior to the Plan's acquisition of certificates; and

             (iii)      certificates  evidencing   interests  in   such  other
        investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of certificates.

    Moreover, the Exemption provides relief from certain self-dealing/ conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire certificates in a trust as to which the fiduciary (or its affiliate) is an obligor on the receivables held in the trust provided that, among other requirements, (i) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent (50%) of each Class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group; (ii) such fiduciary (or its affiliate) is an obligor with respect to five percent (5%) or less of the fair market value of the obligations contained in the trust; (iii) the Plan's investment in certificates of any Class does not exceed twenty-five percent (25%) of all of the certificates of that Class outstanding at the time of the acquisition; and (iv) immediately after the acquisition, no more than twenty-five percent (25%) of the assets of the Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by either of the Underwriter, the Trustee, the Master Servicer, any obligor with respect to Mortgage Loans included in the Trust Fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust Fund, or any affiliate of such parties (the "Restricted Group").

    On July 21, 1997, the DOL published in the Federal Register an amendment to the Exemption which extends exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates. The amendment generally allows mortgage loans (the "Obligations") supporting payments to certificateholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the certificates being offered by the trust, to be transferred to the trust within a 90-day or three-month period following the closing date ("Pre-Funding Period"), instead of requiring that all such Obligations be either identified or transferred on or before the closing date. The relief is available when the following conditions are met:

    (1) The ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered (the "Pre-Funding Limit") must not exceed twenty-five percent (25%).

    (2) All Obligations transferred after the closing date (the "Additional Obligations") must meet the same terms and conditions for eligibility as the original Obligations used to create the trust, which terms and conditions have been approved by an Exemption Rating Agency.

    (3) The transfer of such Additional Obligations to the trust during the Pre-Funding Period must not result in the certificates to be covered by the Exemption receiving a lower credit rating from an Exemption Rating Agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the certificates by the trust.

    (4) Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "Average Interest Rate") for all of the Obligations in the trust at the end of the Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the Obligations which were transferred to the trust on the closing date.

    (5) Either:

        (i) the characteristics of the Additional Obligations must be monitored by an insurer or other credit support provider which is independent of the depositor; or

        (ii)  an  independent  accountant  retained  by  the  depositor  must provide the depositor with a letter (with copies provided to each Exemption Rating Agency rating the certificates, the related underwriter and the related trustee) stating whether or not the characteristics of the Additional Obligations conform to the characteristics described in the related prospectus or prospectus supplement and/or pooling and servicing agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the Obligations which were transferred to the trust as of the closing date.

    (6) The Pre-Funding Period must end no later than three months or 90 days after the closing date or earlier in certain circumstances if the pre-funding account falls below the minimum level specified in the pooling and servicing agreement or an event of default occurs.

    (7) Amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in investments which are permitted by the Exemption Rating Agencies rating the certificates and must:

        (i) be direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States); or

        (ii) have been rated (or the obligor has been rated) in one or the three highest generic rating categories by an Exemption Rating Agency ("Permitted Investments").

    (8) The related prospectus or prospectus supplement must describe:

        (i) any pre-funding account and/or capitalized interest account used in connection with a pre-funding account;

        (ii)  the duration of the Pre-Funding Period;

        (iii) the percentage and/or dollar amount of the Pre-Funding Limit for the trust; and

        (iv) that the amounts remaining in the pre-funding account at the end of the Pre-Funding Period will be remitted to certificateholders as repayments of principal.

    (9) The related pooling and servicing agreement must describe the Permitted Investments for the pre-funding account and/or capitalized interest account and, if not disclosed in the related prospectus or prospectus supplement, the terms and conditions for eligibility of Additional Obligations.

    The Underwriter believes that all of the conditions for exemptive relief the Exemption with respect to pre-funding have been or will be satisfied. Therefore, the acquisition, holding and transfer of the Offered Certificates would be eligible for relief under the Exemption, as amended.

    BECAUSE THE CHARACTERISTICS OF THE CLASS M-1, CLASS M-2 AND CLASS B CERTIFICATES MAY NOT MEET THE REQUIREMENTS OF PTCE 83-1, THE EXEMPTION OR ANY OTHER ISSUED EXEMPTION UNDER ERISA, THE PURCHASE AND HOLDING OF CLASS M-1, CLASS M-2 AND CLASS B CERTIFICATES BY A PLAN OR BY INDIVIDUAL RETIREMENT ACCOUNTS OR OTHER PLANS SUBJECT TO SECTION 4975 OF THE CODE MAY RESULT IN PROHIBITED TRANSACTIONS OR THE IMPOSITION OF EXCISE TAXES OR CIVIL PENALTIES. CONSEQUENTLY, INITIAL ACQUISITIONS AND TRANSFERS OF THE CLASS M-1, CLASS M-2 AND CLASS B CERTIFICATES WILL NOT BE REGISTERED BY THE TRUSTEE UNLESS THE TRUSTEE RECEIVES: (I) A REPRESENTATION FROM THE ACQUIROR OR TRANSFEREE OF SUCH CERTIFICATE, TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO SECTION 406 OF ERISA OR A PLAN OR ARRANGEMENT SUBJECT TO SECTION 4975 OF THE CODE, NOR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT NOR USING THE ASSETS OF ANY SUCH PLAN OR ARRANGEMENT TO EFFECT SUCH TRANSFER OR (II) IF THE PURCHASER IS AN INSURANCE COMPANY, A REPRESENTATION THAT THE PURCHASER IS AN INSURANCE COMPANY WHICH IS PURCHASING SUCH CERTIFICATES WITH FUNDS CONTAINED IN AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTCE 95-60")) AND THAT THE PURCHASE AND HOLDING OF SUCH CERTIFICATES ARE COVERED UNDER PTCE 95-60. SUCH REPRESENTATION AS DESCRIBED ABOVE SHALL BE DEEMED TO HAVE BEEN MADE TO THE TRUSTEE BY THE ACQUIROR OR TRANSFEREE'S ACCEPTANCE OF A CLASS M-1, CLASS M-2 OR CLASS B CERTIFICATE. IN THE EVENT THAT SUCH REPRESENTATION IS VIOLATED, SUCH ATTEMPTED TRANSFER OR ACQUISITION SHALL BE VOID AND OF NO EFFECT.

    Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of PTCE 83-1 described in the Prospectus and the Exemption, and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                       LEGAL INVESTMENT CONSIDERATIONS

    The Certificates will not constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Accordingly, many institutions with legal authority to invest in "mortgage related securities" may not be legally authorized to invest in the Certificates.

    There may be restrictions on the ability of certain investors, including depository institutions, either to purchase the Certificates or to purchase Certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Certificates constitute legal investments for such investors.


                            METHOD OF DISTRIBUTION

    Subject to the terms and conditions set forth in the Underwriting Agreement among the Depositor, and Greenwich (an affiliate of the Depositor), the Depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Depositor, the Offered Certificates. In connection with the sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

    The Depositor has been advised by the Underwriter that it intends to make a market in the Offered Certificates but have no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue.

    The Offered Certificates are offered by the Underwriter, subject to prior sale, when, as and if delivered to and accepted by the Underwriter and subject to its right to reject orders in whole or in part. It is expected that delivery of the Offered Certificates will be made in book-entry form only through the facilities of The Depository Trust Company on or about the Closing Date.

    The Depositor has agreed to indemnify the Underwriter against, or make contributions to the Underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.


                                LEGAL MATTERS

    Certain legal matters in connection with the issuance of the Offered Certificates will be passed upon for the Depositor and for the Underwriter by Brown & Wood LLP, New York, New York, and for the Seller by Morrison & Forester LLP, Irvine, California.


                                   RATINGS

    It is a condition to the issuance of the Offered Certificates that (i) the Senior Certificates, other than the Class A-7IO Certificates, be rated "AAA" by Standard & Poor's, a division of The McGraw-Hill Companies ("S&P"), and Fitch Investor Service, L.P. ("Fitch" and, together with S&P, the "Rating Agencies"), and that the Class A-7IO Certificates be rated "AAAr" by S&P and "AAA" by Fitch; (ii) the Class M-1 Certificates be rated "AA" by each of the Rating Agencies; (iii) the Class M-2 Certificates be rated "A" by each of the Rating Agencies, and (iv) the Class B Certificates be rated "BBB" by Fitch and "BBB-" by S&P. No rating addresses whether Subsequent Mortgage Loans will be purchased by the Trust Fund, the amount of any such Mortgage Loans to be so purchased, or the impact any such purchase might have on the yields of the Offered Certificates.

    The ratings on the Offered Certificates address the likelihood of the receipt by the holders of the Offered Certificates of all distributions on the Mortgage Loans to which they are entitled. The ratings on the Offered Certificates also address the structural, legal and issuer-related aspects of the Offered Certificates, including the nature of the Mortgage Loans. In general, the ratings on the Offered Certificates address credit risk and not prepayment risk. The ratings on the Offered Certificates do not represent any assessment of the likelihood that principal prepayments of the Mortgage Loans will be made by borrowers or the degree to which the rate of such prepayments might differ from that originally anticipated. The "r" symbol is appended to a rating by S&P if those Certificates that S&P believes may experience high volatility or high variability in expected returns due to non-credit risks. The absence of an "r" symbol in the ratings of the Offered Certificates should not be taken as an indication that such Certificates will exhibit no volatility or variability in total return. As a result, the initial ratings assigned to the Offered Certificates do not address the possibility that holders of the Offered Certificates might suffer a lower than anticipated yield in the event of principal payments on the Offered Certificates resulting from rapid prepayments of the Mortgage Loans or the application of the General Excess Available Amount as described herein, or in the event that the Trust Fund is terminated prior to the Assumed Final Maturity Dates of the Offered Certificates. The ratings on the Offered Certificates do not address the ability of the Trust to acquire Subsequent Mortgage Loans, any potential redemption with respect thereto or the effect on yield resulting therefrom.

    The Depositor has not engaged any rating agency other than the Rating Agencies to provide ratings on the Offered Certificates. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates, or, if it does, what rating would be assigned by any such other rating agency. Any rating on the Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Offered Certificates by the Rating Agencies.

    A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to any of the Offered Certificates by the Rating Agencies are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to such Offered Certificates.


                            INDEX OF DEFINED TERMS

Accrual Period  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-44
Actuarial Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-29
Additional Obligations  . . . . . . . . . . . . . . . . . . . . . . . .  S-71
Advanta . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-32
Advanta Parent  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-32
Aggregate Senior Certificate Principal Balance  . . . . . . . . . . . .  S-44
Allocable Loss Amount . . . . . . . . . . . . . . . . . . . . . . . . .  S-44
Assumed Final Maturity Date . . . . . . . . . . . . . . . . . . . . . .  S-51
Available Funds . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-43
Average Amount Outstanding  . . . . . . . . . . . . . . . . . . . . . .  S-34
Average Interest Rate . . . . . . . . . . . . . . . . . . . . . . . . .  S-71
Balloon Mortgage Loan . . . . . . . . . . . . . . . . . . . . . . . . . . S-6
Balloon Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-6
beneficial owner  . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-38
Book-Entry Certificates . . . . . . . . . . . . . . . . . . . . . . . .  S-38
Call Option Date  . . . . . . . . . . . . . . . . . . . . . . . . . S-3, S-44
Capitalized Interest Account  . . . . . . . . . . . . . . . . . . . S-7, S-42
CBE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-63
Cede  . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-2, S-15, S-38
CERCLA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-15
Certificate Account . . . . . . . . . . . . . . . . . . . . . . . . . .  S-41
Certificate Notional Balance  . . . . . . . . . . . . . . . . . i, S-37, S-44
Certificate Owner . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-38
Certificate Principal Balance . . . . . . . . . . . . . . . . . . . . i, S-44
Certificateholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . S-2
Certificates  . . . . . . . . . . . . . . . . . . . . . . .  Cover, S-1, S-37
Civil Relief Act  . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-14
Class . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . i
Class A-6 Priority Distribution Amount  . . . . . . . . . . . . . . . .  S-45
Class A-6 Priority Excess Distribution Amount . . . . . . . . . . . . .  S-45
Class A-6 Priority Percentage . . . . . . . . . . . . . . . . . . . . .  S-45
Class A-6 Pro Rata Excess Distribution Amount . . . . . . . . . . . . .  S-45
Class A-6 Pro Rata General Distribution Amount  . . . . . . . . . . . .  S-45
Class B Optimal Principal Balance . . . . . . . . . . . . . . . . . . .  S-45
Class M-1 Optimal Principal Balance . . . . . . . . . . . . . . . . . .  S-45
Class M-2 Optimal Principal Balance . . . . . . . . . . . . . . . . . .  S-46
Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . i, S-1, S-4
Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-67
Collection Account  . . . . . . . . . . . . . . . . . . . . . . . . . .  S-39
Combined Loan-to-Value Ratio  . . . . . . . . . . . . . . . . . . . . . . S-6
Commission  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  ii
Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-31
Contributions Tax . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-67
Cut-Off Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1
Cut-Off Date Loan Balance . . . . . . . . . . . . . . . . . . . . . . .  S-20
DCR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-70
Defective Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-30
Defective Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-14
Definitive Certificate  . . . . . . . . . . . . . . . . . . . . . . . .  S-38
Deleted Mortgage Loan . . . . . . . . . . . . . . . . . . . . . . . . .  S-31
Delinquency Advance . . . . . . . . . . . . . . . . . . . . . . . . . .  S-36
Delinquency Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . S-7
Delinquency Percentage  . . . . . . . . . . . . . . . . . . . . . . . .  S-46
Delinquency Statistic Date  . . . . . . . . . . . . . . . . . . . . . .  S-13
Delinquent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-46
Depositor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1
Depository  . . . . . . . . . . . . . . . . . . . . . . . . . .  i, S-2, S-38
Distribution Date . . . . . . . . . . . . . . . . . . . . . . .  i, S-2, S-39
DOL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-69
DTC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-15
Due date  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-36, S-46
Due Period  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-46
ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-8, S-69
Exemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-69
Exemption Rating Agencies . . . . . . . . . . . . . . . . . . . . . . .  S-70
Financial Intermediary  . . . . . . . . . . . . . . . . . . . . . . . .  S-38
First Lien  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-5
Fitch . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-9, S-70, S-73
Foreign Investors . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-68
Funding Period  . . . . . . . . . . . . . . . . . . . . . . . . . . S-6, S-42
General Excess Available Amount . . . . . . . . . . . . . . . . . . . .  S-46
Greenwich . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1
Gross Losses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-34
Initial Cut-Off Date  . . . . . . . . . . . . . . . . . . . . . . . . . . S-1
Initial Cut-Off Date Pool Balance . . . . . . . . . . . . . . . . . S-4, S-21
Initial Mortgage Loans  . . . . . . . . . . . . . . . . . . . . . . .  i, S-2
Insurance Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . .  S-40
Interest Distributable Amount . . . . . . . . . . . . . . . . . . . . .  S-46
Interest Remittance Amount  . . . . . . . . . . . . . . . . . . . . . .  S-46
IRS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-68
LIBOR Business Day  . . . . . . . . . . . . . . . . . . . . . . . . . .  S-50
LIBOR Determination Date  . . . . . . . . . . . . . . . . . . . . . . .  S-50
Liquidated Loan . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-48
Liquidation Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . .  S-40
Loan Balance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-47
Loss Reimbursement Deficiency . . . . . . . . . . . . . . . . . . . . .  S-47
LTV . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-18
Majority Residual Interestholders . . . . . . . . . . . . . . . . . . . . S-8
Master Servicer . . . . . . . . . . . . . . . . . . . . . . . . . . .  i, S-1
Maximum Collateral Amount . . . . . . . . . . . . . . . . . . . . . . .  S-47
Mezzanine Certificates  . . . . . . . . . . . . . . . . . .  Cover, S-1, S-37
Monthly Interest Distributable Amount . . . . . . . . . . . . . . . . .  S-47
Moody's . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-70
Mortgage Loan Purchase Agreement  . . . . . . . . . . . . . . . . . . . . S-1
Mortgage Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . i
Mortgage Note . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-5
Mortgage Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-8
Mortgage Rates  . . . . . . . . . . . . . . . . . . . . . . . . . .  S-3, S-5
Mortgaged Property  . . . . . . . . . . . . . . . . . . . . . . . . . .  S-10
Mortgages . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-20
Mortgagor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-11
NCFC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-31
Net income from foreclosure property  . . . . . . . . . . . . . . . . .  S-67
Net Losses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-34
Net Mortgage Rate . . . . . . . . . . . . . . . . . . . . . . . . . S-8, S-31
New Century . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  i, S-1
NIV . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-35
Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-71
Offered Certificates  . . . . . . . . . . . . . . . . . . .  Cover, S-1, S-37
One-Month LIBOR . . . . . . . . . . . . . . . . . . . . . . . . . . . i, S-50
Optimal Principal Balance . . . . . . . . . . . . . . . . . . . . . . .  S-47
Original Certificate Principal Balance  . . . . . . . . . . . . . . . i, S-44
Overcollateralization Deficiency Amount . . . . . . . . . . . . . . . .  S-47
Overcollateralization Target Amount . . . . . . . . . . . . . . . . . .  S-47
Overcollateralized Amount . . . . . . . . . . . . . . . . . . . . . . .  S-47
Owned and Managed Servicing Portfolio . . . . . . . . . . . . . . . . .  S-32
Pass-Through Rates  . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
Permitted Investments . . . . . . . . . . . . . . . . . . . . . . . . .  S-72
Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-8, S-69
Pooling and Servicing Agreement . . . . . . . . . . . . . . . .  i, S-2, S-37
Pre-Funded Amount . . . . . . . . . . . . . . . . . . . . . . . . . S-6, S-42
Pre-Funding Account . . . . . . . . . . . . . . . . . . . . . .  i, S-6, S-42
Pre-Funding Limit . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-71
Pre-Funding Period  . . . . . . . . . . . . . . . . . . . . . . . . . .  S-71
Prepayment Assumption . . . . . . . . . . . . . . . . . . . . . . . . .  S-52
Prepayment Interest Shortfall . . . . . . . . . . . . . . . . . . . S-8, S-36
Press Release . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-32
Principal Prepayment  . . . . . . . . . . . . . . . . . . . . . . . . .  S-47
Principal Remittance Amount . . . . . . . . . . . . . . . . . . . . . .  S-48
Pro Rata Pre-Funding Distribution Amount  . . . . . . . . . . . . . . .  S-48
Prohibited Transactions Tax . . . . . . . . . . . . . . . . . . . . . .  S-67
Prospectus  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  ii
PTCE 95-60  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-72
Purchase Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-30
Rating Agencies . . . . . . . . . . . . . . . . . . . . . . . . . . S-9, S-73
Realized Loss . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-48
Realized Loss Percentage  . . . . . . . . . . . . . . . . . . . . . . .  S-48
Record Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-2, S-39
Recoveries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-34
Reference Banks . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-50
Regular Pre-Funding Distribution Amount . . . . . . . . . . . . . . . .  S-48
Regular Principal Distribution Amount . . . . . . . . . . . . . . . S-3, S-48
REMIC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ii, S-8, S-66
Replacement Mortgage Loan . . . . . . . . . . . . . . . . . . . . . . .  S-31
Reserve Interest Rate . . . . . . . . . . . . . . . . . . . . . . . . .  S-50
Residual Certificates . . . . . . . . . . . . . . . . . . .  Cover, S-1, S-37
Restricted Group  . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-71
S&P . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-9, S-70, S-73
Second Mortgage Loans . . . . . . . . . . . . . . . . . . . . . . . . . . S-5
Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  i, S-1
Senior Certificates . . . . . . . . . . . . . . . . . . . .  Cover, S-1, S-37
Senior Class Subordination Deficit  . . . . . . . . . . . . . . . . . .  S-44
Senior Credit Enhancement Percentage  . . . . . . . . . . . . . . . . .  S-48
Senior Optimal Principal Balance  . . . . . . . . . . . . . . . . . . .  S-48
Senior Principal Distribution Amount  . . . . . . . . . . . . . . . . .  S-49
Servicer Remittance Date  . . . . . . . . . . . . . . . . . . . . . . .  S-49
Servicing Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . S-7, S-36
Servicing Fee Rate  . . . . . . . . . . . . . . . . . . . . . . . . . .  S-36
Settlement Date . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-51
SMMEA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-72
Stated Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
Stepdown Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-49
Stepdown Trigger Event  . . . . . . . . . . . . . . . . . . . . . . . .  S-49
Stepup Cumulative Loss Test . . . . . . . . . . . . . . . . . . . . . .  S-49
Stepup Trigger Event  . . . . . . . . . . . . . . . . . . . . . . . . .  S-49
Subordinate Certificates  . . . . . . . . . . . . . . . . . Cyover, S-1, S-37
Subsequent Mortgage Loans . . . . . . . . . . . . . . . . . . .  i, S-2, S-21
Subsequent Transfer Date  . . . . . . . . . . . . . . . . . . . . . . .  S-29
Subservicer . . . . . . . . . . . . . . . . . . . . . . . . .  S-1, S-7, S-32
Subservicer Event of Default  . . . . . . . . . . . . . . . . . . . . .  S-35
Subservicing Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . S-7
Telerate Page 3750  . . . . . . . . . . . . . . . . . . . . . . . . . .  S-50
Third-Party Servicing Portfolio . . . . . . . . . . . . . . . . . . . .  S-32
Trust Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . i
Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  i, S-1
Trustee Fee Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
Trustee's Mortgage File . . . . . . . . . . . . . . . . . . . . . . . .  S-30
Underwriter . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . i, ii
Underwriting Guidelines . . . . . . . . . . . . . . . . . . . . . . . .  S-17
Unpaid Interest Shortfall Amount  . . . . . . . . . . . . . . . . . . .  S-50
Unutilized Funding Amount . . . . . . . . . . . . . . . . . . . . . S-3, S-42
Weighted Average Rate Cap . . . . . . . . . . . . . . . . . . . . . . . . S-3
Yield Table . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-63


NO  DEALER, SALESMAN OR OTHER PERSON  HAS BEEN AUTHORIZED TO                              NEW CENTURY HOME
GIVE  ANY  INFORMATION  OR TO  MAKE  ANY  REPRESENTATION NOT                             EQUITY LOAN TRUST
CONTAINED IN  THIS PROSPECTUS SUPPLEMENT  OR THE  PROSPECTUS                              SERIES 1997-NC5
AND,  IF GIVEN OR  MADE, SUCH INFORMATION  OR REPRESENTATION
MUST  NOT BE  RELIED UPON AS  HAVING BEEN AUTHORIZED  BY THE
DEPOSITOR OR THE  UNDERWRITERS.  THIS  PROSPECTUS SUPPLEMENT
AND  THE  PROSPECTUS DO  NOT  CONSTITUTE  AN  OFFER  OF  ANY
SECURITIES OTHER THAN THOSE TO WHICH THEY RELATE OR AN OFFER
TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON
IN  ANY JURISDICTION  WHERE  SUCH AN  OFFER OR  SOLICITATION                      FINANCIALASSETSECURITIES
                                                                                                         CORP.
WOULD BE UNLAWFUL.  NEITHER THE DELIVERY OF THIS  PROSPECTUS                                (DEPOSITOR)
SUPPLEMENT  AND THE PROSPECTUS  NOR ANY SALE  MADE HEREUNDER
SHALL, UNDER ANY CIRCUMSTANCES,  CREATE ANY IMPLICATION THAT                        ---------------------------
THE INFORMATION CONTAINED HEREIN IS  CORRECT AS OF ANY  TIME
SUBSEQUENT TO THEIR RESPECTIVE DATES.                                                  PROSPECTUS SUPPLEMENT

                                                                                    ---------------------------

                      TABLE OF CONTENTS                                           GREENWICHCAPITALMARKETS,INC.

                                                        PAGE
                                                                                    ---------------------------
                    PROSPECTUS SUPPLEMENT
                                                                                         September 19, 1997

Incorporation of Certain Documents by Reference . .       ii
Summary of Terms  . . . . . . . . . . . . . . . .        S-1
Risk Factors  . . . . . . . . . . . . . . . . . .       S-10
New Century's Portfolio of Mortgage Loans . . . .       S-17
The Trust Fund  . . . . . . . . . . . . . . . . .       S-20
The Pooling and Servicing Agreement . . . . . . .       S-30
Description of the Certificates . . . . . . . . .       S-37
Use of Proceeds . . . . . . . . . . . . . . . . .       S-66
Certain Material Federal Income Tax Consequences        S-66
State Taxes . . . . . . . . . . . . . . . . . . .       S-69
ERISA Considerations  . . . . . . . . . . . . . .       S-69
Legal Investment Considerations . . . . . . . . .       S-72
Method of Distribution  . . . . . . . . . . . . .       S-73
Legal Matters . . . . . . . . . . . . . . . . . .       S-73
Ratings . . . . . . . . . . . . . . . . . . . . .       S-73
Index of Defined Terms  . . . . . . . . . . . . .       S-75

                         PROSPECTUS

Prospectus Supplement or Current Report on Form 8-K     2
Incorporation of Certain Documents by Reference         2
Available Information                                   2
Reports to Securityholders                              3
Summary of Terms                                        4
Risk Factors                                           11
The Trust Fund                                         16
Use of Proceeds                                        22
The Depositor                                          22
Loan Program                                           22
Description of the Securities                          24
Credit Enhancement                                     34
Yield and Prepayment Considerations                    40
The Agreements                                         42
Certain Legal Aspects of the Loans                     55
Certain Material Federal Income Tax Considerations     67
State Tax Considerations                               86
ERISA Considerations                                   86
Legal investment                                       89
Method of Distribution                                 90
Legal Matters                                          90
Financial Information                                  91
Rating                                                 91